Exhibit 10.25
(CONFIDENTIAL TREATMENT OF CERTAIN DESIGNATED PORTIONS OF THIS AGREEMENT HAVE BEEN REQUESTED BY NATIONSTAR MORTGAGE LLC, SUCH CONFIDENTIAL PORTIONS HAVE BEEN OMITTED, AS INDICATED BY AN [*] IN THE TEXT, AND SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION).
FIF HE HOLDINGS LLC
Fifth Amended and Restated
Limited Liability Company Agreement
Dated as of September 17, 2010

Table of Contents

ARTICLE I DEFINITIONS	2

ARTICLE II FORMATION AND PURPOSE	2

2.1. Formation	2
2.2. Name	2
2.3. Registered Office/Agent	2
2.4. Term	2
2.5. Purpose and Powers	3
2.6. Admission; Redemption	3
2.7. Principal Office	3

ARTICLE III MEMBERSHIP, Series, UNITS AND CAPITAL ACCOUNTS	3

3.1. General	3
3.2. Establishment of Series	3
3.3. Series Property	4
3.4. Liabilities Associated with Series	4
3.5. Apportionment of Income and Expenses Among Series	5
3.6. Capital Contributions	5
3.7. Classes of Units	5
3.8. Additional Members and Units	7
3.9. Single Class	7
3.10. Series Capital Accounts	7
3.11. Revaluations of Assets and Series Capital Account Adjustments	8
3.12. Additional Capital Account Adjustments	8
3.13. Additional Series Capital Account Provisions	8
3.14. Unit Certificates	9
3.15. Loans from Members	10
3.16. Subsequent Investments	10
3.17. Management Unit Surrender and Issuance	11

ARTICLE IV STATUS OF MEMBERS	11

4.1. Limited Liability	11
4.2. Return of Distributions of Capital	11

i

ARTICLE V DESIGNATION, RIGHTS, AUTHORITIES, POWERS, RESPONSIBILITIES, AND DUTIES OF THE MANAGER	12

5.1. Manager	12
5.2. Authority of the Managers	13
5.3. Decisions	14
5.4. Officers; Agents	15
5.5. Management Rights Letter Agreement	16

ARTICLE VI BOOKS, RECORDS, ACCOUNTING, AND REPORTS	16

6.1. Books and Records	16
6.2. Financial Statements	17
6.3. Filings	17
6.4. Confidentiality and Non-Disclosure	18

ARTICLE VII DISTRIBUTIONS AND ALLOCATIONS OF PROFIT AND LOSS	20

7.1. Manager’s Determination	20
7.2. Series 1 Distributions	20
7.3. Series 2 Distributions	21
7.4. Tax Distributions	22
7.5. No Violation	23
7.6. Withholdings	23
7.7. Property Distributions and Installment Sales	23
7.8. Net Profit or Net Loss	23
7.9. Regulatory Allocations	25
7.10. Tax Allocations	25
7.11. Changes in Members’ Series Interest	26
7.12. Credits	26
7.13. Tax Treatment of Class B Units	26
7.14. Tax Treatment of Company Match Class A Units	27

ARTICLE VIII TAX MATTERS MEMBER; OTHER TAX MATTERS	27

8.1. Tax Matters Member	27
8.2. Certain Authorizations	27
8.3. Indemnity of Tax Matters Member	28
8.4. Information Furnished	28
8.5. Notice of Proceedings, etc.	29

8.6. Notices to Tax Matters Member	29
8.7. Elections with Respect to Issuance of Class B Units	29

ARTICLE IX TRANSFERS OF SERIES INTERESTS; CALL RIGHTS, TAG ALONG RIGHTS, DRAG ALONG OBLIGATIONS AND OTHER RIGHTS AND OBLIGATIONS	30

9.1. Transfer by Members	30
9.2. Conditions to Transfer	30
9.3. Member’s Agreement	31
9.4. Records	32
9.5. Additional Transfer Restrictions	32
9.6. Tag Along	32
9.7. Drag Along	35
9.8. Miscellaneous Provisions Relating to Sales or Sale of Series Interests under Section 9.6 and 9.7	36
9.9. Pre-Emptive Rights	38
9.10. Forfeiture of Class A Units	40
9.11. Repurchase Rights	41
9.12. Management Loan	43
9.13. Class B Employment Termination Redemption Rights	45
9.14. Class B Sale Repurchase Right	46
9.15. Proceeds of Sale Transaction	47

ARTICLE X ADMISSION OF ASSIGNEE AS MEMBER	47

10.1. Requirements	47
10.2. Consent	48
10.3. Withdrawal of Member; No Dissolution	48

ARTICLE XI RIGHTS AND POWERS OF THE MEMBERS	48

11.1. No Management and Control	48
11.2. Specific Limitations	48
11.3. Amendments to Certificate and Agreement; Voting	49

ARTICLE XII DISSOLUTION OF COMPANY	50

12.1. Termination of Membership	50
12.2. Events of Dissolution or Liquidation	50
12.3. Liquidation	50

12.4. No Action for Dissolution	51
12.5. No Further Claim	51

ARTICLE XIII INDEMNIFICATION	51

13.1. General	51
13.2. Exculpation	52
13.3. Persons Entitled to Indemnity	52
13.4. Procedure Agreements	52
13.5. Interested Transactions	52
13.6. Business Opportunities	52
13.7. Fiduciary and Other Duties	53
13.8. Amendment	53
13.9. Survival	53
13.10. No Inconsistent Amendments to Certificate	53

ARTICLE XIV REPRESENTATIONS AND COVENANTS BY THE MEMBERS	53

14.1. Investment Intent	53
14.2. Securities Regulation	54
14.3. Knowledge and Experience	54
14.4. Economic Risk	54
14.5. Binding Agreement	54
14.6. Tax Position	54
14.7. Information	54

ARTICLE XV COMPANY AND SERIES REPRESENTATIONS	55

15.1. Organization, etc.	55
15.2. Series Interests	55

ARTICLE XVI RIGHT TO CONVERT TO CORPORATE FORM	55

16.1. Conversion of Company	55
16.2. Execution of Documents	56

ARTICLE XVII LIMITED LIABILITY	56

ARTICLE XVIII MISCELLANEOUS	56

18.1. Additional Documents	56
18.2. General	56
18.3. Notices, etc.	57

18.4. Execution of Papers	59
18.5. Arbitration	60
18.6. Matters of Interpretation	61
18.7. Subsidiary Matters	62
18.8. Severability	62
18.9. No Third Party Rights	62
18.10. Counterparts	62

v

Limited Liability Company Agreement
FIF HE Holdings LLC
Fifth Amended and Restated
Limited Liability Company Agreement
     THIS FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended from time to time, this “Agreement”) of FIF HE Holdings LLC (the “Company”), dated as of September 17, 2010 (the “Effective Date”), is by and among each of the Persons (as hereinafter defined) from time to time party hereto, as Members (as hereinafter defined).
     WHEREAS, the Company was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act by filing of Certificate of Formation (the “Certificate”) with the Secretary of State of the State of Delaware on February 27, 2006, as amended on March 27, 2006 and, as amended and restated on July 11, 2006.
     WHEREAS, the Company and certain of its Members previously entered into that certain Limited Liability Company Agreement effective as of March 30, 2006.
     WHEREAS, the Company and its Members previously entered into that certain Amended and Restated Limited Liability Company Agreement dated as of July 11, 2006, that certain Second Amended and Restated Limited Liability Company Agreement dated as of December 27, 2006 with effect as of July 11, 2006, that certain Third Amended and Restated Limited Liability Company Agreement dated as of November 19, 2007, and that certain Fourth Amended and Restated Limited Liability Company Agreement dated as of December 31, 2008 with effect as of November 19, 2007 (the “Fourth Amended and Restated Agreement” and together with such other limited liability company agreements, the “Previous Agreements”).
     WHEREAS, it is intended by the parties hereto that pursuant to Section 18-215 of the Act the Company shall have Series (as hereinafter defined) having separate assets, liabilities, rights, powers, duties, purposes, and objectives and that the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular Series of the Company will be enforceable against the assets of such Series only, and not against the assets of the Company generally or any other Series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other Series thereof shall be enforceable against the assets of a different Series.
     WHEREAS, it is intended by the parties hereto that each Series (and not the Company as a whole) shall constitute a separate partnership for federal (and applicable state) income tax purposes, and that the partners thereof shall consist solely of the Members holding a Series Interest (as hereinafter defined) in such Series.

     WHEREAS, the Members desire to enter into this Fifth Amended and Restated Limited Liability Company Agreement to provide for, among other things, the issuance of additional Series 1 Class A Units, Series 1 Class C Preferred Units, Series 1 Class D Preferred Units and Series 2 Class A Units.
     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the Fourth Amended and Restated Agreement is hereby amended and restated as follows:
ARTICLE I
DEFINITIONS
     For purposes of this Agreement certain capitalized terms have specifically defined meanings which are either set forth or referred to in Schedule 1 which is attached hereto and incorporated herein by reference.
ARTICLE II
FORMATION AND PURPOSE
     2.1. Formation. The Company was formed by the filing of the Certificate with the Secretary of State of the State of Delaware. In accordance with Section 18-215 of the Act, the Company shall have Series having separate assets, liabilities, rights, powers, duties, purposes and objectives. The rights and liabilities of the Members and each Series shall be determined pursuant to the Act, the Certificate and this Agreement. To the extent that the rights or obligations of any Member or Series are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the maximum extent permitted by the Act, control.
     2.2. Name. The name of the Company is FIF HE Holdings LLC. The business of the Company and each Series may be conducted under that name, together with the Series designation of the respective Series, or, upon compliance with applicable laws, any other name that the Company Manager or applicable Series Manager, as the case may be, deems appropriate or advisable. The Company Manager shall file, or shall cause to be filed, any fictitious name certificates and similar filings, and any amendments thereto, that the Company Manager considers appropriate or advisable.
     2.3. Registered Office/Agent. The registered office required to be maintained by the Company in the State of Delaware pursuant to the Act is 1209 Orange Street, Wilmington, DE 19801. The name and address of the registered agent of the Company pursuant to the Act is CT Corporation, 1209 Orange Street, Wilmington, DE 19801. The Company may, upon compliance with the applicable provisions of the Act, change its registered office or registered agent from time to time in the discretion of the Company Manager.
     2.4. Term. The term of the Company and each Series shall continue until the Company or such Series is dissolved as hereinafter provided. The existence of the Company and each Series as a separate legal entity shall continue until a certificate of dissolution is filed with the Secretary of State of the State of Delaware as provided in the Act.
     2.5. Purpose and Powers. Subject to the limitations contained elsewhere in this Agreement, the Company and each Series thereof are formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company and each Series thereof is, engaging in any lawful act or activity for which limited liability companies and each Series thereof may be formed under the Act and engaging in any and all activities necessary, advisable, convenient or incidental thereto. The Company and each Series have the power and authority to engage in all manner of actions as it deems necessary to carry out the purposes of the Company or such Series, as the case may be.
     2.6. Admission; Redemption. Upon the execution of this Agreement or a counterpart of this Agreement, together with any other documents or instruments required by the Company Manager or applicable Series Manager, as the case may be, in connection therewith, and the making of the capital contribution (if any) required by the applicable Series Manager to be made at such time, a Person shall be admitted to a Series as a member of such Series.
     2.7. Principal Office. The principal executive office of the Company and each Series shall be located at the principal executive office of the Fortress Holders, and, subject to the provisions hereof, the Company Manager or applicable Series Manager, as the case may be, may from time to time change the location of the principal executive office of the Company and each Series to any other place within or without the State of Delaware. The Company Manager or applicable Series Manager, as the case may be, may establish and maintain such additional offices and places of business of the Company and each Series, either within or without the State of Delaware, as it deems appropriate.
ARTICLE III
MEMBERSHIP, SERIES, UNITS AND CAPITAL ACCOUNTS
     3.1. General. The limited liability company interests in the Company shall consist exclusively of Series Interests in the respective Series. No Person who is a Member of a particular Series shall have any interest in any other Series unless such Person is also a Member of such other Series.
     3.2. Establishment of Series. (a) The following Series are established and designated as follows: (i) Series 1 interests (“Series 1”) and Series 2 interests (“Series 2”). Each of Series 1 and Series 2 shall have the relative rights, powers, authority, privileges, preferences, duties and responsibilities set forth in this Agreement.
(b)	One or more additional Series (each an “Additional Series”) may be established by the Company Manager. In establishing an Additional Series, the Company Manager shall: (i) set forth the initial assets and liabilities of such Series and, either expressly or by reference to another document or documents, the objectives, policies, restrictions and limitations in respect of the investments of such Additional Series;

(ii) designate, fix and determine the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Series Interests in such Additional Series and the Members thereof (to the extent such terms differ from those set forth herein); (iii) set forth the initial Series Property of such Additional Series; and (iv) set forth any other provisions applicable to such Series Interests.
     3.3. Series Property. A description of the Series Property of each Series as of the date hereof is set forth on Schedule 3.3. To the extent that any asset of the Company as of the date hereof is not described on Schedule 3.3 as being included in the Series Property of a particular Series, such asset shall be included in the Series Property of Series 1.
     3.4. Liabilities Associated with Series. (a) The liabilities associated with a particular Series shall include all liabilities and obligations of the Company relating to any Series Property of such Series (“Series Liabilities”). All Series Liabilities shall be enforceable against the Series Property of that Series only and not against the assets associated with any other Series. The Members have caused notice of this limitation on inter-Series liabilities to be set forth in the Certificate of Formation, and, accordingly, the statutory provisions of Section 18-215(b) of the Act relating to limitations on inter-series liabilities (and the statutory effect under Section 18-207 of the Act of setting forth such notice in the Certificate of Formation) shall apply to the Company and each Series. Any liabilities or obligations of the Company that are primarily related to the Series Property of a particular Series shall be deemed to be wholly related to such Series. To the extent that any liabilities or obligations of the Company are not primarily related to the Series Property of a particular Series, such liabilities shall be deemed for all purposes to be partially attributable to each Series in proportion to the Fair Market Value of the Series Property of such Series relative to the Fair Market Value of the Series Property of all Series. Notwithstanding anything contained herein to the contrary, the liabilities and obligations of the Company under that certain Guaranty dated as of July 11, 2006 between the Company and Greenwich Capital Financial Products, Inc. shall be joint and several liabilities and obligations of each Series.
(b)	Notwithstanding any other provision of this Agreement, no distribution on or in respect of Series Interests in a particular Series, including, for the avoidance of doubt, any distribution made to a Member in connection with any withdrawal from such Member’s Series Capital Account in such Series permitted or required under the provisions of this Agreement and any distribution made in connection with the winding up of such Series, shall be effected by the Company other than from the assets associated with that Series, nor shall any Member or former Member of a Series otherwise have any right or claim against the assets associated with any other Series (except to the extent that such Member or former Member has such a right or claim hereunder as a Member or former Member of such other Series or in a capacity other than as a Member or former Member).

     3.5. Apportionment of Income and Expenses Among Series.
     3.5.1. Any income, gain, loss, deduction or expense of the Company that is primarily attributable to a Series shall be deemed for all purposes to be wholly attributable to such Series; provided, however, that, for the avoidance of doubt, any loss, deduction or expense primarily attributable to a Series in accordance with Section 3.4 shall be deemed wholly attributable to such Series.
     3.5.2. Any income, gain, loss, deduction or expense of the Company not primarily attributable to a particular Series shall be deemed for all purposes to be partially attributable to each Series in proportion to the Fair Market Value of the Series Property of such Series relative to the Fair Market Value of the Series Property of all Series.
     3.6. Capital Contributions. Each Member’s capital contribution, if any, whether in cash or in kind, and the number of Units of various Classes of Series Interests issued to such Member shall be as set forth in the writing pursuant to which such Units were issued to such Member; and the capital contribution of and number, Series, and Classes of Units issued to each Member shall be recorded on the books and records of the Company and such Series. Any in-kind capital contributions shall be effected by a written assignment or such other documents as the applicable Series Manager shall direct. Any Member making an in-kind capital contribution agrees to do such further acts and execute such further documents as the Manager(s) may direct to perfect the Series’ interest in such in-kind capital contribution. Each Member hereby agrees that any distribution or payment of cash or other assets to the Members of a particular Series that are designated by the Manager of the Series making such distribution or payment as being subsequently mandatorily contributed to another Series (a “Mandatory Series Capital Contribution”) shall be required to be contributed in full, which shall occur automatically and without action of any Member, to such other Series and no additional Units shall be issued in respect of such Mandatory Series Capital Contribution.
     3.7. Classes of Units. The Series Interests of the Members shall be represented by Units of different Classes within each Series, as follows:
     3.7.1. (a) Each “Series 1 Class A Unit” shall represent a Series Interest in Series 1, shall be designated as a Series 1 Class A Unit of the Company and shall be entitled to the Distributions provided for in Sections 7.2 and 7.4. The Company Match Series 1 Class A Units shall constitute “Series 1 Class A Units” for all purposes of this Agreement.
(b)	Each “Series 1 Class B Unit” shall represent a Series Interest in Series 1, shall be designated as a Series 1 Class B Unit of the Company, shall have no voting rights (except as provided in Section 5.3.2) and shall only be entitled to the Distributions provided for in Sections 7.2 and 7.4. The Distributions applicable to any Series 1 Class B Units issued by Series 1 after the date hereof shall be specified by the Series 1 Manager at the time of such Issuance and shall be determined (if the Series 1 Manager so desires) so as to cause the Series 1 Class B Units to constitute “profits interests” within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343 (“Rev. Proc. 93-27”).
(c)	Each “Series 1 Class C Preferred Unit” shall represent a Series Interest in Series 1, shall be designated as a Series 1 Class C Preferred Unit of the Company and shall be entitled to the Distributions provided for in Sections 7.2 and 7.4.
(d)	Each “Series 1 Class D Preferred Unit” shall represent a Series Interest in Series 1, shall be designated as a Series 1 Class D Preferred Unit of the Company and shall be entitled to the Distributions provided for in Sections 7.2 and 7.4.
     3.7.2. (a) Each “Series 2 Class A Unit” shall represent a Series Interest in Series 2, shall be designated as a Series 2 Class A Unit of the Company and shall be entitled to the Distributions provided for in Sections 7.3 and 7.4. The Company Match Series 2 Class A Units shall constitute “Series 2 Class A Units” for all purposes of this Agreement.
(b)	Each “Series 2 Class B Unit” shall represent a Series Interest in Series 2, shall be designated as a Series 2 Class B Unit of the Company, shall have no voting rights (except as provided in Section 5.3.2) and shall only be entitled to the Distributions provided for in Section 7.2 and 7.4. The Distributions applicable to any Series 2 Class B Units issued by Series 2 after the date hereof shall be specified by the Series 2 Manager at the time of such Issuance and shall be determined (if the Series 2 Manager so desires) so as to cause the Series 2 Class B Units to constitute “profits interests” within the meaning of Rev. Proc. 93-27.
     3.7.3. Fractions of a Unit May be Issued. Each limited liability company interest in a Series shall constitute a “security” within the meaning of (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware and (ii) the Uniform Commercial Code of any other applicable jurisdiction that presently or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.
     3.7.4. Schedule of Units. Schedule 3.7 sets forth all of the outstanding Units of each Class and Series, and indicates the Persons who hold such Units and the consideration (if any) paid for such Units. The Company Manager or any Series Manager shall (without the approval of any Members) update Schedule 3.7 from time to time to reflect the issuance of additional Units, any additional capital contribution made with respect to any Units, or the sale, forfeiture, repurchase or other transfer of Units, as provided for in this Agreement.

     3.8. Additional Members and Units. Subject to the terms and conditions of Section 9.9, a Series Manager may issue Units (which may be Units of existing Classes or new Classes of such Series) and admit Persons as Members in exchange for such contributions to capital or such other consideration (including past or future services) and on such terms and conditions as such Series Manager reasonably deems appropriate; provided, that any such consideration shall be at least equal in value to the Fair Market Value of such Units other than Units issued to any employee or consultant of the Company or any of its Subsidiaries. Promptly following the issuance of Units such Series Manager shall cause the books and records of such Series and Schedule 3.7 to be amended to reflect the number, Series and Classes of Units issued and, in the case of Units issued other than in connection with the performance of services for the Company, the capital contribution per Unit.
     3.9. Single Class.
     3.9.1. Notwithstanding the fact that a Member may hold any combination of Classes of Units or only one Class of Units in a particular Series, the Members of each respective Series shall constitute a single class of Members of such Series for all purposes under the Act and this Agreement, except to the extent this Agreement expressly provides otherwise. Upon Issuance of the Units as provided in this Agreement, the Units shall be deemed to be duly authorized, validly issued, fully paid and nonassessable.
     3.9.2. In case the Company or a Series at any time or from time to time after the date hereof shall declare or pay any dividend or make any other distribution on any Class of Units of a particular Series payable in such Units, or shall effect a subdivision or split of any Class of outstanding Units of a particular Series into a greater number of such Units (by reclassification or otherwise than by payment of a dividend in such Units), then, and in each such case, the Company or such Series shall simultaneously take the same proportional action with respect to each other Class of Units of such Series then outstanding.
     3.9.3. In case the outstanding Units of any Class of a particular Series shall be combined or consolidated, by reclassification or otherwise, into a lesser number of such Units, then, and in each such case, the Company or such Series shall simultaneously take the same proportional action with respect to each other Class of Units of such Series then outstanding.
     3.9.4. Sections 3.9.1, 3.9.2 and 3.9.3 shall not apply to any issuances pursuant to Article XVI.
     3.10. Series Capital Accounts. A separate account shall be established and maintained for each Member with respect to each Series in which such Member holds a Series Interest (each a “Series Capital Account”) which shall be increased by (a) the amount of cash and the Asset Value of any other property contributed by such Member to such Series as a capital contribution (net of liabilities secured by such property or that such Series is considered to assume or take the property subject to pursuant to Code Section 752) and (b) such Member’s share of the Net Profit of such Series, and shall be reduced by (c) the amount of cash and the Asset Value of any other property distributed to such Member by such Series (net of liabilities secured by such property or that the Member is considered to assume or take the property subject to pursuant to Code Section 752) and (d) such Member’s share of the Net Loss of such Series. The Series Capital Accounts of the Members shall be further adjusted, without duplication, as provided in Sections 3.11, 3.12, 7.6, 7.7, 7.8, 7.9 or 7.12. It is the intention of the Members that the Series Capital Accounts be maintained in accordance with the provisions of Section 704(b) of the Code and the Regulations thereunder and that this Agreement be interpreted consistently therewith.
     3.11. Revaluations of Assets and Series Capital Account Adjustments. Immediately preceding the issuance of additional Units to a new or existing Member in exchange for cash, property or (in the determination of the applicable Series Manager) services or upon the redemption of the Series Interest of a Member, the Distribution of more than a de minimis amount of cash or property or the liquidation of the Company or a Series, the then prevailing Asset Values of such Series shall be adjusted to equal their respective gross fair market values, as reasonably determined by the applicable Series Manager, and any increase in the net equity value of such Series (Asset Values less liabilities) shall be credited to the Series Capital Accounts of the Members in the same manner as Net Profits are credited under Section 7.8 (or any decrease in the net equity value of such Series shall be charged in the same manner as Net Losses are charged under Section 7.8). Accordingly, as of the date Asset Values are adjusted pursuant to this Section 3.11, the Series Capital Accounts of Members will reflect both realized and unrealized gains and losses through such date.
     3.12. Additional Capital Account Adjustments. Any income of a Series that is exempt from federal income tax shall be credited to the Series Capital Accounts of the Members of such Series in the same manner as Net Profits are credited under Section 7.8 when such income is realized. Any expenses or expenditures of a Series described in Code Section 705(a)(2)(B) (relating to expenditures which may be neither deducted nor capitalized for tax purposes) or treated as so described pursuant to the Treasury Regulations promulgated under Section 704 of the Code shall be charged to the Series Capital Accounts of the Members of such Series, in the same manner as Net Losses are charged under Section 7.8. If a Series makes an election under Section 754 of the Code to provide a special basis adjustment upon the Transfer of a Series Interest in such Series or the distribution of property by such Series, Series Capital Accounts shall be adjusted to the limited extent required by the Treasury Regulations under Section 704 following such Transfer or distribution.
     3.13. Additional Series Capital Account Provisions.
     3.13.1. No Member shall have the right to demand a return of all or any part of its capital contributions. Any return of the capital contributions of any Member shall be made solely from the assets of the respective Series and only in accordance with the terms of this Agreement. No interest shall be paid to any Member with respect to its capital contribution or Series Capital Account.
     3.13.2. In the event that all or a portion of the Units of a Member are transferred in accordance with the terms of this Agreement, the transferee of such Units shall also succeed to all or the relevant portion of the Series Capital Account of the transferor. Units held by a Member may not be transferred independently of the interest in the capital of the Company to which the Units relate.

     3.13.3. No Member shall have any obligation to repay any deficit balance in its Capital Account.
     3.14. Unit Certificates.
     3.14.1. Upon the Issuance of Units to any Member in accordance with the provisions of this Agreement, the applicable Series Manager may, in its sole discretion, authorize the issuance of one or more Unit Certificates in the name of such Member. Each such Unit Certificate shall be denominated in terms of the number, Series and Class of Units evidenced by such Unit Certificate and shall be signed by the applicable Series Manager or by two authorized officers of the relevant Series on behalf of such Series.
     3.14.2. The Company shall issue a new Unit Certificate in place of any Unit Certificate previously issued if the holder of the Units represented by such Unit Certificate, as reflected on the books and records of such Series:
(a)	makes proof by affidavit, in form and substance satisfactory to the applicable Series Manager, that such previously issued Unit Certificate has been lost, stolen or destroyed;
(b)	requests the issuance of a new Unit Certificate before the Company or Series has notice that such previously issued Unit Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;
(c)	if requested by the applicable Series Manager, delivers to the Company and Series a bond, in form and substance satisfactory to the Company Manager and applicable Series Manager, with such surety or sureties as the Company Manager and applicable Series Manager may direct, to indemnify the Company and Series against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Unit Certificate; and
(d)	satisfies any other reasonable requirements imposed by the applicable Series Manager.
     3.14.3. Each certificate representing any Unit shall have the following legend endorsed conspicuously thereupon:
     “The sale, encumbrance or other disposition of the securities represented by this certificate are subject to the provisions of the Limited Liability Company Agreement of FIF HE Holdings LLC (as amended and in effect from time to time) to which its securityholders are party, a copy of which may be inspected at the principal office of the issuer or obtained from the issuer without charge.”

     3.14.4. Each certificate representing any Unit shall have the following legend endorsed conspicuously thereupon:
     “The securities represented by this certificate were issued in a private placement, without registration under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold, assigned, pledged or otherwise transferred in the absence of an effective registration under the Securities Act covering the transfer or an opinion of counsel, reasonably satisfactory to the issuer, that registration under the Securities Act is not required.”
     3.14.5. The Company and applicable Series will not, and will instruct any transfer agent not to, register the Transfer of any Unit until the conditions specified in the foregoing legends are satisfied.
     3.14.6. The restrictions imposed by Section 3.14.4 upon the transferability of Units shall cease and terminate as to any particular Series Interest when, in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP or other counsel reasonably acceptable to the Company and Series, such restrictions are no longer required in order to assure compliance with the Securities Act.
     3.15. Loans from Members. Loans by a Member to the Company or any Series shall not be considered a contribution to any capital and shall not be considered part of any Member’s Series Interest or Invested Capital. If any Member makes a loan to the Company or any Series the making of such loan shall not result in any increase in the amount of any Series Capital Account of such Member. The amounts of any such loan shall be a debt of the Company or such Series to such Member and shall be payable or collectible only out of the Company’s or such Series’ assets in accordance with the terms and conditions upon which such loans are made. Any such loans shall be made on commercially reasonable terms and conditions in light of the circumstances on which such Loans are made. The repayment of loans from a Member to the Company upon liquidation shall be subject to the order of priority set forth in Section 12.3. Neither the Company nor any Series shall accept a loan from any Member unless either (i) the Fortress Holders and Majority Management Holders consent in writing to such loan, which consent shall not be unreasonably withheld, conditioned or delayed or (ii) the Management Holders are offered the opportunity to participate in the making of such loan pursuant to the procedures set forth in Section 9.9.
     3.16. Subsequent Investments. In the event and on each occasion that the Company, Series 1 or Series 2 desires to accept a Material Subsequent Investment, the Company, Series 1 or Series 2, as the case may be, shall give written notice thereof to the Class B Holder Members not less than 30 days prior to accepting such Material Subsequent Investment, which notice shall state the proposed amount of such Material Subsequent Investment and shall describe, in reasonable detail, the purpose or purposes of, and other information concerning, such Material Subsequent Investment. Notwithstanding anything to the contrary herein, the obligations under the preceding sentence shall terminate and be of no further force or effect once a Wall-Off Election (as defined below) has been made. During such 30 day period, the Majority Class B Holder Members may elect (for the avoidance of doubt, such election by the Majority Class B

Holder Members shall not restrict the ability of the Company, Series 1 or Series 2 to accept such Material Subsequent Investment), to have the Distributions to which the Class B Holder is entitled determined without reference to such Material Subsequent Investment (a “Wall-Off Election”); it being understood that once a Wall-Off Election is made, Distributions thereafter shall be made without reference to such Material Subsequent Investment or any contributions of or investments in Invested Capital that are made subsequent to such Material Subsequent Investment (a “Further Investment”). In the event of a Wall-Off Election, the parties hereto agree to use reasonable efforts to negotiate, in good faith, an amendment to this Agreement reasonably intended to implement such Wall-Off Election. In the event of a Wall-Off Election, the Company Manager and applicable Series Manager will use reasonable efforts to ensure that the Class B Holder receives its Initial Series 1 Liquidity Distribution and/or Initial Series 2 Liquidity Distribution, as applicable, and subsequent Distributions on the Transaction Related Investment Capital and any prior Material Subsequent Investments (i.e., which will not include any Further Investments) as to which the Majority Class B Holder Members have not made a Wall-Off Election, at such time and in such amounts as it would otherwise have been entitled to pursuant to Section 7.2 or Section 7.3, as applicable, if such Material Subsequent Investments as to which the Majority Class B Holder Members have made a Wall-Off Election and any such Further Investments had not been made. The Company Manager and the applicable Series Manager shall disclose to the Class B Holder Members the details of the efforts being used in accordance with the immediately preceding sentence and will consult with the Class B Holder Members with respect to such efforts. By its execution of this Fourth Amended and Restated Limited Liability Company Agreement, the Class B Holder Members hereby irrevocably waive their right to make a Wall-Off Election with respect to any Material Subsequent Investment (1) on or prior to the date hereof with respect to which any Series 1 Class A Unit, Series 1 Class C Preferred Units or Series 1 Class D Preferred Units were issued and (2) after the date hereof in an amount up to $150,000,000, and the consideration for which is Series 1 Class C Preferred Units or Series 1 Class D Preferred Units (the “Set Aside Capital”).
     3.17. Management Unit Surrender and Issuance. Effective as of December 31, 2008, the Management Holders agreed to surrender the Series 2 Class A Units set forth opposite their respective names on Schedule 3.17 and Series 1 issued to the Management Holders the Series 1 Class A Units set forth opposite their respective names on Schedule 3.17. Schedule 3.7 reflects the exchange detailed on Schedule 3.17.
ARTICLE IV
STATUS OF MEMBERS
     4.1. Limited Liability. Except as expressly required by the Act, no Member shall be bound by or personally liable for the expenses, liabilities, or obligations of the Company or any Series as more fully set forth in Article XVII.
     4.2. Return of Distributions of Capital. Except as otherwise expressly required by law or pursuant to a specific obligation set forth in this Agreement, a Member, in its capacity as such, shall have no liability for obligations, liabilities or losses of the Company or a Series whether to the Company, to any of the other Members, to the creditors of the Company or any Series or any other third party (it being expressly understood that a Member may lose all of its capital contributions as well as such Member’s share of any assets and undistributed profits of the Company or a Series). Except as required by law, no Member shall be obligated by this Agreement to return any Distribution to the Company or a Series or pay the amount of any Distribution for the account of the Company or a Series or to any creditor of the Company or a Series. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to return or pay any part of any Distribution, the obligation shall be that of such Member alone and not of the Managers or any other Member; provided, however, that if any Member is required to return all or any portion of any Distribution under circumstances that are not unique to such Member but that would have been applicable to all Members of a particular Series if such Members had been named in the lawsuit against the Member in question (such as where a Distribution was made pro rata to all Members and rendered the Company or a Series insolvent, but only one Member was sued for the return of such Distribution), the Member that was required to return or repay the Distribution (or any portion thereof) shall be entitled to reimbursement from the other Members of the Series that made such Distribution that were not required to return the Distributions made to them pro rata based on each such Member’s share of the Distribution in question. The amount of any Distribution returned to the Company or a Series by a Member or paid by a Member for the account of the Company or a Series or to a creditor of the Company or a Series shall be added to the account or accounts from which it was subtracted when it was distributed to the Member.
ARTICLE V
DESIGNATION, RIGHTS, AUTHORITIES, POWERS,
RESPONSIBILITIES, AND DUTIES OF THE MANAGER
     5.1. Manager. The business of the Company and each Series shall be managed by the Person(s) designated by the Majority Class A Holders, in the case of the Company, or the applicable Series Majority Class A Holders, in the case of such Series, respectively. Pete Smith c/o Fortress Investment Group, L.L.C., 1345 Avenue of the Americas, New York, New York 10105 shall be the initial Manager of the Company and each Series.
     5.1.1. Decisions of a Manager shall be decisions of the “manager” for all purposes of the Act with respect to the Company and such Series and shall be carried out by officers or agents of the Company or such Series appointed by the Managers in the vote or resolution in question or in one or more standing votes or resolutions. A decision of a Manager may be amended, modified or repealed in the same manner in which it was adopted, but no such amendment, modification or repeal shall affect any Person who has been furnished a copy of the original vote or resolution, certified by a duly authorized officer of the Company or such Series, until such Person has been notified in writing of such amendment, modification or repeal.
     5.1.2. The Company Manager and each Series Manager shall, unless otherwise provided by law, hold office until removed by the Majority Class A Holders or Series Majority Class A Holders, respectively, (for any reason), the date such Manager resigns or the death of such Manager. A Manager may resign by written notice to the Company and, if applicable, the Series of which such Manager acts as manager, which resignation shall not require acceptance and, unless otherwise specified in the resignation notice, shall be effective upon receipt by the Company and such Series. If a vacancy occurs with respect to the Company Manager, the Majority Class A Holders shall appoint a replacement Company Manager within thirty (30) days of the creation of such vacancy. If a vacancy occurs with respect to a Series Manager, the applicable Series Majority Class A Holders shall appoint a replacement Series Manager within (30) days of the creation of such vacancy.
     5.1.3. Any action required or permitted to be taken at any meeting of the Company Manager or Series Manager, as the case may be, may be taken without a meeting if such Manager consents thereto in writing, and such writing or writings are filed with the records of the Company or such Series. Such consent shall be treated for all purposes as the act of such Manager.
     5.1.4. The Managers shall be reimbursed for their reasonable out-of-pocket expenses incurred in the performance of their duties as Managers.
     5.1.5. The manager of Management LLC shall be reimbursed by the Company for its reasonable out-of pocket expenses incurred in the performance of its duties as manager of Management LLC.
     5.2. Authority of the Managers. Subject to any provisions of this Agreement which require the consent or approval of one or more Members and any other limitations contained in this Agreement, the Company Manager shall have the exclusive power and authority to manage the business and affairs of the Company and to make all decisions with respect thereto and a Series Manager shall have the exclusive power and authority to manage the business and affairs of such Series and to make all decisions with respect thereto. Except as may be otherwise expressly provided in this Agreement, the Company Manager or applicable Series Manager, as the case may be, or other Persons designated by such Manager, shall be the only Persons authorized to execute documents which shall be binding on the Company or Series. Except as may be otherwise expressly provided in this Agreement, the Members shall not have the power to bind the Company or any Series. To the fullest extent permitted by Delaware law, but subject to any specific provisions hereof granting rights to Members and any other limitations contained in this Agreement, the Managers shall have the power to do any and all acts, statutory or otherwise, with respect to the Company or Series, as the case may be, or this Agreement, which would otherwise be possessed by the Members under the laws of the State of Delaware, and the Members shall have no power whatsoever with respect to the management of the business and affairs of the Company or any Series. Subject to any provisions of this Agreement which require the consent or approval of one or more Members and any other limitations contained in this Agreement (including Section 5.3), the power and authority granted to the Managers hereunder shall include all those necessary or convenient for the furtherance of the purposes of the Company or Series, as the case may be, and shall include the power to make all decisions with regard to the management, operations, assets, financing and capitalization of the Company or Series, as the case may be, and all other acts or activities necessary or desirable for the carrying out of the purposes of the Company or Series, as the case may be, including any and all actions that the Company or Series, as the case may be, may take pursuant to Section 2.6 of this Agreement.

     5.3. Decisions.
     5.3.1. Class A Units. Neither the Company nor a Series shall (and, with respect to clause (c) below only, shall cause its Subsidiaries not to), without Class A Approval or Series Class A Approval, as the case may be:
(a)	engage in any transaction with any Member or any Affiliate of a Member that is not on an arm’s length basis;
(b)	(i) amend or waive any provision of the Certificate or this Agreement in any manner or (ii) establish any Additional Series, that, in the case of clause (i) or (ii), adversely affects the rights, preferences or privileges of the Management Holders in respect of their Class A Units of a Series in a manner different from the Fortress Holders in respect of their Class A Units of such Series; or
(c)	engage in any new line of business such that CHEC’s principal business is other than the origination and servicing of home loans and mortgages, home equity loans and manufactured housing loans.
     5.3.2. Class B Units. Neither the Company nor a Series shall, without Class B Approval, (i) amend or waive any provision of the Certificate or this Agreement in any manner or (ii) establish any Additional Series that, in the case of clause (i) or (ii):
(a)	adversely affects those rights, preferences or privileges of the Class B Units of a particular Series that are specific or unique to such Class B Units; or
(b)	adversely affects those rights, preferences or privileges of the Class B Units of a particular Series that are similar to or the same as the rights, preferences or privileges of the Class A Units of such Series in a manner disproportionate from the treatment of such Class A Units;
provided, however, that the creation or issuance of any class or series of Units, including without limitation, Units that entitle the holders thereof to rights that are junior to, on a parity with, or senior or superior to those of the Class B Units, will not be deemed to adversely affect the rights, preferences or privileges of the Class B Units of any Series.
        5.3.3. Class C Preferred Units. Neither the Company nor any Series shall, without Class C Preferred Approval, (i) amend or waive any provision of the Certificate or this Agreement in any manner or (ii) establish any Additional Series that, in the case of clause (i) or (ii):
(a)	adversely affects those rights, preferences or privileges of the Class C Preferred Units that are specific or unique to such Class C Preferred Units; or

(b)	adversely affects those rights, preferences or privileges of the Class C Preferred Units that are similar to or the same as the rights, preferences or privileges of the Series 1 Class A Units in a manner disproportionate from the treatment of such Class A Units;
provided, however, that the creation or issuance of any class or series of Units, including without limitation, Units that entitle the holders thereof to rights that are junior to, on a parity with, or senior or superior to those of the Class C Preferred Units, will not be deemed to adversely affect the rights, preferences or privileges of the Class C Preferred Units of any Series.
     5.3.4. Class D Preferred Units. Neither the Company nor any Series shall, without Class D Preferred Approval, (i) amend or waive any provision of the Certificate or this Agreement in any manner or (ii) establish any Additional Series that, in the case of clause (i) or (ii):
(a)	adversely affects those rights, preferences or privileges of the Class D Preferred Units that are specific or unique to such Class D Preferred Units; or
(b)	adversely affects those rights, preferences or privileges of the Class D Preferred Units that are similar to or the same as the rights, preferences or privileges of the Series 1 Class A Units in a manner disproportionate from the treatment of such Class A Units;
provided, however, that the creation or issuance of any class or series of Units, including without limitation, Units that entitle the holders thereof to rights that are junior to, on a parity with, or senior or superior to those of the Class D Preferred Units, will not be deemed to adversely affect the rights, preferences or privileges of the Class D Preferred Units of any Series.
     5.4. Officers; Agents. The Managers by vote or resolution shall have the power to appoint agents (who may be referred to as officers) to act for the Company and applicable Series, as the case may be, with such titles, if any, as such Manager deems appropriate and to delegate to such officers or agents such of the powers as are granted to such Manager hereunder, including the power to execute documents on behalf of the Company or applicable Series, as the case may be, as such Manager may in its sole discretion determine; provided, however, that no such delegation by such Manager shall cause such Manager to cease to be the “manager” of the Company or applicable Series, as the case may be, within the meaning of the Act. The officers or agents so appointed may include persons holding titles such as Chair, Chief Executive Officer, President, Executive Vice President, Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer, Secretary or Controller. Unless the authority of the agent designated as the officer in question is limited in the document appointing such officer or is otherwise specified by the Manager making such delegation, any officer so appointed shall have the same authority to act for the Company or applicable Series, as the case may be, as a corresponding officer of a Delaware corporation would have to act for a Delaware corporation in the absence of a specific delegation of authority and as more specifically set forth in Schedule 5.4; provided, however, that unless such power is specifically delegated to the officer in question either for a specific transaction or generally, no such officer shall have the power to acquire or lease real property, to borrow money, to issue notes, debentures, securities, equity or other interests of or in the Company or applicable Series, as the case may be, to make investments in (other than the investment of surplus cash in the ordinary course of business) or to acquire securities of any Person, to give guarantees or indemnities, to merge, liquidate or dissolve the Company or applicable Series, as the case may be, or to sell or lease all or any substantial portion of the assets of the Company or applicable Series, as the case may be. The applicable Manager, in its sole discretion, may by vote or resolution ratify any act previously taken by an officer or agent acting on behalf of the Company or applicable Series, as the case may be.
     5.5. Management Rights Letter Agreement. With respect to each Member that has advised the Company and each applicable Series that it is or intends to qualify as a “venture capital operating company,” within the meaning of the Department of Labor “plan assets” regulation, 29 C.F.R. § 25103-101 (the “Regulation”), the Company and each applicable Series shall deliver to each such Member a “management rights letter agreement,” substantially in the form attached hereto as Schedule 5.5. The management rights letter is intended to satisfy the requirement of contractual management rights for purposes of qualifying the Member’s investment in the Company as a “venture capital investment” under the Regulation. In the event the management rights set forth in such letter are not satisfactory for such purpose, the Company, each applicable series and the Member shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights that will satisfy the Regulation.
ARTICLE VI
BOOKS, RECORDS, ACCOUNTING, AND REPORTS
     6.1. Books and Records. Each Series shall maintain at its principal office all of the following:
(a)	A current list of the full name and last known business or residential address of each Member of such Series together with information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member with respect to such Series and which each Member of such Series has agreed to contribute in the future, the number and Classes of Units issued to each Member with respect to such Series, the date on which each Member became a Member of such Series, and the balance in each Member’s Series Capital Account as of the close of the most recent calendar year for which financial statements have been prepared and such other more recent date, if any, for which adjustments have been credited or charged to the Series Capital Accounts of the Members of such Series in accordance with Sections 3.10, 3.11, 3.12, 7.6, 7.7, 7.9 or 7.12;
(b)	A copy of the Certificate and this Agreement, including any and all amendments to either thereof, together with executed copies of any powers of attorney pursuant to which the Certificate, this Agreement, or any amendments may have been executed;
(c)	Copies of such Series’ federal, state, local and foreign income tax or information returns and reports, if any, for the six (6) most recent taxable years or such lesser number of years if such Series has been in existence for less than six (6) years;
(d)	The financial statements of the Company for the six (6) most recent calendar years or such lesser number of years if the Company has been in existence for less than six (6) years; and
(e)	Such Series’ books and records for at least the current and past three (3) calendar years or such lesser number of years if such Series has been in existence for less than three (3) years.
     6.2. Financial Statements. The Company Manager shall cause books of account to be maintained reflecting the operations of the Company on an annual basis. The fiscal year of each Series and the Company shall end on December 31, except that if the Company or a Series is required under the Code to use a taxable year other than a calendar year, then the fiscal year of the Company or such Series shall be such other taxable year. The Company Manager shall deliver to each holder of any Units:
(a)	within 120 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company as at the end of such fiscal year, and the related audited consolidated statements of income, cash flows and members’ equity of the Company for such fiscal year, in each case prepared in accordance with United States generally accepted accounting principles, and accompanied by a report on such consolidated statements of independent certified public accountants of recognized national standing; and
(b)	within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), a copy of the unaudited consolidated balance sheet of the Company as at the end of such quarter, and the related unaudited consolidated statements of income, cash flows and members’ equity of the Company for such quarter and (in the case of statements of income and cash flows for the second and third quarters) for the portion of the fiscal year ending with such quarter, in each case prepared in accordance with United States generally accepted accounting principles (except for the absence of footnotes).
     6.3. Filings. At each Series’ expense, the respective Series Manager shall cause the income tax returns for such Series to be duly prepared and timely filed with the appropriate authorities and to have prepared and to furnish to each Member of such Series such information with respect to such Series as is necessary to enable such Members to prepare their federal, state and other income tax returns. The respective Series Manager, at such Series’ expense, shall also cause to be duly prepared and timely filed, with appropriate federal, state and other regulatory and administrative bodies, all reports required to be filed by such Series with those entities under then current applicable laws, rules, and regulations. The reports shall be prepared on the accounting or reporting basis required by the regulatory bodies.
     6.4. Confidentiality and Non-Disclosure.
     6.4.1. Each Member agrees that, except as otherwise consented to by the Company Manager and applicable Series Manager, all information which has been furnished to it or will be furnished to it, pursuant to this Agreement or otherwise, relating to a Series, the Company or any of its Subsidiaries or the business of any of them will be kept confidential, will not be used by such Member, or by any of its agents, representatives, or employees, for any purpose other than evaluating and monitoring the investment in a Series or the Company and its Subsidiaries and enforcing rights hereunder, and will not be disclosed by such Member, or by any of its agents, representatives, or employees, in any manner whatsoever, in whole or in part.
     6.4.2. Notwithstanding the foregoing provisions of Section 6.4.1, any information that the Member in question can demonstrate (a) was generally known in the trade or business in which it is practiced by the Series or the Company or its Affiliates at the time of disclosure to such Member, or becomes so generally known after such disclosure through no act of such Member or its employees or agents, or (b) has come into the possession of such Member from a third party who was not actually known by such Member to be under an obligation to the Series or the Company or any of its Affiliates to maintain the confidentiality of such information shall not be subject to the immediately preceding sentence.
     6.4.3. Notwithstanding the provisions of Section 6.4.1:
(a)	each Member shall be permitted to disclose such information to those of its agents, representatives, financial advisors and employees who need to be familiar with such information in connection with such Member’s investment in a Series or the Company for use solely for such purpose;
(b)	in respect of Class A Units, Class C Preferred Units or Class D Preferred Units, each Member shall be permitted to disclose such information to financial institutions, investment bankers and prospective purchasers of such Member’s Class A, Class C Preferred or Class D Preferred Series Interest for use solely in evaluating a prospective investment in or Transfer of such Series Interest; provided, however, that, in the case of Class A Units, any such disclosure by a Management Holder shall be subject to the Majority Class A Holders consent to the Transfer of such Management Holder’s Class A Units pursuant to Section 9.1;
(c)	each Member shall be permitted to disclose such information to its partners and stockholders;

(d)	each Management Holder shall be permitted to disclose such information to any Member of the Immediate Family of such Management Holder;
(e)	each Member shall be permitted to disclose information to the extent required by law, so long as such Member shall have, to the extent reasonably practicable, first afforded the Company and Series with a reasonable opportunity to contest the necessity of disclosing such information (unless such disclosure is made to regulatory or other governmental authorities having jurisdiction over such Member, in which event such opportunity to contest need not be given to the Company and Series) and; provided, that such Member shall disclose only that portion of the information which it is advised by counsel that it is legally required to so disclose and will use commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the information so disclosed; and
(f)	each Member shall be permitted to disclose information to the extent necessary for the enforcement of any right of such Member arising under this Agreement.
     6.4.4. Without intending to limit the remedies available to the Company and each Series, each Member acknowledges that a breach of any of the covenants contained in this Section 6.4 may result in material irreparable injury to the Company, Series or their respective Affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, to the fullest extent permitted by law, the Company and such Series shall be entitled to seek a temporary restraining order and/or a preliminary or permanent injunction restraining the Member and/or such Member’s Affiliates from engaging in activities prohibited hereby or such other relief as may be required to specifically enforce any of the covenants contained herein, and to the fullest extent permitted by law, such Member agrees not to oppose the granting of such injunctive relief on the basis that monetary damages are an adequate remedy. Each Member hereby agrees and consents that such injunctive relief may be sought in the courts in the State of Delaware, or in any other court having competent jurisdiction. Each Member agrees that it shall advise each Person to whom it provides information pursuant to this Section 6.4 of the confidentiality and non-disclosure restrictions contained herein. Each Member shall be liable and responsible for any breaches of this Section 6.4 by Persons to whom such Member has provided information in compliance with this Section 6.4.
     6.4.5. The provisions of this Section 6.4 shall survive any termination of this Agreement and shall continue to bind each Person who was ever subject to this provision even if such Person would otherwise cease to be subject to this provision.

ARTICLE VII
DISTRIBUTIONS AND ALLOCATIONS OF PROFIT AND LOSS
     7.1. Manager’s Determination. Except as provided in Section 7.4, each Series Manager shall have the sole authority to determine the timing and the aggregate amount of any Distributions to Members of such Series.
     7.2. Series 1 Distributions. Subject to Section 7.1, all Distributions from Series 1 to its Members shall be allocated and made in the following manner and priority:
(i)	first, to the Class D Preferred Holders, (x) applied first to any accrued and unpaid Series 1 Class D Preferred Yield at such time and allocated among the holders of Series 1 Class D Preferred Units pro rata in proportion to the accrued and unpaid Series 1 Class D Preferred Yield on their Series 1 Class D Preferred Units; and (y) applied subsequently to any unpaid Series 1 Class D Preferred Priority Return and allocated among the holders of Series 1 Class D Preferred Units pro rata in proportion to the unpaid Series 1 Class D Preferred Priority Return on their Series 1 Class D Preferred Units, until such time as the Class D Preferred Holders have received Distributions from Series 1 the sum of which is equal to the Series 1 Class D Preferred Priority Return;
(ii)	second, after the Series 1 Class D Preferred Priority Return has been paid in full, to the Class C Preferred Holders (x) applied first to any accrued and unpaid Series 1 Class C Preferred Yield at such time and allocated among the holders of Series 1 Class C Preferred Units pro rata in proportion to the accrued and unpaid Series 1 Class C Preferred Yield on their Series 1 Class C Preferred Units; and (y) applied subsequently to any unpaid Series 1 Class C Preferred Priority Return and allocated among the holders of Series 1 Class C Preferred Units pro rata in proportion to the unpaid Series 1 Class C Preferred Priority Return on their Series 1 Class C Preferred Units, until such time as the Class C Preferred Holders have received Distributions from Series 1 the sum of which is equal to the Series 1 Class C Preferred Priority Return;
(iii)	third, after the Series 1 Class D Preferred Priority Return and the Series 1 Class C Preferred Priority Return have been fully paid, the Fortress Holders and Management Holders shall be entitled to receive all subsequent Distributions from Series 1 pro rata in proportion to their respective ownership percentage of the Series 1 Class A Units held by the Fortress Holders and Management Holders, until such time as the Fortress Holders have received Distributions from Series 1 the sum of which is equal to the Series 1 Priority Return;

(iv)	fourth, after the Series 1 Class D Preferred Priority Return, the Series 1 Class C Preferred Priority Return and the Series 1 Priority Return have been fully paid, the Class B Holder shall be entitled to receive all subsequent Distributions from Series 1 until it has been paid the Initial Series 1 Liquidity Distribution; and
(v)	fifth, after the Series 1 Class D Preferred Priority Return, the Series 1 Class C Preferred Priority Return, the Series 1 Priority Return and the Initial Series 1 Liquidity Distribution have been paid, the Fortress Holders and Management Holders shall be entitled to receive that percentage of all subsequent Distributions from Series 1 equal to the Fortress Series 1 Distribution Percentage pro rata in proportion to their respective ownership percentage of the Series 1 Class A Units held by the Fortress Holders and the Management Holders, and the Class B Holder shall be entitled to receive that percentage of all such subsequent Distributions from Series 1 equal to the Series 1 Class B Distribution Percentage.
For the avoidance of doubt, subject to the Management Holders’ exercise of the Wall-Off Election under Section 3.16, the Class D Preferred Holders, the Class C Preferred Holders and the Fortress Holders of Series 1 Class A Units, respectively, shall be entitled to receive a Series 1 Class D Preferred Priority Return, Series 1 Class C Preferred Priority Return and Series 1 Priority Return, respectively, on all Invested Capital regardless of whether invested on or before the date hereof or at a later date (including after Distributions have otherwise been made pursuant to Section 7.2(iii) and/or Section 7.2(iv)). All Distributions made with respect to Series 1 Class A Units shall be made pro rata to the Company Match Series 1 Class A Units, whether they have vested hereunder or remain subject to limitations or restrictions on vesting.
     7.3. Series 2 Distributions. Subject to Section 7.1, all Distributions from Series 2 to its Members shall be made in the following manner and priority:
(i)	first, to the Fortress Holders and Management Holders pro rata in proportion to their respective ownership percentage of the Series 2 Class A Units held by the Fortress Holders and Management Holders, until such time as the Fortress Holders have received Distributions from Series 2 the sum of which is equal to the Series 2 Priority Return;
(ii)	second, after the Series 2 Priority Return has been fully paid to the Fortress Holders, the Class B Holder shall be entitled to receive all subsequent Distributions from Series 2 until it has been paid the Initial Series 2 Liquidity Distribution; and
(iii)	third, after the Series 2 Priority Return and Initial Series 2 Liquidity Distribution have been paid, the Fortress Holders and Management Holders shall be entitled to receive that percentage of all subsequent Distributions from Series 2 equal to the Fortress

Series 2 Class A Distribution Percentage pro rata in proportion to their respective ownership percentage of the Series 2 Class A Units held by the Fortress Holders and Management Holders and the Class B Holder shall be entitled to receive that percentage of all such subsequent Distributions from Series 2 equal to the Series 2 Class B Distribution Percentage.
For the avoidance of doubt, subject to the Management Holders’ exercise of the Wall-Off Election under Section 3.16, the Fortress Holders of Series 2 Class A Units shall be entitled to receive a Series 2 Priority Return on all Invested Capital regardless of whether invested on or before the date hereof or at a later date (including after Distributions have otherwise been made pursuant to Section 7.3(ii) and/or Section 7.3(iii)). All Distributions made with respect to Series 2 Class A Units shall be made pro rata to the Company Match Series 2 Class A Units, whether they have vested hereunder or remain subject to limitations or restrictions on vesting.
     7.4. Tax Distributions. Unless doing so is prohibited by law or would result in a breach of an agreement between the Company and a third party, and limited by and only to the extent of Distributable Cash Flow, each Series Manager shall distribute to each Management Holder as a Class A Holder and, as applicable, to Management LLC as the Class B Holder annually on or before March 31st of each year an amount of cash (“Tax Distribution”) that in the good faith judgment of such Series Manager is equal to the assumed federal and state income taxes payable by the applicable Management Holder as a Class A Holder and/or, as applicable, a Management LLC Member, on (i) the estimated share of the items of taxable income of such Series (and to the extent applicable, as a member of Management LLC) allocable to such Management Holder with respect to the preceding fiscal year minus (ii) the excess of (a) the aggregate net losses, if any, allocated to such Management Holder as a Member of Series 1 and/or Series 2 (and to the extent applicable, as a member of Management LLC) with respect to all fiscal years prior to such preceding taxable year, over (b) the aggregate net income so allocated to such Management Holder during such period. Such federal and state income taxes shall be computed based on the highest federal and state marginal tax rates respectively applicable to such Management Holder, taking into account in determining such marginal tax rates the capital or ordinary character of the income or gain allocated to such Management Holder. Tax Distributions to a Management Holder and to Management LLC for the benefit of such Management Holder with respect to any taxable year shall be reduced, to an amount not less than zero, by the amount of Distributions made to such Management Holder and Management LLC for the benefit of such Management Holder during such taxable year other than amounts treated as Tax Distributions with respect to such prior taxable year; provided, however, that Tax Distributions shall not be reduced by any amounts treated as Distributions to a Management Holder pursuant to Section 9.12. Any Tax Distribution to a Management Holder or to Management LLC for the benefit of such Management Holder shall be treated as an advance against Distributions to be made to such Management Holder or Management LLC for the benefit of such Management Holder under Section 7.2 and Section 7.3 and shall be offset, together with a deemed interest charge computed based on monthly compounding at an annual rate of the prime rate as published in The Wall Street Journal on the date of such Tax Distribution from the date of each Tax Distribution (determined on a FIFO basis) to the date repaid, and shall be repaid by offset against subsequent Distributions that would otherwise be made to such Member under Section 7.2 and Section 7.3. Such advances (and any interest thereupon) may be repaid by a Management Holder or Management LLC at any time without penalty. Upon the liquidation of the Company or a Series pursuant to this Agreement, if the amount of any Tax Distributions (plus any interest thereupon) previously made to a Management Holder or Management LLC for the benefit of such Management Holder and not repaid exceeds the amount, if any, that is then available for Distribution to such Management Holder or Management LLC for the benefit of such Management Holder (and which is offset against such Tax Distributions and interest) pursuant to Section 7.2 or 7.3, the Company and each Series shall have recourse with respect thereto only to the Class A Units held by such Management Holder, any Class B Units held by Management LLC for the benefit of such Management Holder and any equity interests in Management LLC held by such Management Holder, and such Management Holder shall have no further liability or obligation with respect thereto. The Company Manager and each Series Manager shall use reasonable efforts to cause all agreements between the Company or such Series and any third party to permit the Tax Distributions in accordance with the terms of this Section 7.4.
     7.5. No Violation. Notwithstanding any provision to the contrary contained in this Agreement, no Series shall make a distribution to any Member on account of such Member’s interest in such Series if such distribution would violate Section 18-607 of the Act or other applicable law.
     7.6. Withholdings. Each Series Manager is authorized to withhold from Distributions, or with respect to allocations, to its Members and to pay over to the appropriate federal, state, local or foreign government any amounts required to be so withheld. The Series Manager shall allocate any such amounts to its Members in respect of whose Distribution or allocation the tax was withheld and paid over and shall treat such amounts as actually distributed to such Members.
     7.7. Property Distributions and Installment Sales. If any assets of a Series shall be distributed in kind pursuant to this Article VII, such assets shall be distributed to the Members entitled thereto in the same proportions as such Members would have been entitled to cash Distributions. The amount by which the Fair Market Value of any property to be distributed in kind to such Members exceeds or is less than the then prevailing Asset Value of such property shall, to the extent not otherwise recognized by such Series, be taken into account in determining Net Profit and Net Loss and determining the Series Capital Accounts of its Members as if such property had been sold at its Fair Market Value immediately prior to the Distribution. If any assets are sold in transactions in which, by reason of the provisions of Section 453 of the Code or any successor thereto, gain is realized but not recognized, such gain shall be taken into account when realized in computing gain or loss of such Series for purposes of allocation of Net Profit or Net Loss under this Article VII, and, if such sales shall involve substantially all the assets of the Company or such Series, the Company or such Series shall be deemed to have been dissolved notwithstanding any election by the Members to continue the Company or such Series, as the case may be, for purposes of collecting the proceeds of such sales.
     7.8. Net Profit or Net Loss. The “Net Profit” or “Net Loss” of a Series for each calendar year or relevant part thereof shall mean such Series’ taxable income or loss for federal income tax purposes for such period (including therein all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code) with the following adjustments:
(a)	Gain or loss attributable to the disposition of property of such Series with an Asset Value different than the adjusted basis of such property for federal income tax purposes shall be computed with respect to the Asset Value of such property and any tax gain or loss not included in Net Profit or Loss shall be taken into account and allocated among the Members of such Series pursuant to Section 7.10.
(b)	Depreciation, amortization or cost recovery deductions with respect to any property with an Asset Value that differs from its adjusted basis for federal income tax purposes at the beginning of a year shall be in an amount which bears the same ratio to such beginning Asset Value as the federal income tax depreciation, amortization or other cost recovery deductions for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such year is zero, depreciation shall be determined with reference to such beginning Asset Value using any reasonable method selected by the applicable Series Manager.
(c)	Any items which are required to be specially allocated pursuant to Section 7.9 shall not be taken into account in determining Net Profit or Net Loss.
Subject to Section 7.9, and Section 7.14, the Net Profit or Net Loss of a Series (or, if necessary, items of gross income or gross loss) for any relevant fiscal period shall be allocated and credited and debited (as applicable) to the Series Capital Accounts of the Members of such Series so as to ensure, to the extent possible, that the Series Capital Account of each such Member as of the end of such fiscal period (as increased by such Member’s share of “partnership minimum gain” and “partnership nonrecourse debt minimum gain,” as such terms are defined in Treasury Regulations Section 1.704-2) is equal to the excess of (which may be negative): (i) the aggregate Distributions that such Member would be entitled to receive if all of the assets of such Series were sold for their Asset Values, all Series liabilities were satisfied in cash according to their terms (limited, with respect to each nonrecourse liability, to the Asset Value of the assets securing such liability), and the net proceeds were distributed as of the end of such fiscal period in accordance with Section 7.2 to all Units of such Series other than nonvested Company Match Class A Units, over (ii) the amount, if any, such Member is obligated to contribute to the capital of such Series. In particular, with respect to any relevant fiscal period, each Class C Preferred Holder and Class D Preferred Holder shall be allocated an amount of Net Profit equal to the amount of the Series 1 Class C Preferred Yield or Series 1 Class D Preferred Yield, as applicable, distributable to such Class C Preferred Holder or Class D Preferred Holder, as applicable, during such fiscal period (such amount of Net Profit with respect to such Class C Preferred Holder or Class D Preferred Holder, the “Preferred Yield Net Profit,” and such allocation, the “Preferred Yield Net Profit Allocation”), and, with respect to any fiscal period in which the aggregate amount of Net Profits of Series 1 is less than the aggregate amount of Series 1 Class C Preferred Yield or Series 1 Class D Preferred Yield distributable to such

Class C Preferred Holder or Class D Preferred Holder, as applicable, during such fiscal period, each Class C Preferred Holder and Class D Preferred Holder shall in addition to the Preferred Yield Net Profit Allocation be allocated an amount of gross income equal to the excess of (i) the amount of Series 1 Class C Preferred Yield or Series 1 Class D Preferred Yield, as applicable, distributable to such Class C Preferred Holder or Class D Preferred Holder, as applicable, during such fiscal period over (ii) the amount of Preferred Yield Net Profit allocable to such Class C Preferred Holder or Class D Preferred Holder, as applicable, during such fiscal period. Accordingly, distributions of Series 1 Class C Preferred Yield and Series 1 Class D Preferred Yield depend upon the income of Series 1 and are not intended to constitute guaranteed payments within the meaning of Section 707(c) of the Code. In the event that a Member transfers Series 1 Class C Preferred Units or Series 1 Class D Preferred Units in satisfaction of the Company’s preferred restricted stock units without consideration, any Company deduction resulting from such satisfaction shall be specially allocated to the transferring Member.
     7.9. Regulatory Allocations. Although it is not anticipated that events will arise that will require application of the provisions of this Section 7.9, there are hereby included in this Agreement such provisions governing the allocation of income, gain, loss, deduction and credit (and items thereof) as may be necessary to provide that a Series’ allocation provisions contain a so-called “Qualified Income Offset” and comply with all provisions relating to the allocation of so-called “Nonrecourse Deductions” and “Member Nonrecourse Deductions” and the chargeback thereof as set forth in the Treasury Regulations under Section 704(b) of the Code (“Regulatory Allocations”); provided, however, it is the intent of the Members that, to the extent possible, all Regulatory Allocations that may be required shall be offset by other Regulatory Allocations or special allocations of items such that each Member’s share of the Net Profit, Net Loss and Capital of a Series will be the same as it would have been had the events requiring the Regulatory Allocations not occurred. To this end the Series Managers, based on the advice of the Company’s auditors or tax counsel, are hereby authorized to make such special curative allocations of items as may be necessary to minimize or eliminate any economic distortions that may result from any required Regulatory Allocations.
     7.10. Tax Allocations: Code Section 704(c) and Unrealized Appreciation or Depreciation.
     7.10.1. In accordance with Section 704(c) of the Code, income, gain, loss and deduction with respect to any property contributed to a Series with an adjusted basis for federal income tax purposes different than the initial Asset Value at which such property was accepted by such Series shall, solely for tax purposes, be allocated among the Members of such Series so as to take into account such difference in a manner that complies with Section 704(c) and the applicable Treasury Regulations.
     7.10.2. If upon the acquisition of additional Units in a Series by a new or existing Member the Asset Value of any of the assets of such Series are adjusted pursuant to Section 3.6, subsequent allocations of income, gain, loss and deduction with respect to such assets shall, solely for tax purposes, be allocated among the Members of such Series so as to take into account such adjustment in a manner that complies with Section 704(c) of the Code and the applicable Treasury Regulations.

     7.10.3. The allocations required by this Section 7.10 are solely for purposes of federal, state and local income taxes and shall not affect the allocation of Net Profits or Net Losses as between Members of a Series or any Member’s Series Capital Account of such Series. All tax allocations required by this Section 7.10 shall be made using the so-called “traditional method” described in the Treasury Regulations 1.704-3(b).
     7.11. Changes in Members’ Series Interest. If during any Fiscal Year of a Series there is a change in any Member’s Series Interest in such Series, the applicable Series Manager shall confer with the tax advisors to the Company and, in conformity with such advice allocate the Net Profit or Net Loss to the Members of such Series so as to take into account the varying Series Interests of the Members of such Series in a manner that complies with the provisions of Section 706 of the Code and the Regulations thereunder.
     7.12. Credits. All foreign tax credits of a Series for a fiscal year (or portion thereof, if appropriate) shall be allocated among the Members of such Series in the same proportion as the net income and gains of such Series that were subject to the foreign taxes that gave rise to such credits. All other items of federal income tax credit and items of tax credit recapture shall be allocated among the Members of such Series in accordance with such Members’ Series Interests in such Series as of the time the tax credit or credit recapture arises, as provided in Regulation Section 1.704-1(b)(4)(ii).
     7.13. Tax Treatment of Class B Units. Except to the extent a Member has contributed capital in respect of Class B Units, the Company, each Series and each Member agree to treat each Class B Unit issued and reflected on Schedule 3.7 (and, to the extent the Managers so desires, any other Class B Unit issued) as a separate “profits interest” within the meaning of Rev. Proc. 93-27, and it is the intention of the Members that distributions pursuant to Article VII hereof to each Member holding such Class B Units be limited to the extent necessary so that such Class B Units qualify as a “profits interest” under Rev. Proc. 93-27, and this Agreement shall be interpreted accordingly. In the event that distributions to a Member holding Class B Units are limited as a result of the first sentence of this Section 7.13, the respective Series Managers are authorized to adjust future distributions to the Members in whatever manner they deem appropriate so that, after such adjustments are made, each Member receives, to the extent possible, an amount of distributions equal to the amount of distributions such Member would have received if such sentence was not part of this Agreement. In accordance with Rev. Proc. 2001-43, 2001-34 IRB 1 (August 2, 2001), and so long as no conversion of the Company has occurred pursuant to Section 16.1 hereof, the Company and each Series shall treat a Member holding Class B Units as the owner of such Class B Units from the date it is granted, and shall file its IRS form 1065, and issue appropriate Schedule K-1s to such Member, allocating to such Member its distributive share of all items of income, gain, loss, deduction and credit associated with such Class B Units as if it were fully vested. Each Member agrees to take into account such distributive share in computing its federal income tax liability for the entire period during which it holds such Class B Units. The Company, each Series and each Member agree not to claim a deduction (as wages, compensation or otherwise) for the fair market value of any Class B Units constituting a “profits interest” and issued to a Member, either at the time of grant of the Class B Units or at the time the Class B Units become substantially vested. The undertakings contained in this 7.13 shall be construed in accordance with Section 4 of Rev. Proc. 2001-43. The provisions of this Section 7.13 shall apply regardless of whether or not the Class B Holder files an election pursuant to Section 83(b) of the Code. All references in this Section 7.13 to a Member, Class B Units and a holder or owner of Class B Units shall include each member of the Class B Holder, all issued membership interests in the Class B Holder, respectively.
     7.14. Tax Treatment of Company Match Class A Units.
     7.14.1. Each Series and each Management Holder shall for federal income tax purposes treat all amounts realized upon the vesting of such Management Holder’s Company Match Class A Units, or if an election is made by such Management Holder under Section 83(b) of the Code shall treat such amounts immediately, as ordinary income. The amount of capital deemed to shift to each such Management Holder upon vesting in accordance with Section 9.10 and Schedule 3.7 shall be the amount so treated, which amount shall also be deductible by the Company as the party from which such shift in capital was made.
     7.14.2. The Management Holders of Company Match Class A Units shall be entitled to receive their proportionate share of all Distributions, whether or not their ownership of the Company Match Class A Units has vested, but shall be allocated Net Profits and Net Losses solely with respect to their vested Class A Units.
ARTICLE VIII
TAX MATTERS MEMBER; OTHER TAX MATTERS
     8.1. Tax Matters Member. Each Series Manager shall designate one or more Members of such Series to be the “tax matters partner” of such Series as provided in the Regulations under Code Section 6231 and any analogous provisions of state law (each a “Tax Matters Member”). Unless and until another Member(s) is designated as the Tax Matters Member by a Series Manager, Fortress Investment Fund III LP and Fortress Investment Fund IV (Fund A) L.P. shall be the Tax Matters Members of each Series. The Tax Matters Member, on behalf of the Series and its respective Members, shall be permitted to make any election under the Code, the Regulations or other legal requirements relating to taxes that it in good faith believes to be in the best interests of the Series or its respective Members.
     8.2. Certain Authorizations. The Tax Matters Member shall represent its Series, at such Series’ expense, in connection with all examinations of such Series’ affairs by tax authorities including any resulting administrative or judicial proceedings. Without limiting the generality of the foregoing, the Tax Matters Member of a Series is hereby authorized, but not required, on behalf of a Series:
     8.2.1. to enter into any settlement with the Internal Revenue Service or the Secretary of the Treasury or his delegate (the “Secretary”) with respect to any tax audit or judicial review, in which agreement the Tax Matters Member may expressly state that such agreement shall bind the other Members of such Series except that such settlement agreement shall not bind any Member of such Series that (within the time prescribed pursuant to the Code and Regulations) files a statement with the Secretary providing that the Tax Matters Member shall not have the authority to enter into a settlement agreement on behalf of such Member;
     8.2.2. if a notice of a final administrative adjustment at the Series level of any item required to be taken into account by a Member for tax purposes is mailed to the Tax Matters Member, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which such Series’ principal place of business is located, or elsewhere as allowed by law, or the United States Claims Court;
     8.2.3. to intervene in any action brought by any other Member of such Series for judicial review of a final adjustment;
     8.2.4. to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;
     8.2.5. to enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Member of such Series for tax purposes, or an item affected by such item; and
     8.2.6. to take any other action on behalf of the Members of such Series (with respect to such Series) or such Series in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or the Regulations.
     8.3. Indemnity of Tax Matters Member. Each Series shall, to the fullest extent permitted by law, indemnify and reimburse its Tax Matters Member for all expenses (including legal and accounting fees) incurred as Tax Matters Member pursuant to this Article VIII in connection with any administrative or judicial proceeding with respect to the tax liability of the Members of such Series as long as the Tax Matters Member has determined in good faith that its course of conduct was in, or not opposed to, the best interests of the Members of such Series. The payment of all outstanding expenses shall be made before any subsequent Distributions are made to the Members of such Series, and shall not be considered a Distribution hereunder. The taking of any action and the incurring of any expense by the Tax Matters Member in connection with any such proceeding, except to the extent provided herein or required by law, is a matter in the sole discretion of the Tax Matters Member and the provisions on limitations of liability of the Tax Matters Member and indemnification set forth in Article XIII shall be fully applicable to the Tax Matters Member in its capacity as such; provided, however, that the foregoing shall not apply to any action or failure to act by the Tax Matters Member which constitutes gross negligence or willful misconduct of the Tax Matters Member.
     8.4. Information Furnished. To the extent and in the manner provided by applicable law and Regulations, the Tax Matters Member shall furnish the name, address, profits interest, and taxpayer identification number of each Member of the Series it serves as Tax Matters Member for or any Assignee to the Secretary.

     8.5. Notice of Proceedings, etc. Each Tax Matters Member shall use its reasonable efforts to keep each Member of its Series informed of any administrative and judicial proceedings for the adjustment at the Series level of any item required to be taken into account by a Member of such Series for income tax purposes or any extension of the period of limitations for making assessments of any tax against a Member of such Series with respect to any Series item, or of any agreement with the Internal Revenue Service that would result in any material change either in income or loss as previously reported.
     8.6. Notices to Tax Matters Member. Any Member that receives a notice of an administrative proceeding under Code Section 6233 relating to a Series shall promptly notify the Tax Matters Member of the treatment of such Series item on such Member’s federal income tax return that is or may be inconsistent with the treatment of that item on such Series’ return. Any Member that enters into a settlement agreement with the Secretary with respect to any Series item shall notify the Tax Matters Member of such agreement and its terms within sixty days after its date.
     8.7. Elections with Respect to Issuance of Class B Units.
(a)	Management LLC (the “Election Member”) is hereby authorized and directed to cause Series 1 and Series 2 to make an election to value any Class B Units of such Series at liquidation value (the “Safe Harbor Election”), as the same may be permitted pursuant to or in accordance with the finally promulgated successor rules to Proposed Regulations Section 1.83-3(l) and IRS Notice 2005-43 (collectively, the “Proposed Rules”). The Election Member shall cause Series 1 and Series 2 to make any allocations of items of income, gain, deduction, loss or credit (including forfeiture allocations and elections as to allocation periods) necessary or appropriate to effectuate and maintain the Safe Harbor Election.
(b)	Any such Safe Harbor Election shall be binding on Series 1 and Series 2 and on all of their respective Members with respect to all Transfers of Class B Units thereafter made, except for any such Transfers made after revocation of such Safe Harbor Election. A Safe Harbor Election once made may be revoked by the Election Member as permitted by the Proposed Rules or any applicable rule.
(c)	Each Member (including any person to whom a Class B Unit is Transferred in connection with the performance of services), by signing this Agreement or by accepting such Transfer, hereby agrees to comply with all requirements of the Safe Harbor Election with respect to all Class B Units Transferred while the Safe Harbor Election remains effective.
(d)	The Election Member shall file or cause each Series to file all returns, reports and other documentation as may be required to perfect and maintain the Safe Harbor Election with respect to Transfers of Class B Units covered by such Safe Harbor Election.
(e)	Notwithstanding anything to the contrary contained herein, the Company Manager is hereby authorized and empowered, without further vote or action of the Members, to amend this Agreement as necessary to comply with the Proposed Rules or any rule, in order to provide for a Safe Harbor Election and the ability to maintain or revoke the same, and shall have the authority to execute any such amendment by and on behalf of each Member. Any undertakings by the Members necessary to enable or preserve a Safe Harbor Election may be reflected in such amendments and to the extent so reflected shall be binding on each Member, respectively.
(f)	Each Member agrees to cooperate with the Election Member to perfect and maintain any Safe Harbor Election, and to timely execute and deliver any documentation with respect thereto reasonably requested by the Election Member.
(g)	No Transfer of any Series Interest by a Member shall be effective unless prior to such Transfer the transferee of such Series Interest shall have agreed in writing to be bound by the provisions of this Section 8.7, in form satisfactory to the applicable Series Manager.
(h)	Costs and expenses incurred by the Election Member in making and preserving (or if revoked, revoking) the Safe Harbor Election shall be paid by the Series on whose behalf the Election Member is acting.
ARTICLE IX
TRANSFERS OF SERIES INTERESTS; CALL RIGHTS,
TAG ALONG RIGHTS, DRAG ALONG OBLIGATIONS
AND OTHER RIGHTS AND OBLIGATIONS
     9.1. Transfer by Members. Prior to a Qualified Public Offering, no Management Holder shall Transfer all or any part of the economic or other rights that comprise any Class A Units, Class C Preferred Units or Class D Preferred Units unless either (i) such holder has received prior written consent of the Company Manager and applicable Series Manager with respect to any such Transfer and has complied with the provisions of Sections 9.2 and 9.3 or (ii) such Transfer is conducted pursuant to Section 9.6, 9.7 or 9.11 and in accordance with the provisions of Sections 9.2 and 9.3; provided that the foregoing restrictions shall not apply with respect to a Transfer by any Management Holder (who is a natural person) (x) to a Member of the Immediate Family of such Management Holder for estate planning purposes or (y) by testamentary or intestate disposition.
     9.2. Conditions to Transfer. No Transfer (other than pursuant to Sections 9.6, 9.7 or 9.11 or pursuant to the conversion of the Company to a corporation as contemplated in Article XVI) permitted under Section 9.1 of all or any part of a Member’s Series Interest may be made unless and until the Company Manager and applicable Series Manager shall have received all of the following (to the extent applicable to the proposed Transfer):
(a)	if requested by the Company Manager or applicable Series Manager, an opinion of responsible counsel (who may be counsel for the Company), reasonably satisfactory in form and substance to such Manager, to the effect that:
(i)	such Transfer would not violate the Securities Act or any state securities or blue sky laws applicable to the Company or the Series Interest to be transferred;
(ii)	such Transfer would not cause the Company or Series to be considered a publicly traded partnership under Section 7704(b) of the Code;
(iii)	such Transfer would not cause the Company or Series to lose its status as a partnership for federal income tax purposes; and
(iv)	such Transfer would not require the Company, Series, Company Manager or Series Manager to register as an investment adviser under the Investment Advisers Act of 1940, as amended, or to register as an investment company under the Investment Company Act of 1940, as amended;
provided that such opinion shall not be required if such Transfer is being made to (i) Members of the Immediate Family of the transferor for estate planning purposes or (ii) by testamentary or intestate disposition, in each of which events the transferor or his or her representative shall certify as to the matters specified in this clause (a);
(b)	the agreement in writing of such Assignee to comply with all of the terms and provisions of this Agreement and the grant of the power of attorney set forth in Section 18.4, and the acknowledgment in writing of such Assignee of each of the representations, warranties and covenants set forth in Article XIV; and
(c)	if the Member’s Series Interest is represented by one or more Unit Certificates, the applicable Unit Certificates for cancellation accompanied by a transfer power duly executed in blank.
     9.3. Member’s Agreement. Each Member hereby severally agrees that:
(a)	it will not transfer all or any part of its Series Interest in the Company except as permitted by this Agreement; and

(b)	in no event shall all or any part of a Series Interest be transferred to a minor or an incompetent except in trust or pursuant to the Uniform Gifts to Minors Act or similar applicable state statute.
     9.4. Records. In the event of a Transfer and the admission of any Assignee as a Member of a Series, (a) the Series Manager shall cause the books and records of such Series to be amended promptly to reflect such Transfer and admission and (b), in the event that the Transferred Series Interest is represented by a Unit Certificate, the Series Manager shall cause such Series to issue a new Unit Certificate to the Assignee for the number and Class of Units being Transferred and, if applicable, a new Unit Certificate to the assigning Member for that number and Class of Units represented by the canceled Unit Certificate that are not being Transferred.
     9.5. Additional Transfer Restrictions.
     9.5.1. Any attempted Transfer of Units by a Management Holder not permitted by this Article IX shall be null and void, and the Company and such Series shall not in any way give effect to any such impermissible Transfer.
     9.5.2. The Class B Holder shall not Transfer any part of the economic or other rights that comprise its Series Interest to any other Person.
     9.5.3. The foregoing provisions of this Section 9.5 shall expire upon the closing of a Qualified Public Offering and shall not apply to any Units which have been Sold in a Public Sale.
     9.6. Tag Along.
     9.6.1. If the Fortress Holders desire to Transfer 25% or more of their collective Class A Units in a Series (a “Class A Transfer”), or more than 50% of their collective Class C Preferred Units or Class D Preferred Units (a “Preferred Transfer”), for value to any Prospective Buyer, whether in one bona fide, arm’s length transaction or a series of related contemporaneous or contemporaneously agreed upon transactions and whether to one Prospective Buyer or more than one Prospective Buyer (a “Sale”) such Fortress Holders may only do so in the manner and on the terms set forth in this Section 9.6. Any attempted Transfer of Units subject to this Section 9.6 and not permitted by this Section 9.6 shall be null and void, and the Company and such Series shall not in any way give effect to any such impermissible Transfer.
     9.6.2. A written notice (the “Tag Along Notice”) shall be furnished by the Fortress Holders to (i) in the case of a Class A Transfer, each other holder of a Class A Unit of the Series proposed to be sold, and (ii) in the case of a Preferred Transfer, each other holder of a Class C Preferred Unit or Class D Preferred Unit, as the case may be (collectively, the “Tag Along Offerors”), at least 20 business days prior to such Transfer. The Tag Along Notice shall include:

(a)	The principal terms of the proposed Sale insofar it relates to the Units proposed to be so sold (the “Affected Units”) including the number of Units to be purchased from the Fortress Holders, the percentage of all Affected Units held by the Fortress Holders which such number of Units proposed to be so purchased constitutes the “Tag Along Sale Percentage,” the expected per Unit purchase price (which, in the case of Class C Preferred Units or Class D Preferred Units, shall be expressed as a specified percentage of the Series 1 Class C Preferred Priority Return (in the case of Class C Preferred Units) or Series 1 Class D Preferred Priority Return (in the case of Class D Preferred Units) of the Units to be sold), the name and address of the Prospective Buyer, a good-faith estimate of the amounts described in Section 9.8.4; and
(b)	An invitation to each Tag Along Offeror to make an offer to include in the proposed Sale to the Prospective Buyer an additional number of Affected Units, but only including the vested portion of any Company Match Class A Units of such Series (not in any event to exceed the Tag Along Sale Percentage of the Affected Units owned by such Tag Along Offeror) owned by such Tag Along Offeror, on the same terms and conditions with respect to each Unit sold (subject to Section 9.8), as the Fortress Holders shall Sell each of their Units. Notwithstanding the foregoing, in the event Fortress Holders are Transferring 100% of their collective economic or other rights that comprise their Series Interest in a Series in a Sale, the unvested portion of the Affected Units may be included in such proposed Sale pursuant to the terms of this Section 9.6.
     9.6.3. Within 15 business days after the receipt (in accordance with Section 18.3) of the Tag Along Notice, each Tag Along Offeror desiring to make an offer to include Affected Units in the proposed Sale (each a “Participating Seller” and, together with the Fortress Holders, collectively, the “Tag Along Sellers”), shall send a written offer (the “Tag Along Offer”) to the Fortress Holders specifying the number of Units (not in any event to exceed the Tag Along Sale Percentage of the Affected Units owned by such Participating Seller) which such Participating Seller desires to have included in the proposed Sale. Each Tag Along Offeror who does not return the Tag Along Offer within such 15 business day period shall be deemed to have waived all of such Tag Along Offeror’s rights with respect to such Sale, and the Tag Along Sellers shall thereafter be free to Sell to the Prospective Buyer, at a per Unit price no greater than 105% of the per Unit price set forth in the Tag Along Notice and on other terms which are not materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, without any further obligation to such non-accepting Tag Along Offerors.
     9.6.4. The Fortress Holders shall attempt to obtain the inclusion in the proposed Sale of the entire number of Affected Units which the Tag Along Sellers desire to have included in the Sale (as evidenced in the case of the Fortress Holders by the Tag Along Notice and in the case of each Participating Seller by such Participating Seller’s Tag Along Offer). In the event the Fortress Holders shall be unable to obtain the inclusion of such entire number of Affected Units in the proposed Sale, the number of Affected Units to be sold in the proposed Sale by each Tag Along Seller shall be reduced on a pro rata basis according to the proportion which the number of all Affected Units which each such Tag Along Seller desires to have included in the Sale bears to the aggregate number of all Affected Units which all of the Tag Along Sellers desire to have included in the Sale.
      9.6.5. The offer of each Participating Seller contained in such Participating Seller’s Tag Along Offer shall be irrevocable, and, to the extent such offer is accepted, such Participating Seller shall be bound and obligated to Sell in the proposed Sale on the same terms and conditions, with respect to each Affected Unit sold (subject to Section 9.8), as the Prospective Selling Holders, up to such number of Affected Units as such Participating Seller shall have specified in such Participating Seller’s Tag Along Offer; provided, however, that (a) if the principal terms of the proposed Sale change with the result that the price per Affected Unit shall be less than 95% of the price per Affected Unit set forth in the Tag Along Notice or the other terms shall be materially less favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, each Participating Seller shall be permitted to withdraw the offer contained in his Tag Along Offer and shall be released from such Participating Seller’s obligations thereunder and (b) if, at the end of the 120th day following the date of the effectiveness of the Tag Along Notice (provided, that if the only condition, other than the making of payments or delivery of documents at such closing, to the completion of the proposed Sale is one or more regulatory or governmental approvals or consents, such 120 day period shall automatically be extended for an additional 45 days), the Fortress Holders have not completed the proposed Sale, each Participating Seller shall be permitted to withdraw the offer contained in his Tag Along Offer and shall be released from such Participating Seller’s obligations thereunder, unless the failure to complete such Sale resulted from any failure by such Participating Seller to comply with the terms of this Section 9.6.
     9.6.6. If, prior to consummation, the terms of the proposed Sale shall change with the result that the price per Affected Unit to be paid in such proposed Sale shall be greater than 105% of the price per Affected Unit set forth in the Tag Along Notice or the other terms of such proposed Sale shall be materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 9.6 separately complied with, in order to consummate such proposed Sale pursuant to this Section 9.6.
     9.6.7. Notwithstanding the foregoing provisions of this Section 9.6, no other holder of Units shall have any tag along right pursuant to the provisions of this Section 9.6 with respect to any Transfer of Units by the Fortress Holders:
(a)	pursuant to the exercise of their “drag along” rights contained in Section 9.7;
(b)	to an Affiliate of any of the Fortress Holders or to partners, members, managing directors and principals of any of the Fortress Holders that is a partnership or limited liability company; provided that such transferee shall agree to be bound by the provisions of this Section 9.6 to the same extent as if such transferee were a Fortress Holder; or
(c)	in a Public Sale.
     9.6.8. The foregoing provisions of this Section 9.6 shall expire upon the closing of a Qualified Public Offering and shall not apply to any Units which have been Sold in a Public Sale.
     9.7. Drag Along.
     9.7.1. In connection with a Sale of a Series by the Series Majority Class A Holders (each such holder, a “Prospective Selling Holder”) to one or more Persons that are not Affiliates of such Series Majority Class A Holders (collectively, the “Prospective Buyer”) (the percentage of the Affected Units held by the Prospective Selling Holders which such number of units to be so sold by the Prospective Selling Holders represents is referred to herein as the “Drag Along Sale Percentage”), each holder of an Affected Unit hereby agrees, if the Prospective Selling Holders give the Drag Along Notice referred to in Section 9.7.2, to Sell or otherwise dispose of or exchange Units representing, with respect to such Affected Units held by such holder, the Drag Along Sale Percentage of such Affected Units, which will first include vested Units and then, after all vested Units have been included, unvested Units, in the manner and on the terms set forth in this Section 9.7.
     9.7.2. If the Prospective Selling Holders elect to exercise their rights under this Section 9.7, a written notice (the “Drag Along Notice”) shall be furnished by the Prospective Selling Holders to each other holder of Affected Units. The Drag Along Notice shall set forth the principal terms of the proposed Sale of a Series including the number, Series and Classes of Units to be acquired or exchanged by the Prospective Buyer in the Sale of a Series, the number of Units to be acquired or exchanged from the Prospective Selling Holders, the manner in which such Units are to be sold or exchanged, the Drag Along Sale Percentage, the per Unit consideration to be received in the proposed Sale of a Series (which may be estimated if the price is determined by a formula including variables which cannot be precisely determined until closing) and the name of the Prospective Buyer. The Prospective Selling Holders shall not be entitled to exercise any rights under this Section 9.7 in connection with a Sale of Class C Preferred Units or Class D Preferred Units unless the Fortress Holders propose to sell at least 50% of their aggregate holdings of Class C Preferred Units or Class D Preferred Units.
     9.7.3. If the Prospective Selling Holders consummate the proposed Sale of a Series to which reference is made in the Drag Along Notice, each other holder of Affected Units (each a “Participating Seller,” and, together with the Prospective Selling Holders, collectively, the “Drag Along Sellers”) shall be bound and obligated to Sell, exchange or otherwise dispose of Units representing, with respect to such Affected Units held by such holder, the Drag Along Sale Percentage of such Affected Units in the proposed Sale of a Series on the same terms and conditions with respect to each Unit sold, exchanged or otherwise disposed of (subject to Section 9.8), as the Prospective

Selling Holders shall Sell, exchange or otherwise dispose of each Unit in the Sale of a Series; provided, however, that, in the case of a sale, exchange or disposition of Class C Preferred Units or Class D Preferred Units, the price or value assigned to such Units shall be expressed as a specified percentage of the Series 1 Class C Preferred Priority Return (in the case of Class C Preferred Units) or Series 1 Class D Preferred Priority Return (in the case of Class D Preferred Units) of the Units to be sold, exchanged or disposed of. Notwithstanding any provision contained herein to the contrary, except as provided in Section 9.7.1, no holder of Units shall have the right to exercise any tag along rights contained in Section 9.6 in connection with the proposed Sale of a Series to which reference is made in the Drag Along Notice. If at the end of the 120th day following the date of the effectiveness of the Drag Along Notice (provided, that if the only condition, other than the making of payments or delivery of documents at such closing, to the completion of the proposed sale is one or more regulatory or governmental approvals or consents, such 120 day period shall automatically be extended for an additional 45 days), the Prospective Selling Holders have not completed the proposed Sale of a Series, each Participating Seller shall be released from his obligation under the Drag Along Notice, the Drag Along Notice shall be null and void, and it shall be necessary for a separate Drag Along Notice to be furnished and the terms and provisions of this Section 9.7 separately complied with, in order to consummate such proposed Sale of a Series pursuant to this Section 9.7.
     9.7.4. The foregoing provisions of this Section 9.7 shall expire upon the closing of a Qualified Public Offering and shall not apply to any Units which have been Sold in a Public Sale.
     9.8. Miscellaneous Provisions Relating to Sales or Sale of Series Interests under Section 9.6 and 9.7. The following provisions shall be applied to any Sale or Sale of Series Interests to which Section 9.6 or 9.7 applies:
     9.8.1. Each Participating Seller, whether in his capacity as a Participating Seller, holder of Units, officer or Manager of such Series, or otherwise, shall take or cause to be taken all such actions as may be reasonably necessary or desirable in order expeditiously to consummate each Sale or Sale of a Series pursuant to Section 9.6 or 9.7 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Prospective Selling Holders and the Prospective Buyer; provided, however, that Participating Sellers shall be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the Prospective Buyer solely to the extent provided in the immediately following sentence. Without limiting the generality of the foregoing, each Participating Seller agrees to execute and deliver such agreements as may be reasonably specified by the Prospective Selling Holders to which such Prospective Selling Holders will also be party, including agreements to (a) make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Units and the power, authority and legal right to Transfer such

Units and (b) be severally (with all other sellers) liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Series or the Company and its Subsidiaries; provided, however, that, except with respect to individual representations, warranties, covenants, indemnities and other agreements of Participating Sellers of the type described in clause (a) above, the aggregate amount of such liability shall not exceed the lesser of (i) such Participating Seller’s pro rata portion of any such liability, to be determined in accordance with such Participating Seller’s portion of the aggregate proceeds to all holders of Units in connection with such Sale or Sale of a Series, or (ii) the proceeds received by such Participating Seller in connection with such Sale or Sale of a Series; and provided, further, that the nature and extent of such representations, warranties, covenants and indemnities shall be the same with respect to each Class of Units being sold in such Sale.
     9.8.2. All reasonable costs and expenses incurred by any Prospective Selling Holder or Series in connection with any proposed Sale or Sale of a Series pursuant to Section 9.6 or 9.7 (whether or not consummated), including all attorneys fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid from the sales proceeds prior to distribution and shall be borne by the Prospective Selling Holders and the Participating Sellers pro rata based on the proceeds which would otherwise be received by them. The Series may retain legal counsel and other advisors, if necessary, to assist with the Sale or Sale of a Series.
     9.8.3. The closing of a Sale or Sale of a Series pursuant to Section 9.6 or 9.7 shall take place at such time and place as the Prospective Selling Holders shall specify by reasonable notice to each Participating Seller. At the closing of any Sale or Sale of a Series under Section 9.6 or 9.7, each Participating Seller shall deliver any certificates evidencing the Units to be Sold by such Participating Seller, duly endorsed, or with transfer powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration. It is understood and agreed that no holder of Units shall have any liability to any other holder of Units arising from, relating to or in connection with any proposed Sale or Sale of a Series which has been the subject of a Tag Along Notice or a Drag Along Notice whether or not such proposed Sale or Sale of a Series is consummated (except solely to the extent, if any, as such holder may agree in the documentation specifically relating to such Sale or Sale of a Series).
     9.8.4. Subject to Section 9.8.2, the Participating Sellers shall receive their pro rata portion of the consideration for the Units sold or otherwise disposed of pursuant to the Sale or Sale of a Series (after deduction of the proportionate share of (i) amounts paid into escrow or held back, in the reasonable determination of the Prospective Selling Holders, for indemnification or post-closing expenses and (ii) amounts subject to post-closing purchase price adjustments, provided that upon determination of such purchase price adjustment or indemnification or post-closing expenses and upon release of any such escrow or hold-back, as applicable, such amounts will be distributed to the

Participating Sellers so that the total amount distributed is in accordance with the provisions of Section 9.8.5) from the Prospective Buyer concurrently with the receipt of consideration by the Prospective Selling Holders.
     9.8.5. The relative amounts of consideration to be received in respect of each Unit in a Sale or Sale of a Series pursuant to Section 9.6 or 9.7 shall be based upon the Pre-Transaction Value of such Unit. Notwithstanding the fact that the Units to be sold by Prospective Selling Holders may be of one or more Classes of Units, each holder of each such Class of Units shall be entitled to the benefits, and subject to the obligations, of Sections 9.6 and 9.7 and this Section 9.8 with respect to all Units of the Series to be sold in a Sale or Sale of a Series held by such holder as if such Units were of the same Class, subject only to possible differences in the per-Unit consideration to be paid in accordance with the immediately preceding sentence.
     9.9. Pre-Emptive Rights. Except for (a) any Units issued to a Fortress Holder or any Affiliate of a Fortress Holder in exchange for Transaction Related Invested Capital or (b) any issuance of Class D Preferred Units, neither the Company nor a Series shall Issue or sell any Units to a Fortress Holder or any Affiliate of a Fortress Holder, or any options, warrants or other rights to acquire any Units, or any securities convertible into or exchangeable for, directly or indirectly, any Units to a Fortress Holder or any Affiliate of a Fortress Holder or take any loan pursuant to Section 3.15 (except 3.15.2) from a Fortress Holder or any Affiliate of a Fortress Holder (each such Issuance or receipt of a loan, an Issuance of “Subject Securities”), except in compliance with the provisions of this Section 9.9; provided, however, that, if in the reasonable judgment of the Company Manager or Applicable Series Manager, the Issuance of such Subject Securities is necessary or other exigent circumstances making such Issuance desirable exist, then the Company or applicable Series may Issue such Subject Securities without first complying with the provisions of this Section 9.9; provided, further that the provisions of this Section 9.9 are complied with as reasonably promptly as possible following such Issuance of Subject Securities.
     9.9.1. Not fewer than 20 business days prior to the consummation of the Issuance of Subject Securities, a written notice (the “Participation Notice”) shall be given by the applicable Series to each Management Holder. The Participation Notice shall include:
(a)	The principal terms of the proposed Issuance, including (i) the number and kind of Subject Securities to be included in the Issuance, (ii) the price per unit of the Subject Securities and (iii) (x) in the case of the Issuance of Units of an existing Series, the percentage represented by the number of Class A Units of the Series of which the Subject Securities will be designated owned, beneficially and of record, by such Management Holder immediately prior to the Issuance divided by the aggregate number of Class A Units of the Series of which the Subject Securities will be designated then outstanding owned by all Members of such Series immediately prior to such Issuance or (y) in the case of the Issuance of Units of an Additional Series, the percentage represented by the number of Series 1 Class A Units designated owned, beneficially and of record, by such Management Holder immediately prior to the Issuance divided by the aggregate number of Series 1 Class A Units owned by all Members immediately prior to such Issuance (the percentage resulting from clause (x) and (y), as the case may be, the “Participation Portion”); provided that if the consideration to be paid by the Fortress Holders for the Subject Securities contains non-cash consideration, then the Participation Notice shall also specify the Fair Market Value of such non-cash consideration; and
(b)	An offer by such Series to Issue to such Management Holder such portion (not in any event to exceed such Management Holder’s Participation Portion of the total amount of Subject Securities to be included in the Issuance) of the Subject Securities to be included in the Issuance as may be requested by such Management Holder, at the same price and otherwise on the same terms and conditions, with respect to each unit of Subject Securities issued to such Management Holder, as the Issuance to the Fortress Holders, provided, that if the consideration to be paid by the Fortress Holders for the Subject Securities contains non-cash consideration, then such offer shall give each such Management Holder the option to pay, in lieu of delivery of such non-cash consideration, cash in the amount of the Fair Market Value of such non-cash consideration.
     9.9.2. Each Management Holder desiring to accept the offer contained in the Participation Notice shall send an irrevocable commitment (each a “Participation Commitment”) to the applicable Series within ten business days after the receipt of the Participation Notice specifying the amount or proportion (not in any event to exceed such Management Holder’s Participation Portion of the total amount of Subject Securities to be included in the Issuance) of Subject Securities which such Management Holder desires to be issued (each a “Participating Buyer”). Subject to Section 9.9.8, each Management Holder that has not so accepted such offer shall be deemed to have waived all of such Management Holder’s rights with respect to the Issuance under this Section 9.9, and the Series shall thereafter be free to Issue Subject Securities to the Fortress Holders and any Participating Buyers, at a price no less than 95% of the price set forth in the Participation Notice and on other terms not materially more favorable to the Fortress Holders and Participating Buyers than those set forth in the Participation Notice, without any further obligation to such non-accepting Management Holder under this Section 9.9.
     9.9.3. The acceptance of each Participating Buyer shall be irrevocable and each such Participating Buyer shall be bound and obligated to acquire in the Issuance such amount or proportion of Subject Securities as such Participating Buyer shall have specified in such Participating Buyer’s Participation Commitment.
     9.9.4. Each holder of Series Interests of the same Series as the Subject Securities, whether in his capacity as a Participating Buyer, holder of such Series Interests, officer or Manager of the Series, or otherwise, shall take or cause to be taken all such reasonable actions as may be reasonably necessary or desirable in order to consummate expeditiously each Issuance pursuant to this Section 9.9 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments, filing applications, reports, returns, filings and other documents or instruments with governmental authorities, and otherwise cooperating with the Series, the Fortress Holders and the Participating Buyers (if any).
     9.9.5. All costs and expenses incurred by any holder of Series Interests of the same Series as the Subject Securities or the Series in connection with any proposed Issuance of Subject Securities (whether or not consummated), including all attorney’s fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be borne by such holder.
     9.9.6. The closing of an Issuance pursuant to this Section 9.9 shall take place at such time and place as the Series shall specify by notice to each Participating Buyer given not less than three business days prior to the closing of the Issuance.
     9.9.7. The terms and conditions of this Section 9.9 may be waived on behalf of all Management Holders by the written consent of the Majority Management Holders, in which case, no Management Holder shall have a pre-emptive right to the Issuance of such Subject Securities.
     9.9.8. If any Management Holder shall not elect to be issued such Management Holder’s Participation Portion of the total amount of Subject Securities to be included in any Issuance (the “Unaccepted Participation Portion”), the Participating Buyers may elect to be issued all or any portion of such Unaccepted Participation Portion in accordance with the terms and conditions of this Section 9.9, on a pro rata basis in accordance with the amounts of their respective Participation Commitments, or on such other basis as such Participating Buyers shall agree.
     9.9.9. By their execution of this Fourth Amended and Restated Limited Liability Company Agreement, each of the Management Holders hereby irrevocably waives its right to preemptive rights pursuant to this Section 9.9 with respect to any Set Aside Capital.
     9.10. Forfeiture of Class A Units.
     9.10.1. Notwithstanding anything herein to the contrary, any Management Holder whose Employment is terminated by the Company or any of its Subsidiaries for any reason shall vest, if at all, in the Company Match Class A Units according to the Vesting Schedule set forth on Schedule 3.7 and shall automatically forfeit to the applicable Series without consideration therefor (and each Series shall promptly thereafter cancel and retire) any unvested Company Match Class A Units as of the date of such termination; provided, however, that if the Company or any of its Subsidiaries terminates such Management Holder’s Employment without Cause, such Management Holder resigns for Good Reason or such Management Holder’s Employment terminates due to death or Disability, such Management Holder shall be vested in the next higher level of vesting pursuant to the Vesting Schedule as of the date of such termination. Failure to renew a Management Holder’s Employment agreement (which failure is not otherwise related to the termination of such Member’s Employment) shall have no effect on the vesting of Company Match Class A Units. In the case of any such forfeiture, such Management Holder shall tender any and all certificates representing its Class A Units of such Series to the applicable Series (along with such other documentation as the applicable Manager may reasonably request) and each such Series shall issue a replacement certificate to such Management Holder representing the number of vested Class A Units of such Series held by such Management Holder.
     9.10.2. Distributions made with respect to the Company Match Class A Units shall constitute an immediate vesting event as to the amount so distributed, which shall first be deemed to constitute a distribution of aggregate Net Profits previously or concurrently allocated to such Company Match Class A Units and then as a Distribution of capital that, by virtue of such Distribution, shall vest and is therefore includible in income by the holder of such Class A Unit and deductible by the Company.
     9.10.3. Upon a forfeiture of an individual’s Class A Units pursuant to this Section 9.10, if the individual fails or refuses to execute such documents or instruments of transfer as requested by the applicable Series Manager, the applicable Series Manager may appoint any Person to act as attorney-in-fact for such Person in order to execute such documents or instruments of transfer.
     9.11. Repurchase Rights.
     9.11.1. Each Series shall have the right (but not the obligation, except as provided in Section 9.11.5) to exercise its right to purchase all or a portion of the Class A Units of such Series (but in the case of the Company Match Class A Units, only the vested portion as the unvested portion shall be automatically forfeited in accordance with Section 9.10) held by a Management Holder within thirty (30) days after such Management Holder’s termination of Employment (for any reason) with the Company or its Subsidiaries (the “Repurchase Rights”).
     9.11.2. If such Series does not exercise its Repurchase Rights, the Fortress Holders shall have the right (but not the obligation) to exercise the Repurchase Rights on the same terms and conditions as applicable to such Series in this Section 9.11 and all references to such Series in this Section 9.11 shall be read to include the Fortress Holders to the extent the Fortress Holders exercise Repurchase Rights.
     9.11.3. If such Series exercises its Repurchase Rights in respect of a Management Holder whose Employment with the Company or its Subsidiaries is involuntarily terminated by the Company or its Subsidiary without Cause, who terminates his or her Employment for Good Reason, or whose Employment terminates due to death or Disability, such Management Holder shall receive an amount equal to the greater of (i) the sum of (a) the amount paid by the Management Holder for the Class A Units purchased by such Management Holder (the “Purchased Units”) and (b) in respect of the vested portion of the Company Match Class A Units, an amount equal to the number of such vested Company Match Class A Units multiplied by the per Unit dollar amount paid by such Management Holder for the Purchased Units and (ii) the current Fair Market

Value of the Class A Units purchased and the vested portion of the Company Match Class A Units.
     9.11.4. If such Series exercises its Repurchase Rights in respect of a Management Holder whose Employment with the Company or its Subsidiaries is terminated for any reason other than by the Company or its Subsidiaries without Cause, by the Management Holder for Good Reason or due to death or Disability, such Management Holder will receive an amount equal to the lesser of (i) the sum of (a) the amount paid by the Management Holder for the Class A Units purchased and (b) in respect of the vested portion of the Company Match Class A Units, an amount equal to the number of such vested Company Match Class A Units multiplied by the per Unit dollar amount paid by such Management Holder for the Purchased Units and (ii) the current Fair Market Value of the Class A Units purchased and the vested portion of the Company Match Class A Units. Such Management Holder will forfeit the unvested portion of such Management Holder’s Company Match Class A Units as of the date of termination and shall not be entitled to receive any benefit attributable to the unvested portion of the Company Match Class A Units on or after the date of such termination.
     9.11.5. A Management Holder may elect to require a Series to exercise its Repurchase Rights with respect to the Class A Units of such Series purchased by the Management Holder plus the vested portion of the Company Match Class A Units of such Series if the Management Holder’s Employment with the Company or its Subsidiaries is terminated (i) by reason of death or Disability, (ii) by the Company without Cause, or (iii) by the Management Holder for Good Reason, for a period of thirty (30) days after such termination, in which case such Management Holder shall receive the current Fair Market Value of such Class A Units and vested Company Match Class A Units.
     9.11.6. In connection with any exercise of Repurchase Rights pursuant to this Section 9.11, the Management Holders agree to execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, all instruments and documents that may be reasonably requested by such Series in connection therewith.
     9.11.7. Notwithstanding anything herein to the contrary, except for the required exercise of Repurchase Rights pursuant to Section 9.11.5, each Series shall have the right to not exercise its Repurchase Rights if a Management Holder (an “Objecting Management Holder”) provides such Series with a written objection of such Series’ determination of the Fair Market Value of such Units to be repurchased (a “Fair Market Value Objection”) within 10 days after such Series’ determination of such Fair Market Value and, after complying with the provisions of Section 9.11.8, the Arbitrator determines that the Valuation Expert’s determination of Fair Market Value shall be used instead of such Series’ determination of Fair Market Value.
     9.11.8. (a) For a period of 30 days following such Series’ receipt of a Fair Market Value Objection, such Series and Objecting Management Holder shall endeavor in good faith to agree upon the Fair Market Value of such Class A Units and shall execute a written instrument specifying the Fair Market Value thereof.

(b)	If during such 30-day period such Series and Objecting Management Holder have not reached an agreement on the Fair Market Value of such Class A Units, the Objecting Management Holder may retain an independent valuation expert with experience in valuing financial companies and mortgage originators (the “Valuation Expert”) to provide such Series with its determination of the Fair Market Value of such Class A Units.

(c)	If such Series does not agree with the Valuation Expert’s determination of Fair Market Value, such Series and Objecting Management Holder shall engage a mutually agreed upon nationally recognized arbitrator with experience in valuing financial companies and mortgage originators (the “Arbitrator”), or if the parties cannot so agree, each will select a nationally recognized arbitrator with experience in valuing financial companies and mortgage originators and the two arbitrators so selected will select a third nationally recognized arbitrator with experience in valuing financial companies and mortgage originators to act as the Arbitrator, and the Arbitrator shall determine if the Fair Market Value to be used is that of such Series or the Valuation Expert, it being expressly understood that the Arbitrator shall not be entitled to select any value other than those presented by such Series and Objecting Management Holder.

(d)	The fees and expenses of the Valuation Expert and Arbitrator shall be borne equally by such Series and Objecting Management Holder, taking into account, in respect of such Objecting Management Holder’s portion of such fees and expenses, such Objecting Management Holder’s proportionate share of such Series’ portion of the fees and expenses.
     9.11.9. Sections 9.11.3, 9.11.4 and 9.11.5 shall not apply to Class A Units held by the Designated Management Holders, which are subject to modified Repurchase Rights, as set forth in separate agreements between them and the Company.
9.12. Management Loan.
     9.12.1. At the election of each Management Holder (an “Electing Management Holder”), the Company or applicable Series will provide to such Management Holder a nonrecourse loan pursuant to a promissory note substantially in the form attached hereto on Schedule 9.12 (or such other documentation as reasonably determined by the Managers) (a “Management Loan”) in respect of such Management Holder’s federal and state income tax liability on Company Match Class A Units and Class B Units held by Management LLC for the benefit of such Electing Management Holder; provided, however, that a Management Holder may only elect to receive a Management Loan if (i) such Management Holder makes an election pursuant to Section 83(b) of the Code at the time a Series grants the Company Match Class A Units to such Management Holder or at the time Management LLC receives any Class B Units for the benefit of such Management Holder or (ii) such Management Holder (x) incurs tax liability upon the vesting of his or her Company Match Class A Units or the Class B Units held by

Management LLC for the benefit of such Electing Management Holder in excess of all net after-tax Distributions (excluding any Tax Distribution) made with respect to such Electing Management Holder’s Class A Units and any Class B Units held by Management LLC for the benefit of such Electing Management Holder determined as of the date the Electing Management Holder is required to pay such tax liability and (y) remains an employee of the Company or one of its Subsidiaries immediately after the vesting of his or her Company Match Class A Units or the Class B Units held by Management LLC for the benefit of such Electing Management Holder that resulted in such tax liability; provided, further, that, the amount of such Management Loan shall not exceed (x) in the case of clause (i) in the preceding proviso, the federal and state income tax liability incurred by such Electing Management Holder as a result of the receipt of such Management Holder’s Company Match Class A Units or the Class B Units held by Management LLC for the benefit of such Electing Management Holder or (y) in the case of clause (ii) in the preceding proviso, such Electing Management Holder’s income tax liability incurred upon vesting of the Company Match Class A Units or the Class B Units held by Management LLC for the benefit of such Electing Management Holder minus all net after-tax Distributions (excluding any Tax Distribution) made with respect to such Electing Management Holder’s Class A Units and any Class B Units held by Management LLC for the benefit of such Electing Management Holder determined as of the date the Electing Management Holder is required to pay such tax liability.
     9.12.2. Interest shall accrue on the outstanding principal amount of a Management Loan, compounded on a quarterly basis, at a rate equal to the prime rate (as set forth in the Wall Street Journal on the date such Management Loan is made) per annum.
     9.12.3. All cash payments (including in the form of compensation for Employment) and Distributions (excluding any Tax Distribution) to be made to (a) an Electing Management Holder by the Company and its Subsidiaries or a Series or (b) Management LLC by the Company and its Subsidiaries or a Series (in respect of any Class B Units held by Management LLC for the benefit of such Electing Management Holder), including any amount paid by the Company or any of its Subsidiaries or a Series (or pursuant to Section 9.11.2, the Fortress Holders) to such Electing Management Holder to repurchase such Electing Management Holder’s Class A Units (but excluding base salary and 50% of any cash bonus) during, or following the termination of, such Electing Management Holder’s Employment with CHEC or its Affiliates shall be remitted to the Company or Series, as applicable, and shall be credited against the outstanding balance of such Electing Management Holder’s Management Loan.
     9.12.4. In the event that the Company or Series is required to withhold any amount on account of taxes in connection with any rights of an Electing Management Holder in connection with the Company Match Class A Units or such Electing Management Holder’s Management Loan, such amounts shall be treated for all purposes as having been distributed to the Electing Management Holder.
     9.12.5. A Management Loan shall be secured by all Class A Units held by the Electing Management Holder, any Class B Units held by Management LLC for the benefit of such Electing Management Holder and any equity interests in Management

LLC held by such Electing Management Holder to whom such loan is provided. A Management Loan (and any interest thereupon) may be repaid by a Management Holder at any time without penalty.
     9.12.6. If a Management Holder’s Employment with the Company or a Subsidiary is terminated for any reason, then such Management Holder’s Management Loan, if any, shall become due and payable thirty (30) days after such termination and, at the election of an Electing Management Holder, that number of Class A Units held by the Electing Management Holder, Class B Units held by Management LLC for the benefit of such Electing Management Holder and equity interests in Management LLC held by such Electing Management Holder with a Fair Market Value equal in value to the unpaid amount of such Management Loan, or if the Electing Management Holder shall so determine, all of the Class A Units held by such Electing Management Holder, all Class B Units held by Management LLC for the benefit of such Electing Management Holder and all equity interests in Management LLC held by such Electing Management Holder, may be tendered to the Company or Series at any time after such termination, in either case in full repayment of such Management Loan.
9.13. Class B Employment Termination Redemption Rights.
     9.13.1. Within thirty (30) days after the termination of a Management LLC Member’s Employment with the Company or a Subsidiary for any reason other than those listed in Section 9.13.2, Series 1 and Series 2, as applicable, shall have the right (but not the obligation, except as provided in Section 9.13.2) to exercise their right to purchase (the “Class B Termination Redemption Rights”) all of the applicable Allocated Class B Interests held by Management LLC (the “Affected Allocated Class B Interest”). If Series 1 and/or Series 2 exercises its Class B Termination Redemption Rights, the Class B Holder shall receive an amount equal to the Deemed Series 1 Class B Sale Proceeds and/or Deemed Series 2 Class B Sale Proceeds, as the case may be; and all Affected Allocated Class B Interests shall be cancelled and retired.
     9.13.2. If a Management LLC Member’s Employment with the Company or a Subsidiary is terminated (i) by reason of death or Disability, (ii) by the Company without Cause, or (iii) by the Management LLC Member for Good Reason, then, during the thirty (30) day period commencing on the nine month anniversary of such termination, Series 1 and Series 2 shall have the right to exercise its Class B Termination Redemption Rights. The Management LLC Member whose Employment is so terminated shall, during the thirty (30) day period commencing on the nine month anniversary of such termination, have the right to exercise its right under the Management LLC Agreement to have its ownership in Management LLC redeemed, in which case the Class B Holder will elect to require Series 1 and Series 2 to exercise their Class B Termination Redemption Rights with respect to the applicable Affected Allocated Class B Interest, in which case the Class B Holder shall receive an amount equal to the Deemed Class B Sale Proceeds and all Affected Allocated Class B Interests shall be cancelled and retired.
     9.13.3. If a Management LLC Member’s Employment is terminated for any of the reasons listed in Section 9.13.2 and Series 1 and/ or Series 2, as the case may be, elects to exercise their Class B Termination Redemption Rights (as opposed to the required exercise of the Class B Termination Redemption Rights at the election of the Management LLC Member whose Employment is terminated) and the Fortress Holders dispose of more than 50% of their Series 1 Class A Units and/or their Series 2 Class A Units, as the case may be, to an unaffiliated third party within three months before and nine months after such termination, the Deemed Series 1 Class B Sale Proceeds and Deemed Series 2 Class B Sale Proceeds to which such Management LLC Member is entitled shall be calculated assuming that such Management LLC Member was fully vested in his Affected Allocated Class B Interests at the time of any such disposition by the Fortress Holders.
     9.13.4. In connection with any exercise of Class B Termination Redemption Rights pursuant to this Section 9.13, the Class B Holder agrees to execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, all instruments and documents that may be reasonably requested by Series 1 and Series 2 in connection therewith.
     9.13.5. Notwithstanding anything herein to the contrary, except for the required exercise of Class B Termination Redemption Rights pursuant to Section 9.13.2, Series 1 and Series 2 shall have the right to not exercise their Class B Termination Redemption Rights if the Class B Holder, on behalf of a Management LLC Member (an “Objecting Class B Holder"), provides Series 1 and/or Series 2, as applicable, with a written objection of such determination of the Fair Market Value of the Affected Allocated Class B Interests to be repurchased (a “Class B Fair Market Value Objection") within 10 days after such Series’ determination of such Fair Market Value and, after complying with the provisions of Section 9.11.8, the Arbitrator determines that the Valuation Expert’s determination of Fair Market Value shall be used instead of Series 1’s and/or Series 2’s determination of Fair Market Value, as applicable, in which case the fees and expenses of the Valuation Expert and Arbitrator shall be borne by Series 1 or Series 2, as applicable.
9.14. Class B Sale Repurchase Right.
     9.14.1. In the event of a Sale in which the Fortress Holders dispose of all of their Series 1 Class A Units (a “Complete Series 1 Fortress Sale”) all Series 1 Class B Units shall become fully vested and shall be entitled to receive a portion of the proceeds of such Complete Series 1 Fortress Sale to the extent provided in, and in accordance with the terms of, Section 9.15, and all Series 1 Class B Units shall be cancelled and retired and the Class B Holder shall cease to be a Member of Series 1 and, if the Class B Holder is not a Member of any other Series, the Company.
     9.14.2. In the event of a Sale in which the Fortress Holders dispose of all of their Series 2 Class A Units (a “Complete Series 2 Fortress Sale”) all Series 2 Class B Units shall become fully vested and shall be entitled to receive a portion of the proceeds of such Complete Series 2 Fortress Sale to the extent provided in, and in accordance with the terms of, Section 9.15, and all Series 2 Class B Units shall be cancelled and retired and the Class B Holder shall cease to be a Member of Series 2 and, if the Class B Holder is not a Member of any other Series, the Company.

     9.15. Proceeds of Sale Transaction. In the event of any Sale of Class A Units (whether or not the same shall constitute a Sale of a Series hereunder), if the Class B Holder would be entitled to some portion of the proceeds of such Sale if the proceeds thereof had been distributed by the Company pursuant to Section 7.2 or Section 7.3, as applicable, the Class B Holder shall, as a condition to completion of such Sale, receive a payment equal to such portion of such proceeds at the time of consummation of such sale.
ARTICLE X
ADMISSION OF ASSIGNEE AS MEMBER
     10.1. Requirements. A Person that has validly (including in compliance with Article IX) acquired a Series Interest by a Transfer from a Member shall be admitted to such Series as a Member upon compliance with each of the following conditions:
(a)	A duly executed and acknowledged written instrument of Transfer is filed with the Company and such Series, specifying the Series Interests being transferred and setting forth the intention of the Member effecting the Transfer that the Assignee succeed to a portion or all of such Member’s Series Interest as a Member;

(b)	The Assignee qualifies as an Accredited Investor or is a Member of the Immediate Family of the Member making such Transfer and such Transfer has been made for estate planning purposes or by testamentary or intestate disposition;

(c)	If requested by the Company Manager and applicable Series Manager, the Assignee delivers to the Company and such Series an opinion of counsel, in form and substance satisfactory to such Manager, to the effect provided in clause (a) of Section 9.2 with respect to the admission of the Assignee as a Member, unless such an opinion would not be required by virtue of the proviso to said clause (a);

(d)	The Member effecting the Transfer and Assignee execute and acknowledge any other instruments that the Company Manager and applicable Series Manager deem reasonably necessary or desirable for admission of the Assignee, including the written acceptance and adoption by the Assignee of the provisions of this Agreement (including the representations, warranties and covenants set forth in Article XIV) and execution, acknowledgment, and delivery to the Manager of a special power of attorney as provided in Section 18.4;

(e)	The Member effecting the Transfer or the Assignee pays to the Company or such Series a transfer fee sufficient to cover all reasonable expenses connected with the admission; and

(f)	Article IX of this Agreement has been or is complied with;
provided, however, that, notwithstanding the foregoing, in no event shall a competitor of the Company or any Subsidiary (as determined in good faith by the Company Manager) be admitted as a Member without the prior written consent of the Company Manager.
     10.2. Consent. Each Member hereby agrees that upon satisfaction of the terms and conditions of this Article X with respect to any proposed Transfer, the Person proposed to be such transferee may be admitted as a Member.
     10.3. Withdrawal of Member; No Dissolution. If a Member Transfers all of its Series Interest pursuant to Article IX and the transferee of such interest is admitted as a Member pursuant to Section 10.1, such Person shall be admitted to such Series as a Member effective on the effective date of the Transfer or such other date as may be specified when the Member is admitted, and, immediately following such admission, the Member effecting the Transfer shall cease to be a Member of such Series. Upon the resignation or withdrawal from such Series of the Member effecting the Transfer, the resigning or withdrawing member shall not be entitled to any Distributions (including any Distributions under Section 18-604 of the Act) from and after the date of such resignation or transfer, other than any Tax Distribution payable in accordance with Section 7.4 hereof.
ARTICLE XI
RIGHTS AND POWERS OF THE MEMBERS
     11.1. No Management and Control. In no event shall any Member, in its capacity as such, have any right or authority to act for or bind the Company or any Series, and, except as expressly provided in this Agreement or any other agreement between such Member and the Company or any Series, no Member in its capacity as such shall take part in or interfere in any manner with the management of the business and affairs of the Company or any Series.
     11.2. Specific Limitations. No Member shall have the right or power to: (a) withdraw or reduce its capital contribution except as a result of the dissolution of the Company or any Series or as otherwise provided by law or in this Agreement, (b) make voluntary capital contributions or contribute any property to the Company or any Series other than cash, (c) bring an action for partition against the Company or any Series or any Company or Series assets, (d) to the fullest extent permitted by law, cause the dissolution of the Company or any Series, except as set forth in this Agreement, or (e) upon any Distribution, including any liquidating Distribution, require that property other than cash be distributed in return for its capital contribution. Each Member hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Company’s or any Series’ property. Except as otherwise set forth in this Agreement, no Member shall have priority over any other Member either as to the return of its capital contribution or as to any allocation of Net Profit or Net Loss, or as to Distributions.

Other than upon the termination and dissolution of the Company or any Series as provided by this Agreement, there has been no time agreed upon when Distribution in liquidation of a Member’s Series Interest will be made.
11.3. Amendments to Certificate and Agreement; Voting.
     11.3.1. Except as otherwise expressly provided herein, including Section 3.7, Section 3.8, Section 5.3 and Section 11.3.5, either this Agreement or the Certificate (or both) may be modified or amended with and by (but only with and by) the written consent of the Majority Class A Holders. A Member’s execution and delivery of this Agreement shall be deemed its consent and approval of any and all amendments to the Previous Agreements that are reflected in this amended and restated limited liability company agreement.
     11.3.2. The Company Manager shall cause to be prepared and filed any amendment or restatement to the Certificate that may be approved in accordance with this Agreement.
     11.3.3. Any modification or amendment to the Certificate or this Agreement pursuant to this Article XI shall be binding on all Members and Assignees. Each Member and Assignee shall be bound by this Agreement whether or not such Member or Assignee has executed this Agreement.
     11.3.4. For all purposes hereunder and under the Act, all holders of Units of a particular Series shall vote together as a single class, with (a) each holder of Class A Units of such Series entitled to a number of votes equal to the number of Class A Units of such Series of which it is the record holder and (b) the Class B Holder, each holder of Class C Preferred Units and each holder of Class D Preferred Units shall have no vote with respect to its Class B Units, Class C Preferred Units or Class D Preferred Units, as applicable.
     11.3.5. Notwithstanding the foregoing, (i) none of Article XVII or Sections 3.8, 3.15, 3.16, 5.3, 7.2, 7.4, 9.6, 9.7, 9.8, 11.3, 16.1, 18.5, 18.7 of this Agreement or, to the extent used in Article XVII or Sections 3.8, 3.15, 3.16, 5.3, 7.2, 7.4, 9.6, 9.7, 9.8, 11.3, 16.1, 18.5, 18.7, any of the Specified Defined Terms, or any other Defined Term contained in Schedule 1 hereto to the extent used in any Specified Defined Term, may be modified or amended without the consent of the Majority Management Holders, which consent may not be unreasonably withheld, conditioned or delayed and (ii) none of those rights, preferences or privileges of the Management Holders, the Class B Holder, or the Management Holders and the Class B Holder, contained in Article IX that are specific or unique to the Management Holders, the Class B Holder, or the Management Holders and the Class B Holder, or, to the extent used in the provisions of Article IX which set forth such rights, preferences or privileges, any of the Defined Terms contained in Schedule 1 hereto or any other Defined Term contained in Schedule 1 hereto to the extent used in any Specified Defined Term, may be modified or amended in a manner adverse to the Management Holders or Class B Holder, as applicable, without the consent of the

Majority Management Holders and/or Majority Class B Holder Members, as applicable, which consent may not be unreasonably withheld, conditioned or delayed.
ARTICLE XII
DISSOLUTION OF COMPANY
     12.1. Termination of Membership. No Member shall resign or withdraw from the Company or any Series except that, subject to the restrictions set forth in Articles IX and X, any Member may Transfer its Series Interests to an Assignee and an Assignee may become a Member in place of the Member which assigned its Series Interests with respect to the Series Interests Transferred. The death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member shall not in and of itself cause the Company or any Series to be dissolved or its affairs to be wound up, and upon the occurrence of any such event, the Company or such Series shall be continued without dissolution.
     12.2. Events of Dissolution or Liquidation. The Company shall be dissolved upon the happening of any of the following events: (a) the determination of the Company Manager, (b) the sale or other disposition of all of the Company’s and each Series’ assets and receipt of the final payment of all installment obligations received as a result of such sale or other disposition, (c) upon the termination of all Series pursuant to the next sentence, (d) upon the affirmative vote or other written consent of all holders of Class A Units or (e) the entry of a decree of judicial dissolution under Section 18-802 of the Act. A Series shall be dissolved upon the happening of any of the following events: (a) the affirmative vote or written consent of all Members of such Series at any time to terminate and dissolve such Series, (b) the determination of the Series Manager, (c) the dissolution of the Company pursuant to the previous sentence, (d) the sale or disposition of all of such Series’ assets and receipt of the final payment of all installment obligations received as a result of such sale or other disposition or (e) the occurrence of any other event that causes the termination of such Series under the Act.
     12.3. Liquidation. Upon dissolution of the Company or any Series for any reason, the Company or such Series shall immediately commence to wind up its affairs. A reasonable period of time shall be allowed for the orderly termination of the Company’s or such Series’ business, discharge of its liabilities, and distribution or liquidation of the remaining assets so as to enable the Company or such Series to minimize the normal losses attendant to the liquidation process. The Company’s property or such Series’ and assets or the proceeds from the liquidation thereof shall be distributed so as not to contravene the Act and upon satisfaction (whether by payment or the making of reasonable provision for payment) of the Company’s or such Series’ liabilities, in accordance with Section 7.2. A full accounting of the assets and liabilities of the Company or such Series shall be taken and a statement thereof shall be furnished to each Member of the Company or such Series, as applicable, within thirty days after the distribution of all of the assets of the Company or such Series. Such accounting and statements shall be prepared under the direction of the applicable Manager. In the case of the liquidation of the Company, upon such final accounting, the Company Manager shall cancel the Certificate in accordance with the Act and the Company’s existence as a separate legal entity shall terminate.

     12.4. No Action for Dissolution. The Members acknowledge that irreparable damage would be done to the goodwill and reputation of the Company and each Series if any Member should bring an action in court to dissolve the Company or any Series under circumstances where dissolution is not required by Section 12.2. This Agreement has been drawn carefully to provide fair treatment of all parties and equitable payment in liquidation of the Series Interests of all Members. Accordingly, except where the Company Manager or applicable Series Manager has failed to liquidate the Company or any Series as required by Section 12.2 and except as specifically provided in Section 18-802 of the Act, each Member hereby waives and renounces its right to initiate legal action to seek dissolution or to seek the appointment of a receiver or trustee to liquidate the Company or any Series.
     12.5. No Further Claim. Upon dissolution, each Member shall look solely to the assets of the Company or Series for the return of its capital, and if the Company’s or such Series’ property remaining after payment or discharge of the debts and liabilities of the Company or such Series, including debts and liabilities owed to one or more of the Members, is insufficient to return the aggregate capital contributions of each Member, such Members shall have no recourse against the Company or any Series, any member of the Managers or any other Member.
ARTICLE XIII
INDEMNIFICATION
     13.1. General. The Company or any Series, as applicable shall, to the fullest extent permitted by law, indemnify, defend, and hold harmless the Company Manager, each Series Manager and each Member, including the Tax Matters Members, and each such Person’s officers, directors, partners, members, shareholders, employees, and agents, and the employees, officers, and agents of the Company or applicable Series, (all indemnified persons being referred to as “Indemnified Persons” for purposes of this Article XIII), from any liability, loss, or damage incurred by the Indemnified Person by reason of any act performed or omitted to be performed by the Indemnified Person in connection with the business of the Company or applicable Series and from liabilities or obligations of the Company or applicable Series imposed on such Person by virtue of such Person’s position with the Company or applicable Series, including reasonable attorneys’ fees and costs and any amounts expended in the settlement of any such claims of liability, loss, or damage; provided, however, that, if the liability, loss, damage, or claim arises out of any action or inaction of an Indemnified Person, indemnification under this Section 13.1 shall be available only if (a) either (i) the Indemnified Person, at the time of such action or inaction, believed, in good faith, that its, his or her course of conduct was in, or not opposed to, the best interests of the Company or applicable Series, or (ii) in the case of inaction by the Indemnified Person, the Indemnified Person did not intend its, his or her inaction to be harmful or opposed to the best interests of the Company or applicable Series, and (b) the action or inaction did not constitute fraud, gross negligence, or willful misconduct by the Indemnified Person; and provided, further, that indemnification under this Section 13.1 shall be recoverable only from the assets of the Company or Series, as applicable, and not from any assets of the Members or any other Series. The Company or applicable Series may, as determined by the Company Manager or applicable Series Manager, advance or reimburse attorneys’ fees of an Indemnified Person as incurred. The Company or applicable Series may pay for insurance covering liability of the Indemnified Persons for negligence in operation of the Company’s or applicable Series’ affairs.
     13.2. Exculpation. No Indemnified Person shall be liable, in damages or otherwise, to the Company, any Series or to any Member for any loss that arises out of any act performed or omitted to be performed by it or him pursuant to the authority granted by this Agreement if (a) either (i) the Indemnified Person, at the time of such action or inaction, believed, in good faith, that such Indemnified Person’s course of conduct was in, or not opposed to, the best interests of the Company or such Series, or (ii) in the case of inaction by the Indemnified Person, the Indemnified Person did not intend such Indemnified Person’s inaction to be harmful or opposed to the best interests of the Company or such Series, and (b) the conduct of the Indemnified Person did not constitute fraud, gross negligence, or willful misconduct by such Indemnified Person.
     13.3. Persons Entitled to Indemnity. Any Person who is within the definition of “Indemnified Person” at the time of any action or inaction in connection with the business of the Company or Series, as applicable, shall be entitled to the benefits of this Article XIII as an “Indemnified Person” with respect thereto, regardless whether such Person continues to be within the definition of “Indemnified Person” at the time of such Indemnified Person’s claim for indemnification or exculpation hereunder.
     13.4. Procedure Agreements. The Company and any Series may enter into an agreement with any of their respective officers, employees and agents, Members or Manager, setting forth procedures consistent with applicable law and this Agreement for implementing the indemnities provided in this Article XIII.
     13.5. Interested Transactions. To the fullest extent permitted by law, neither the Company Manager or Series Manager nor any Member shall be deemed to have breached his or her duty of loyalty to the Company, any Series or the Members (and such Company Manager or Series Manager or Member shall not be liable to the Company, any Series or to the Members for breach of any duty of loyalty or analogous duty) with respect to any action or inaction in connection with or relating to any transaction that was approved in accordance with, or contemplated by, the terms hereof.
     13.6. Business Opportunities. To the fullest extent permitted by law, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Company Manager and Series Manager or the Fortress Holders. The Company and each Series renounce any interest or expectancy of the Company or such Series in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Managers or the Fortress Holders. Neither the Managers nor any Fortress Holder who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company or any Series shall have any duty to communicate or offer such opportunity to the Company or any Series, and such Manager or Fortress Holder shall not be liable to the Company or any Series or to the Members for breach of any fiduciary or other duty by reason of the fact that such member Manager or Fortress Holder pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Company or any Series. No amendment or repeal of this Section 13.6 shall apply to or have any effect on the liability or alleged liability of the Managers or the Fortress Holders for or with respect to any opportunities of which the Managers or Fortress Holder become aware prior to such amendment or repeal.
13.7. Fiduciary and Other Duties.
     13.7.1. An Indemnified Person acting under this Agreement shall not be liable to the Company, any Series or to any other Indemnified Person for its, his or her good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expressly limit the duties (including fiduciary duties) and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.
     13.7.2. Notwithstanding any other provision of this Agreement or otherwise applicable law, whenever in this Agreement an Indemnified Person is permitted or required to make a decision (a) in its, his or her discretion or under a grant of similar authority, the Indemnified Person shall be entitled to consider only such interests and factors as such Indemnified Person desires, including its, his or her own interests, and shall, to the fullest extent permitted by applicable law, have no duty or obligation to give any consideration to any interest of or factors affecting the Company, any Series or any other Person, or (b) in its, his or her good faith or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standards.
     13.8. Amendment. The provisions of this Article XIII may be amended or repealed in accordance with Section 11.3; provided, however, that no amendment or repeal of such provisions that adversely affects the rights of any Indemnified Person under this Article XIII with respect to its acts or omissions at any time prior to such amendment or repeal shall apply to any Indemnified Person without its prior written consent.
     13.9. Survival. The provisions of this Article XIII shall survive any termination of this Agreement.
     13.10. No Inconsistent Amendments to Certificate. No amendments to the Certificate shall be made to the extent such amendments are contrary to, or not consistent with, the provisions of this Article XIII.
ARTICLE XIV
REPRESENTATIONS AND COVENANTS BY THE MEMBERS
     Each Member hereby represents and warrants to, and agrees with, the Managers, the other Members, the Company and each Series, severally and as to itself, as follows:
     14.1. Investment Intent. It is acquiring its Series Interests with the intent of holding the same for investment for its own account and without the intent or a view of participating directly or indirectly in any distribution of such Series Interests within the meaning of the Securities Act or any applicable state securities laws in a manner that would violate such laws.
14.2. Securities Regulation.
     14.2.1. It acknowledges and agrees that its Series Interests are being issued and sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and exemptions contained in applicable state securities laws, and that its Series Interests cannot and will not be sold or transferred except in a transaction that is exempt under the Securities Act and those state acts or pursuant to an effective registration statement under the Securities Act and those state acts or in a transaction that is otherwise in compliance with the Securities Act and those state acts.
     14.2.2. It understands that it has no contractual right under this Agreement for the registration under the Securities Act of its Series Interests for public sale and that, unless its Series Interests are registered or an exemption from registration is available, its Series Interests may be required to be held indefinitely.
     14.3. Knowledge and Experience. It has such knowledge and experience in financial, tax, and business matters as to enable it to evaluate the merits and risks of its investment in the Company and each applicable Series and to make an informed investment decision with respect thereto.
     14.4. Economic Risk. It is able to bear the economic risk of its investment in its Series Interests.
     14.5. Binding Agreement. It has all requisite power and authority to enter into and perform this Agreement and that this Agreement is and will remain its valid and binding agreement, enforceable in accordance with its terms (subject, as to the enforcement of remedies, to any applicable bankruptcy, insolvency, or other laws affecting the enforcement of creditors rights).
     14.6. Tax Position. Unless it provides prior written notice to the Company and applicable Series, it will not take a position on any federal, state, foreign or other income tax return, in any claim for refund, or in any administrative or legal proceedings that is inconsistent with any information return filed by the Company or such Series or with the provisions of this Agreement.
     14.7. Information. It has received all documents, books, and records pertaining to an investment in the Company and applicable Series requested by it. It has had a reasonable opportunity to ask questions of and receive answers concerning the Company and applicable Series, and all such questions have been answered to its satisfaction.

ARTICLE XV
COMPANY AND SERIES REPRESENTATIONS
     In order to induce the Members to enter into this Agreement and to make the Capital Contributions contemplated hereby, the Company and each Series hereby, severally and not jointly, represent and warrants to each Member as follows:
     15.1. Organization, etc. The Company is a duly formed and validly existing limited liability company under the Act and the Certificate has been duly filed as required by the Act. The Company has all necessary power and authority under the Act to issue the Series Interests to be issued to the Members hereunder.
     15.2. Series Interests. When the Series Interests are issued to the Members as contemplated by this Agreement and the capital contributions required to be made by such Members are made, the Series Interest issued to such Members will be duly and validly issued and no liability for any additional capital contributions or for any obligations of the Company or Series will attach thereto, except to the extent required by the Act or this Agreement.
ARTICLE XVI
RIGHT TO CONVERT TO CORPORATE FORM
     16.1. Conversion of Company. With the prior written consent of the Company Manager and each Series Manager, but without any need for consent or approval of any other Member, the Majority Class A Holders may elect to require that the Company be converted into a corporation having, immediately prior to such conversion, no assets, liabilities, debts or other material obligations (other than those associated with its formation and initial capitalization), which conversion shall occur in anticipation of or in connection with a Qualified Public Offering by such corporation, and shall be effected by a merger, a tax-free contribution under Section 351 of the Internal Revenue Code or by such other form of tax-free transaction as may be available under applicable law. In such conversion, each Member’s direct or indirect ownership percentage of the Pre-Transaction Value of all Units outstanding immediately prior to such conversion shall be the basis for the allocation of shares or options in the corporation (a) all Class A Units of each Series shall be converted into common stock of the corporation of the same class and with the same rights and obligations, (b) all Class B Units outstanding immediately prior to such conversion shall be converted into or exchanged for shares or, if agreed to by the Majority Management Holders, options, in the corporation, and (c) all Class C Preferred Units and Class D Preferred Units outstanding immediately prior to such conversion shall be converted into preferred or common stock of the corporation having rights and preferences substantially similar to such Class C Preferred Units or Class D Preferred Units prior to such conversion. It is the intent of the Members that the conversion of the Company into corporate form and the conversion or reorganization of any of the Company’s operating divisions, whether currently existing or existing in the future, into corporate form are part of each Member’s investment decision with respect to the Units of such Member. The Members agree that, to the extent reasonably practicable, they shall work together in good faith to effect such conversion on a non-detrimental tax basis for all holders.

     16.2. Execution of Documents. Upon an election pursuant to Section 16.1, the Members shall, at the expense of the Company, as soon as practicable thereafter execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, all instruments and documents that may be reasonably requested by the Majority Class A Holders to best effectuate the conversion of the Company to a corporation while continuing in full force and effect, to the extent consistent with such conversion, the terms, provisions, and conditions of this Agreement, including all rights, protections and benefits afforded to parties to this Agreement, and including those provisions granting the Managers exclusive authority to manage the operations and affairs of the Company and each Series, those provisions restricting the assignment of Units, those provisions granting rights to repurchase or sell Units or rights to participate in certain transactions and those provisions relating to confidentiality, indemnification and limitation of the Company’s and Series’ activities; provided, however, that in no event shall the rights or obligations contained in Article IX be of any force or effect after the closing of a Qualified Public Offering. Each Member hereby agrees that it will execute and deliver all votes or written consents that the Majority Class A Holders may deem reasonably necessary or advisable in order to best effectuate the conversion of the Company to a corporation pursuant to this Section 16.
ARTICLE XVII
LIMITED LIABILITY
     Except as otherwise required by the Act, the debts, obligations and liabilities of the Company or a Series, as the case may be, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company or such Series, as the case may be, and no Indemnified Person (including a Member) shall be obligated personally for any such debt, obligation or liability of the Company or such Series, as the case may be, solely by reason of being an Indemnified Person. All persons dealing with the Company or a Series, as the case may be, shall look solely to the assets of the Company or such Series, as the case may be, for the payment of the debts, obligations or liabilities of the Company or such Series, as the case may be.
ARTICLE XVIII
MISCELLANEOUS
     18.1. Additional Documents. At any time and from time to time after the date of this Agreement, upon the request of the Company Manager or a Series Manager and at the expense of the Company or such Series, each Member shall do and perform, or cause to be done and performed, all such additional acts and deeds, and shall execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, all such additional instruments and documents, as may reasonably be required to effectuate the purposes and intent of this Agreement.
     18.2. General. This Agreement: (i) shall be binding upon the Managers, the Members, the Assignees, and the executors, administrators, estates, heirs, and legal successors of the Members and the Assignees whether or not such Managers, Members or Assignees execute this

Agreement; (ii) shall be governed by and construed in accordance with the laws of the State of Delaware; and (iii) together with any employment agreements between a Member and the Company or any of its Subsidiaries, any subscription or purchase agreements pursuant to which Units were purchased or awarded, the Management LLC Agreement or any Management Loan, contains the entire contract among the Members as to the subject matter hereof and supersedes all prior agreements with respect to such subject matter. The waiver of any of the provisions, terms, or conditions contained in this Agreement shall not be considered as a waiver of any of the other provisions, terms, or conditions hereof.
     18.3. Notices, etc.All notices and other communications required or permitted hereunder shall be effective if in writing and (i) delivered personally, (ii) sent by facsimile, (iii) sent by nationally recognized overnight courier, or (iv) sent by registered or certified mail, postage prepaid, in each case, addressed as follows:
     If to any Member, at the address of such Member set forth in the records of the Company or at such other address as such Member shall have furnished to the Company in writing as the address to which notices are to be sent hereunder, and in the case of any Management Holder, with a copy to:
Seyfarth Shaw LLP
131 South Dearborn Street
Chicago, Illinois 60603
Facsimile: (312) 460-7828
Attention: Steven R. Lifson
     If to the Company to:
FIF HE Holdings LLC
c/o Fortress Investment Group, L.L.C.
1345 Avenue of the Americas
New York, New York 10105
Facsimile: (212) 798-6137
Attention: Randal A. Nardone
                 Pete Smith
     If to Series 1 to:
FIF HE Holdings LLC Series 1
c/o Fortress Investment Group, L.L.C.
1345 Avenue of the Americas
New York, New York 10105
Facsimile: (212) 798-6137
Attention: Randal A. Nardone
                 Pete Smith

     If to Series 2 to:
FIF HE Holdings LLC Series 2
c/o Fortress Investment Group, L.L.C.
1345 Avenue of the Americas
New York, New York 10105
Facsimile: (212) 798-6137
Attention: Randal A. Nardone
                 Pete Smith
     If to the Company Manager to:
FIF HE Holdings LLC
c/o Fortress Investment Group, L.L.C.
1345 Avenue of the Americas
New York, New York 10105
Facsimile: (212) 798-6137
Attention: Randal A. Nardone
                 Pete Smith
     With a copy, whether to the Company, Series 1, Series 2 or the Company Manager, to:
Skadden, Arps, Slate, Meagher & Flom LLP
300 S. Grand Avenue, Suite 3400
Los Angeles, California 90071
Facsimile: (213) 687-5600
Attention: Jonathan Friedman
     If to the Class B Holder to:
Nationstar Investment Holdings LLC
c/o Fortress Investment Group, L.L.C.
1345 Avenue of the Americas
New York, New York 10105
Facsimile: (212) 798-6137
Attention: Randal A. Nardone
                 Pete Smith
     With a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
300 S. Grand Avenue, Suite 3400
Los Angeles, California 90071
Facsimile: (213) 687-5600
Attention: Jonathan Friedman

     Unless otherwise specified herein, such notices or other communications shall be deemed effective, (a) on the date received, if personally delivered or sent by facsimile during normal business hours, or (b) if delivered by registered or certified mail or by overnight courier, on the date delivered as established by return receipt or courier service confirmation or the date on which the return receipt or courier service confirms that acceptance of delivery was returned by the addressee. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.
     18.4. Execution of Papers. With respect to the Company or any Series to which a Member is a Member, the Members agree to execute such instruments, documents, and papers at the Company’s or such Series, as the case may be, expense as are reasonably necessary or appropriate to carry out the intent of this Agreement. Each Member, including each new and substituted Member and each Assignee, by the execution of this Agreement or any Previous Agreement, by agreeing in writing to be bound by the provisions of this Agreement or any Previous Agreement, or if such Member or Assignee has not executed this Agreement or a Previous Agreement, or agreed in writing to be bound by the provisions of this Agreement or any Previous Agreement, by virtue of the provisions of the Act that make each Member and each Assignee bound by this Agreement, whether or not such Member or Assignee executes the Agreement, irrevocably constitutes and appoints the Company Manager, with respect to the Company, and the respective Series Managers, with respect to each such Series to which such Member is a Member, or any Person designated by the Company Manager or such Series Manager to act on such Member’s behalf with respect to the Company or such Series, as the case may be, for purposes of this Section 18.4 as its true and lawful attorney-in-fact with full power and authority in its name, place, and stead to execute, acknowledge, deliver, swear to, file, and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including but not limited to:
(a)	all certificates and other instruments (specifically including counterparts of this Agreement), and any amendment thereof adopted in accordance with the terms hereof, that the Company Manager or Series Manager, as the case may be, deems appropriate to qualify or continue the Company or such Series as a limited liability company in any jurisdiction in which the Company or such Series may conduct business or in which such qualification or continuation is, in the opinion of the Company Manager or Series Manager, as the case may be, necessary to protect the limited liability of the Members;

(b)	all amendments to this Agreement adopted in accordance with the terms hereof and all instruments that the Company Manager or Series Manager, as the case may be, deems appropriate to reflect a change or modification of the Company or such Series, as the case may be, in accordance with the terms of this Agreement; and

(c)	all conveyances and other instruments that the Company Manager or Series Manager, as the case may be, deems appropriate to reflect the dissolution of the Company or such Series, as the case may be, in accordance with the terms hereof.

The appointment by each Member of the Company Manager or Series Manager, as the case may be, as such Member’s attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Members under this Agreement will be relying upon the power of the Company Manager or Series Manager, as the case may be, to act as contemplated by this Agreement in any filing and other action by him or her on behalf of the Company or such Series, as the case may be, and shall survive the bankruptcy, dissolution, death, adjudication of incompetence or insanity of any Member giving such power and the transfer or assignment of all or any part of such Member’s Series Interest; provided, however, that in the event of a Transfer by a Member of all of its Series Interest, the power of attorney given by the transferor shall survive such assignment only until such time as the Assignee shall have been admitted to the Company or such Series, as the case may be, as a substituted Member and all required documents and instruments shall have been duly executed, filed, and recorded to effect such substitution.
     18.5. Arbitration. The parties agree that any and all disputes, controversies or claims that may arise out of the transactions, activities, payments, awards and/or benefits contemplated by this Agreement, or the breach, termination or invalidity thereof (other than a suit to obtain specific performance of the provisions of this Agreement or obtain other injunctive relief), shall be submitted to, and determined by, binding arbitration in accordance with the following procedures:
     18.5.1. Either the Company or any Member may submit a dispute, controversy or claim to arbitration by giving the other party written notice to such effect, which notice shall describe, in reasonable detail, the facts and legal grounds forming the basis for the filing party’s request for relief. The arbitration shall be held before one neutral arbitrator in Wilmington, Delaware.
     18.5.2. Within thirty (30) days after the other party’s receipt of such demand, the parties shall mutually agree upon a neutral arbitrator. If the parties are unable to agree on a neutral arbitrator within that time period, the parties will request that the American Arbitration Association (“AAA”) submit a panel of five neutral arbitrators who have a background in, and knowledge of the financial services industry and shall otherwise be an appropriate person based on the nature of the dispute. If a person with experience in such matters is not available, the parties will request that the AAA submit a panel of five retired federal judges from a pool maintained by AAA. If the parties are unable to mutually agree on a neutral arbitrator from the panel submitted by AAA, the parties will alternate in striking names from the pool of neutral arbitrators, with the Company striking the first name.
     18.5.3. The arbitration shall be governed by the Commercial Arbitration Rules of AAA and administered by the AAA, except as otherwise expressly agreed to by the parties.
     18.5.4. Discovery shall be limited to the request for and production of documents, depositions and interrogatories, except as otherwise expressly agreed to by the parties. All discovery shall be guided by the Federal Rules of Civil Procedure. All issues concerning discovery upon which the parties cannot agree shall be submitted to the arbitrator for determination.
     18.5.5. In rendering an award, the arbitrator shall determine the rights and obligations of the parties under this Agreement according to the substantive and procedural laws of the State of Delaware, except as otherwise expressly agreed to by the parties.
     18.5.6. The decision of, and award rendered by, the arbitrator shall (unless the arbitrator determines that this time frame is impracticable) be determined no more than 30 days after the selection of the arbitrator (or such longer period as the arbitrator may require and the parties reasonably agree upon) and shall be final and binding on the parties and shall not be subject to appeal. Judgment on the award may be entered in and enforced by any court of competent jurisdiction.
     18.5.7. Each party shall bear its own costs and expenses (including filing fees) with respect to the arbitration, including one-half of the fees and expenses of the arbitrator.
     18.6. Matters of Interpretation.
     18.6.1. Whenever required by the context, as used in this Agreement the singular number shall include the plural, the plural shall include the singular, and all words herein in any gender shall be deemed to include the masculine, feminine and neuter genders.
     18.6.2. Unless otherwise explicitly provided, references to Articles and Sections are to Articles and Sections of this Agreement, and references to Schedules are to Schedules to this Agreement.
     18.6.3. Any reference to “this Agreement” or “herein” or “hereof,” or other similar reference, shall, unless otherwise provided, be deemed to be a reference to this entire Agreement, including all Schedules, and not to any specific Article or Section of this Agreement or any specific Schedule to this Agreement.
     18.6.4. The headings used in this Agreement are used for administrative convenience only and do not constitute substantive matter to be considered in construing the terms of this Agreement.
     18.6.5. The word “including” shall be construed as “including without limitation”.
     18.6.6. References to statutes include all rules and regulations thereunder, and all amendments and successors thereto, and interpretations thereof, all as in effect from time to time.
     18.6.7. References to actions that are or may be taken by a Series shall be construed as actions that are or may be taken by the Company with respect to such Series.

     18.7. Subsidiary Matters. To the extent that the Company or any Series proposes to accept any equity or debt investment into any Subsidiary in exchange for equity or debt interests in such Subsidiary, such investment shall be subject to the applicable provisions of this Agreement as if and to the extent such investment was proposed to be made directly into the Company or any Series, including without limitation Sections 3.15, 3.16 and 9.9 hereof, and no such investment shall be made without compliance with all such provisions.
     18.8. Severability. If any provision of this Agreement is determined by a court to be invalid or unenforceable, that determination shall not affect the other provisions hereof, each of which shall be construed and enforced as if the invalid or unenforceable portion were not contained herein. That invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each said provision shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law. Notwithstanding the foregoing, if any such invalidity or unenforceability shall deprive any party hereto of a material portion of the benefits intended to be provided to such party hereby, the parties shall in good faith seek to negotiate a substitute benefit for such Person, it being understood that it is possible that no such substitute benefit will be able to be so negotiated, in which event the other provisions of this Section 18.8 shall govern.
     18.9. No Third Party Rights. The provisions of this Agreement are for the benefit of the Company, each Series, the Managers, the Members, the Assignees and the Indemnified Persons and no other Person, including creditors of the Company or any Series shall have any right or claim against the Company, any Series, the Managers or any other Member by reason of this Agreement or any provision hereof or be entitled to enforce any provision of this Agreement.
     18.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement as of the day and year first set forth above.

FORTRESS INVESTMENT FUND III LP FORTRESS INVESTMENT FUND III (Fund B) LP FORTRESS INVESTMENT FUND III (Fund C) LP FORTRESS INVESTMENT FUND III (Fund D) L.P. FORTRESS INVESTMENT FUND III (Fund E) L.P.
By:	Fortress Fund III GP LLC, the general partner of the foregoing entities

By:	/s/ Randal A. Nardone
	Name:	Randal A. Nardone
	Title:	Chief Operating Officer

FIF III B HE BLKR LLC

By:	Fortress Investment Fund III (Fund B) LP, its member

By:	Fortress Fund III GP LLC, its general partner

By:	/s/ Randal A. Nardone
	Name:	Randal A. Nardone
	Title:	Chief Operating Officer

FIF III C HE BLKR LLC
By:	Fortress Investment Fund III (Fund C) LP, its member

By:	Fortress Fund III GP LLC, its general partner

By:	/s/ Randal A. Nardone
	Name:	Randal A. Nardone
	Title:	Chief Operating Officer

Signature Page

     IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement as of the day and year first set forth above.

FORTRESS INVESTMENT FUND IV (Fund A) L.P.
FORTRESS INVESTMENT FUND IV (Fund B) L.P.
FORTRESS INVESTMENT FUND IV (Fund C) L.P.
FORTRESS INVESTMENT FUND IV (Fund D) L.P.
FORTRESS INVESTMENT FUND IV (Fund E) L.P.
FORTRESS INVESTMENT FUND IV (Fund F) L.P.
FORTRESS INVESTMENT FUND IV (Fund G) L.P.

By:	Fortress Fund IV GP L.P., the general partner of the foregoing entities

By:	Fortress Fund IV GP Holdings Ltd., its general partner

By:	/s/ Randal A. Nardone
	Name:	Randal A. Nardone
	Title:	Chief Operating Officer

FIF IV B HE BLKR LLC
By:	Fortress Investment Fund IV (Fund B) L.P., its member

By:	Fortress Fund IV GP L.P., the general partner of the foregoing entities

By:	Fortress Fund IV GP Holdings Ltd., its general partner

By:	/s/ Randal A. Nardone
	Name:	Randal A. Nardone
	Title:	Chief Operating Officer

FIF IV CFG HE BLKR LLC
By:	Fortress Investment Fund IV (Fund C) L.P., Fortress Investment Fund IV (Fund F) L.P. and Fortress Investment Fund IV (Fund G) L.P., its members

By:	Fortress Fund IV GP L.P., their general partner

By:	Fortress Fund IV GP Holdings Ltd., its general partner

By:	/s/ Randal A. Nardone
	Name:	Randal A. Nardone
	Title:	Chief Operating Officer

Signature Page

     IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement as of the day and year first set forth above.

/s/ Anthony H. Barone
Anthony H. Barone

Signature Page

     IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement as of the day and year first set forth above.

/s/ Jesse K. Bray
Jesse K. Bray

Signature Page

     IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement as of the day and year first set forth above.

/s/ Steven L. Mix
Steven L. Mix

     IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement as of the day and year first set forth above.

/s/ Anne E. Sutherland
Anne E. Sutherland

Signature Page

     IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement as of the day and year first set forth above.

/s/ Mark S. O’Brien
Mark S. O’Brien

Signature Page

     IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement as of the day and year first set forth above.

/s/ Richard J. Cardillo
Richard J. Cardillo

Signature Page

     IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement as of the day and year first set forth above.

/s/ James B. Gallagher
James B. Gallagher

Signature Page

     IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement as of the day and year first set forth above.

/s/ John T. Butler
John T. Butler

Signature Page

     IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement as of the day and year first set forth above.

/s/ Robert S. Smith
Robert S. Smith

Signature Page

     IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement as of the day and year first set forth above.

/s/ Michael G. Eckrote
Michael G. Eckrote

Signature Page

     IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement as of the day and year first set forth above.

/s/ Amarkumar R. Patel
Amarkumar R. Patel

Signature Page

     IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement as of the day and year first set forth above.

/s/ Shawn W. Stone
Shawn W. Stone

Signature Page

     IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement as of the day and year first set forth above.

/s/ Stephen L. Hess
Stephen L. Hess

Signature Page

     IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement as of the day and year first set forth above.

/s/ Robert L. Appel
Robert L. Appel

Signature Page

     IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement as of the day and year first set forth above.

NATIONSTAR INVESTMENT HOLDINGS LLC
By:	/s/ Pete Smith
	Name:	Pete Smith
	Title:	Manager
Signature Page

Schedule 1
DEFINED TERMS
     “AAA” is defined in Section 18.5.2.
     “Accredited Investor” has the meaning assigned to such term under Regulation D promulgated pursuant to Section 4(2) of the Securities Act.
     “Act” shall mean the Delaware Limited Liability Company Act as amended and in effect from time to time.
     “Additional Series” is defined in Section 3.2(b).
     “Affected Class” shall mean, with respect to any action, all Units in a Class which is subject to such action.
     “Affected Units” is defined in Section 9.6.2(a).
     “Affiliate” shall mean, with respect to any specified Person, any Person that directly or through one or more intermediaries controls or is controlled by or is under common control with the specified Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise, and the possession, directly or indirectly, of 10% or more of the voting power of the equity issued by any Person shall be deemed to constitute such control.
     “Agreement” shall mean this Limited Liability Company Agreement of the Company, as further amended or restated from time to time.
     “Affected Allocated Class B Interest” is defined in Section 9.13.1.
     “Allocated Class B Interest” shall mean, the interests in the Class B Units held by the Class B Holder that is designated under the Management LLC Agreement as attributable to Series 1 or Series 2, as the case may be, and to a particular Management LLC Member.
     “Allocated Management LLC Unit Percentage” shall mean, the percentage of Units (as defined in the Management LLC Agreement) then allocated under the Management LLC Agreement (obtained by dividing the number of Units then issued and outstanding by the total number of authorized Units). By way of illustration, if Management LLC has issued and outstanding 80 of 100 Units, the “Allocated Management LLC Unit Percentage” would be 80% (80/100).
     “Arbitrator” is defined in Section 9.11.8.
     “Asset Value” of any tangible or intangible property of the Company or a Series (including goodwill) shall mean its adjusted basis for federal income tax purposes unless:

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     (a) the property was accepted by the Company or such Series as a contribution to capital at a value different than its adjusted basis in which event the initial Asset Value for such property shall mean the gross fair market value of the property agreed to by the Company or such Series and the contributing Member; or
     (b) the property of the Company or such Series is revalued in accordance with Section 3.11, in which case the Asset Value for such property shall mean the Asset Value of the property determined thereunder.
As of any date, references to the “then prevailing Asset Value” of any property shall mean the Asset Value last determined for such property less the depreciation, amortization and cost recovery deductions taken into account in computing Net Profit or Net Loss in fiscal periods subsequent to such prior determination date.
     “Assignee” shall mean a Person that has validly acquired a Series Interest from a Member pursuant to a Transfer permitted under the terms of this Agreement but who has not become a Member of such Series pursuant to the terms of this Agreement.
     “Cause” means, in the case of any employee or other service provider who was issued Units as consideration for such Person’s Employment or services rendered to or on behalf of the Company or its Affiliates, “Cause” as defined in such Person’s written contract of Employment or engagement, if any, as may be in effect at the time of the occurrence of any acts or omissions that may constitute “Cause”; provided, however, that in the case of any Person who is not party to any such written contract or whose written contract does not contain a definition of “Cause,” “Cause” shall mean any of the following, as determined by the Company Manager in good faith: (a) fraud, embezzlement, material dishonesty, conviction or pleading of nolo contendere to a felony or a crime involving moral turpitude or (b) a material breach of, a material failure to perform, or material negligence in performance of, the duties of Employment or other engagement by the Company or any of its Affiliates.
     “Certificate” is defined in the recitals.
     “CHEC” means Centex Home Equity Company, LLC.
     “Class,” when used with reference to a Unit, shall mean the Series and Class of Units of which such Unit is a part.
     “Class A Approval” shall mean the approval of each of (i) the Majority Class A Holders and (ii) the Majority Management Holders.
     “Class A Holder” means any holder of a Class A Unit.
     “Class A Transfer” is defined in Section 9.6.
     “Class A Units” shall mean, collectively, the Series 1 Class A Units and the Series 2 Class A Units.

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     “Class A Voting Interest” shall mean with respect to a Member at any time (a) with respect to the Company as a whole, the aggregate number of Series 1 Class A and Series 2 Class A Units held by such Member divided by the aggregate number of all Series 1 Class A and Series 2 Class A Units or (b) with respect to a particular Series, the aggregate number of such Member’s Units of such Series divided by the aggregate number of all Class A Units of such Series.
     “Class B Approval” shall mean the approval of the Majority Class B Holder Members.
     “Class B Fair Market Value Objection” is defined in Section 9.13.7.
     “Class B Holder” shall mean Management LLC.
     “Class B Holder Members” shall mean the members of Management LLC.
     “Class B Termination Redemption Right” is defined in Section 9.13.1.
     “Class B Units” shall mean the Series 1 Class B Units and the Series 2 Class B Units.
     “Class C Preferred Approval” shall mean the approval of the Majority Class C Preferred Holders.
     “Class C Preferred Holder” means any holder of a Class C Preferred Unit.
     “Class D Preferred Approval” shall mean the approval of the Majority Class D Preferred Holders.
     “Class D Preferred Holder” means any holder of a Class D Preferred Unit.
     “Closing” shall mean the consummation of the transaction contemplated by the Securities Purchase Agreement.
     “Code” or “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the corresponding provisions of any future federal tax law.
     “Company” is defined in the introductory paragraph to this Agreement.
     “Company Manager” means the Manager of the Company.
     “Company Match Class A Units” shall mean, collectively, those Series 1 Class A Units and Series 2 Class A Units granted to a Management Holder.
     “Complete Series 1 Fortress Sale” is defined in Section 9.14.1.
     “Complete Series 2 Fortress Sale” is defined in Section 9.14.2.
     “Deemed Series 1 Sale Proceeds” means, as of a particular date, the proceeds that would be received upon a Sale of all Series 1 Class A Units held by the Fortress Holders and

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Management Holders as of such date and assuming that such Units were sold at the Fair Market Value of such Units as of such date.
     “Deemed Series 2 Sale Proceeds” means, as of a particular date, the proceeds that would be received upon a Sale of all Series 2 Class A Units held by the Fortress Holders and Management Holders as of such date and assuming that such Units were sold at the Fair Market Value of such Units as of such date.
     “Deemed Series 1 Class B Sale Proceeds” means, as of a particular date, that portion of the Deemed Series 1 Sale Proceeds, if any, that the Class B Holder would receive in respect of a particular Management LLC Member’s Affected Allocated Class B Interest in Series 1 if the Deemed Series 1 Sale Proceeds were distributed by the Company or Series 1 pursuant to the terms of Section 7.2.
     “Deemed Series 2 Class B Sale Proceeds” means, as of a particular date, that portion of the Deemed Series 2 Sale Proceeds, if any, that the Class B Holder would receive in respect of a particular Management LLC Member’s Affected Allocated Class B Interest in Series 2 if the Deemed Series 2 Sale Proceeds were distributed by the Company or Series 2 pursuant to the terms of Section 7.3.
     “Designated Management Holders” means Anthony Barone, Jesse Bray, Amarkumar Patel and Robert L. Appel.
     “Disability” means, in the case of any employee or other service provider who was issued Units as consideration for such Person’s Employment or services rendered to or on behalf of the Company or its Affiliates, “Disability” as defined in such Person’s written contract of Employment or engagement, if any, as may be in effect at the time of the occurrence of any acts or omissions that may constitute “Disability”; provided, however, that in the case of any Person who is not party to any such written contract or whose written contract does not contain a definition of “Disability,” “Disability” shall mean any of the following, as determined by the Manager in good faith: such Person’s inability, due disability or incapacity, to perform all of his duties hereunder on a full-time basis (i) for periods aggregating 90 days, whether or not continuous, in any continuous period of 365 days or (ii) where such Person’s absence is adversely affecting the performance of the Company or its Subsidiaries in a significant manner for periods greater than 30 days and such Person does not resume his duties on a full-time basis within 10 days of receipt of written notice of the Company’s determination under this clause (ii).
     “Distributable Cash Flow” means, with respect to each Series, for any period or at any time, such portion of the cash on hand or in bank accounts of such Series that: (a) has been derived from and in connection with the assets or activities of such Series; and (b) in the reasonable judgment of the applicable Series Manager, is available for distribution to its Members after reasonable provision has been made for the current liabilities, obligations, and operating expenses of the Series and reasonable reserves (in the reasonable judgment of the Series Manager) have been established for the operating expenses, obligations, and liabilities of such Series.

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     “Distribution” shall mean, with respect to a Series, cash or property (net of liabilities assumed or to which the property is subject) distributed to a Member in respect of the Member’s Series Interest in such Series, but shall not include (i) any transfer of REMIC regular interests from one Series to the other, whether such transfer is effected by a transfer to the Members of such Series and subsequent contribution from such Members to the other Series or by a direct transfer from such Series to the other Series or (ii) any distributions of cash or other assets to Members of a Series that is approximately contemporaneously contributed to that Series or the other Series.
     “Drag Along Notice” is defined in Section 9.7.2.
     “Drag Along Sale Percentage” is defined in Section 9.7.1.
     “Drag Along Sellers” is defined in Section 9.7.3.
     “Economic Interest” shall mean all of the rights of an Assignee with respect to a Series Interest.
     “Effective Date” shall have the meaning set forth in the first paragraph of this Agreement.
     “Electing Management Holder” is defined in Section 9.12.1.
     “Election Member” is defined in Section 8.7(a).
     “Employment” shall mean an individual’s employment or other service relationship with the Company or any of its Subsidiaries. An employee will be deemed to cease Employment when the individual incurs a “separation from service” from the applicable service recipient for purposes of Sections 409A and 457A of the Code.
     “Equity Purchase Agreement” means the Equity Purchase Agreement dated on or about the date hereof between the Company and a particular Member.
     “Fair Market Value” shall mean, (a) with respect to cash, the amount thereof, (b) with respect to all other consideration, the fair market value thereof as determined as of the applicable reference date in good faith by the applicable Manager. If such determination is with respect to securities for which there is no established trading market, then it shall be made by reference to prevailing conditions in capital markets generally, including (to such extent, if any, as the applicable Manager in good faith deems relevant) the possibility of a public offering for such securities or a private sale of such securities, and financial statements of the issuer thereof prepared on a pro forma basis after giving effect to the events in question and considering, among other factors, the price per security paid by a bona fide, non-Affiliate purchaser in an arms’-length transaction, the existence and nature of any recent or pending transactions or transaction proposals, book value, replacement value, earnings and the value of future cash flows of such issuer as an on-going enterprise, both the sale of various combinations of the individual assets of such issuer as well as a sale of such issuer as a whole, and shall make no deduction, discount or other subtraction whatsoever for the possible minority status of the holder of such security or for any lack of marketability of such security (other than by virtue of conditions in

5

capital markets generally) or any restrictions on the transfer thereof; provided, however, that if such determination is with respect to securities of, or a direct or indirect interest in, the Company or any Series and is being made at the time of a sale of material amount of similar securities of, or a similar direct or indirect interest in, the Company or any Series to a bona fide purchaser which is not an Affiliate of the Seller, then the Fair Market Value of such security or interest shall be conclusively deemed to be the Fair Market Value of the consideration being paid by such purchaser. Additionally, such determination shall be made without consideration of premiums for control or discounts for minority interests or other disparities in valuation arising from the distinctive characteristics of a particular class of securities (other than (x) any preferences upon a sale or liquidation of the Company or a Series or (y) differences in rights to Distributions, all of which shall be taken into effect in making such determination).
     “Fair Market Value Objection” is defined in Section 9.11.7.
     “Fortress Holders” means, Fortress Investment Fund III LP, Fortress Investment III (Fund B) LP, Fortress Investment III (Fund C) LP, Fortress Investment III (Fund D) L.P., Fortress Investment III (Fund E) LP, Fortress Investment Fund IV (Fund A) L.P., Fortress Investment Fund IV (Fund B) L.P., Fortress Investment Fund IV (Fund C) L.P., Fortress Investment Fund IV (Fund D) L.P., Fortress Investment Fund IV (Fund E) L.P., Fortress Investment Fund IV (Fund F) L.P. and Fortress Investment Fund IV (Fund G) L.P.
     “Fortress Series 2 Class A Distribution Percentage” means, as of the date of a Distribution from Series 2, the percentage equal to 100 minus the Series 2 Class B Distribution Percentage (as of such date). By way of illustration, if the Series 2 Class B Distribution Percentage is 8.25%, the Fortress Series 2 Class A Distribution Percentage would be 91.75% (100%-8.25%).
     “Fortress Series 1 Distribution Percentage” means, as of the date of a Distribution from Series 1, the percentage equal to 100 minus the Series 1 Class B Distribution Percentage (as of such date). By way of illustration, if the Series 1 Class B Distribution Percentage is 8.25%, the Fortress Series 1 Distribution Percentage would be 91.75% (100%-8.25%).
     “Fourth Amended and Restated Agreement” is defined in the recitals.
     “Further Investment” is defined in Section 3.16.
     “Good Reason” means, in the case of any employee or other service provider who was issued Units as consideration for such Person’s Employment or services rendered to or on behalf of the Company or its Affiliates, “Good Reason” as defined in such Person’s written contract of Employment or engagement, if any, as may be in effect at the time of the occurrence of any acts or omissions that may constitute “Good Reason”; provided, however, that in the case of any Person who is not party to any such written contract or whose written contract does not contain a definition of “Good Reason,” “Good Reason” shall mean any of the following, as determined by the Manager in good faith: (i) a material reduction in such Person’s base salary or (B) any relocation of such Person more than 50 miles from such Person’s existing place of Employment.
     “Indemnified Persons” is defined in Section 13.1.

6

     “Initial Capital Account” is defined in Section 3.5.
     “Initial Public Offering” shall mean a public offering and sale of equity securities of any successor to the Company for cash pursuant to an effective registration statement under the Securities Act of 1933, as amended, registered on Form S-1 (or any successor form under said Securities Act).
     “Initial Series 1 Liquidity Distribution” means an amount equal to (a) the Series 1 Class B Distribution Percentage divided by 10 multiplied by the amount of the Fortress Holders’ and Management Holders’ Invested Capital in Series 1 minus (b) any proceeds received by the Class B Holder pursuant to any Sale of Series 1 Class A Units pursuant to Section 9.15.
     “Initial Series 2 Liquidity Distribution” means an amount equal to (a) the Series 2 Class B Distribution Percentage divided by 10 multiplied by the amount of the Fortress Holders’ and Management Holders’ Invested Capital in Series 2 minus (b) any proceeds received by the Class B Holder pursuant to any Sale of Series 2 Class A Units pursuant to Section 9.15.
     “Invested Capital” shall mean, with respect to each Series and each Member of such Series, the amount invested in such Series (including by way of the purchase price paid for Series Interests in such Series) by such Member, plus all subsequent cash or other contributions (including in-kind contributions and the value of any services contributed) made to such Series by such Member, and minus, in the case of Series 1 Class C Preferred Units, the aggregate amount of all distributions paid to Class C Preferred Holders pursuant to Section 7.2(ii)(y), and in the case of Series 1 Class D Preferred Units, the aggregate amount of all distributions paid to Class D Preferred Holders pursuant to Section 7.2(i)(y). For the avoidance of doubt, “Invested Capital” shall not include (i) any amount invested in a Series pursuant to a transfer of REMIC regular interests from one Series to the other, whether such transfer is effected by a transfer to the Members of such Series and subsequent contribution from such Members to the other Series or by a direct transfer from such Series to the other Series, or (ii) any amount that was invested in a Series that is distributed to Members of such Series or another Series and is approximately contemporaneously contributed to or invested in that Series or the other Series.
     “Issuance” shall mean any issuance by the Company or a Series of Units and the term “Issue” or “Issued” shall have correlative meanings.
     “Majority Class A Holders” shall mean the holders of a majority of the Class A Voting Interests.
     “Majority Class B Holder Members” shall mean the holders of at least 66 2/3% of the Membership Units (as defined in the Management LLC Agreement) held by all Management LLC Members at a given time.
     “Majority Class C Preferred Holders” shall mean the holders of a majority of the Class C Preferred Units.
     “Majority Class D Preferred Holders” shall mean the holders of a majority of the Class D Preferred Units.

7

     “Majority Management Holders” shall mean the holders of at least 66 2/3% of the Class A Voting Interests held by all Management Holders at a given time.
     “Management Holder” shall mean each Designated Management Holder and each holder of Class A Units whose primary Employment responsibilities were, as of December 31, 2008, to CHEC and its Subsidiaries, each of whom is identified on Schedule 3.7 (which shall be supplemented and amended from time to time) and any Person who acquires Class A Units from a Management Holder in accordance with the terms of this Agreement.
     “Management LLC” means Nationstar Investment Holdings LLC, a Delaware limited liability company.
     “Management LLC Agreement” means the limited liability company agreement dated on or about the date hereof (as hereafter may be amended) among Management LLC and the other parties thereto.
     “Management LLC Member” means a member of Management LLC.
     “Management Loan” is defined in Section 9.12.1.
     “Manager” means, the Company Manager and the Series Manager, as the case may be, as determined by the Majority Class A Holders or Series Majority Class A Holders, respectively.
     “Mandatory Series Capital Contribution” is defined in Section 3.6.
     “Material Subsequent Investment” means any contribution of or investment in Invested Capital into the Company, Series 1 or Series 2, excluding the Transaction Related Invested Capital, which shall exceed $5 million with respect to any single contribution or investment or any related or approximately contemporaneous contributions or investments, or which shall exceed $20 million with respect to all contributions into the Company, Series 1 and Series 2, in the aggregate.
     “Members” shall mean those Persons admitted as members of a Series pursuant to Section 2.7 or Section 10.1 or shall mean the Persons to whom a Series has issued Units pursuant to a writing signed by a Person authorized by the applicable Manager and who have been admitted as members of such Series and in each case are identified on the books and records of the Company and such Series as members of the Company or such Series, in each such Person’s capacity as a member of the Company or such Series.
     “Members of the Immediate Family” shall mean, with respect to any individual, (i) each spouse, child or grandchild of such individual, child or grandchild of such individual’s spouse, or spouse of any child or grandchild of such individual or such individual’s spouse, (ii) each trust created solely for the benefit of one or more of such individual and the Persons listed in clause (i) above, (iii) each custodian or guardian of any property of one or more of the Persons listed in clause (i) above, in his capacity as such custodian or guardian and (iv) each limited partnership or limited liability company controlled by such individual or one or more of the Persons listed in clause (i) above for the benefit of one or more of such Persons.

8

     “Net Profit” and “Net Loss” are defined in Section 7.8.
     “Objecting Class B Holder” is defined in Section 9.13.4.
     “Objecting Management Holder” is defined in Section 9.11.7.
     “Participating Buyer” is defined in Section 9.9.2.
     “Participating Seller” is defined in Sections 9.6.3 and 9.7.3.
     “Participation Commitment” is defined in Section 9.9.2.
     “Participation Notice” is defined in Section 9.9.1.
     “Participation Portion” is defined in Section 9.9.1(b).
     “Person” shall mean an individual, partnership, joint venture, association, corporation, trust, estate, limited liability company, limited liability partnership, or any other legal entity.
     “Pre-Transaction Value” of a Unit shall mean: (a) if being calculated in connection with a Transfer of a material number of Units, an amount calculated based on the aggregate consideration to be paid in respect of all Units being Transferred in the applicable transaction, the aggregate value of all of the equity of the Series derived from such aggregate consideration, and the relative amounts which would be paid in respect of each Series and Class of Units were such aggregate value of all such equity to be paid out in accordance with the provisions of Section 7.2, but shall not take into account any differences in voting rights or any other rights other than such rights upon a liquidation of the Company or a Series; and (b) in all other events, the Fair Market Value thereof.
     “Preferred Transfer” is defined in Section 9.6.
     “Preferred Yield Net Profit” is defined in Section 7.8.
     “Preferred Yield Net Profit Allocation” is defined in Section 7.8.
     “Previous Agreements” is defined in the recitals.
     “Proposed Rules” is defined in Section 8.7(a).
     “Prospective Buyer” is defined in Section 9.7.1.
     “Prospective Selling Holder” is defined in Sections 9.6.1 and 9.7.1.
     “Public Offering” means a public offering and sale of the common equity of the Company (or a successor corporation) for cash registered under the Securities Act.
     “Public Sale” means a Public Offering or a Sale to the public pursuant to and in compliance with Rule 144 or any successor rule promulgated under the Securities Act.

9

     “Purchased Units” is defined in Section 9.11.3.
     “Qualified Public Offering” shall mean a Public Offering, other than any Public Offering or sale pursuant to a registration statement on Form S-8 or comparable form, in which the aggregate price to the public of all such common equity sold in such offering shall exceed $125,000,000.
     “Regulation” is defined in Section 5.5.
     “Regulation D” means Regulation D under the Securities Act.
     “Regulatory Allocation” is defined in Section 7.9.
     “Regulations” or “Treasury Regulations” shall mean the Treasury regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including the corresponding provisions of any future regulations).
     “Rev. Proc. 93-27” is defined in Section 3.7.2.
     “Sale” is defined in Section 9.6.1, and “Sell” means to effect a Sale.
     “Sale of a Series” shall mean a bona fide, arm’s length transaction or series of transactions that results in any Person or group of Persons (as the term “group” is used under the Securities and Exchange Act of 1934, as amended) (other than, in the case of clause (i) below, a current Member) acquiring (including by merger, consolidation, share exchange, sale of assets or transfer of a Series’ Units): (i) (y) ownership of a majority of the then outstanding Class A Units of a Series or (z) beneficial ownership of capital stock, or other equity interests in, the entity surviving a merger, consolidation, share exchange or the voting power under normal circumstances to elect a majority of such surviving entity’s board of directors, managers or trustees or (ii) all or substantially all of the assets of any Series or the Company and its Subsidiaries.
     “Safe Harbor Election” is defined in Section 8.7(a).
     “Secretary” is defined in Section 8.2.1.
     “Securities Act” shall mean the Securities Act of 1933, as amended.
     “Securities Purchase Agreement” shall mean that certain Securities Purchase Agreement dated as of March 30, 2006 among Centex Home Equity Company, LLC, Centex Financial Services, LLC and the Company.
     “Series” shall mean a separate and distinct series of the Company established either by this Agreement or by the Company Manager after the date hereof.
     “Series 1 Class A Units” is defined in Section 3.7.1(a).

10

     “Series 1 Class B Distribution Percentage” shall mean at the date of a Distribution from Series 1, the percentage equal to (a) the lesser of (i) the number of Series 1 Class A Units issued for the Transaction Related Invested Capital (which, for the avoidance of doubt, shall not include any Company Match Class A Units) or (ii) the total number of Series 1 Class A Units then outstanding and held by the Fortress Holders and Management Holders, multiplied by (b) the then current Allocated Management LLC Unit Percentage multiplied by (c) 6.3595% divided by (d) the total number of Series 1 Class A Units (which shall not include any Company Match Class A Units) then outstanding and held by the Fortress Holders and Management Holders. By way of illustration, if (w) 600 Series 1 Class A Units were received for the Transaction Related Invested Capital, (x) 750 Series 1 Class A Units are outstanding and held by the Fortress Holders and Management Holders and (y) the Allocated Management LLC Unit Percentage is ninety percent (90%), the “Series 1 Class B Distribution Percentage” would be 4.843% (600*90%*6.3595%/700).
     “Series 1 Class B Units” is defined in Section 3.7.1(b).
     “Series 1 Class C Preferred Units” is defined in Section 3.7.1(c).
     “Series 1 Class D Preferred Units” is defined in Section 3.7.1(d).
     “Series 1 Company Match Class A Units” shall mean those Series 1 Class A Units granted to a Management Holder and set forth under the heading “Series 1 Company Match Class A Units” in Schedule 3.7 hereto, as supplemented from time to time.
     “Series 1 Class C Preferred Priority Return” shall mean the Invested Capital attributable to a Series 1 Class C Preferred Unit together with the Series 1 Class C Preferred Yield for such Series 1 Class C Preferred Unit.
     “Series 1 Class C Preferred Yield” with respect to a Series 1 Class C Preferred Unit shall mean the amount accruing on such Series 1 Class C Preferred Unit on a daily basis, at the rate of 15.0% per annum, compounded (to the extent not then paid) on the last day of each calendar year, on (a) the Invested Capital attributable to such Series 1 Class C Preferred Unit plus (b) the Series 1 Class C Preferred Yield thereon for all prior years to the extent such Series 1 Class C Preferred Yield has not been distributed to the holder of such Series 1 Class C Preferred Unit pursuant to Section 7.2(ii). In determining the amount of Series 1 Class C Preferred Yield during a year, such Series 1 Class C Preferred Unit’s Series 1 Class C Preferred Yield for the portion of such year elapsing before such determination is made shall be included as part of such Series 1 Class C Preferred Unit’s Series 1 Class C Preferred Yield.
     “Series 1 Class D Preferred Priority Return” shall mean the Invested Capital attributable to a Series 1 Class D Preferred Unit together with the value of the Series 1 Class D Preferred Yield for such Series 1 Class D Preferred Unit.
     “Series 1 Class D Preferred Yield” with respect to a Series 1 Class D Preferred Unit shall mean the amount accruing on such Series 1 Class D Preferred Unit on a daily basis, at the rate of 20.0% per annum, compounded (to the extent not then paid) on the last day of each calendar year, on (a) the Invested Capital attributable to such Series 1 Class D Preferred Unit plus (b) the

11

Series 1 Class D Preferred Yield thereon for all prior years to the extent that cash or other assets equal in value to such Series 1 Class D Preferred Yield has not been distributed to the holder of such Series 1 Class D Preferred Unit pursuant to Section 7.2(i). In determining the amount of Series 1 Class D Preferred Yield during a year, such Series 1 Class D Preferred Unit’s Series 1 Class D Preferred Yield for the portion of such year elapsing before such determination is made shall be included as part of such Series 1 Class D Preferred Unit’s Series 1 Class D Preferred Yield.
     “Series 1 Priority Return” shall mean an amount equal to (i) the Invested Capital of the Fortress Holders in Series 1 plus (ii) the product of 10% and such Invested Capital; less any proceeds received by the Fortress Holders pursuant to any Sale of Series 1 Class A Units (whether or not the same shall constitute a Sale of a Series hereunder), and not including any such proceeds paid to the Class B Holder pursuant to Section 9.15.
     “Series 2 Class A Units” is defined in Section 3.7.1(b).
     “Series 2 Class B Distribution Percentage” shall mean at the date of a Distribution from Series 2, the percentage equal to (a) the lesser of (i) the number of Series 2 Class A Units issued for the Transaction Related Invested Capital (which, for the avoidance of doubt, shall not include any Company Match Class A Units) or (ii) the total number of Series 2 Class A Units then outstanding and held by the Fortress Holders and Management Holders multiplied by (b) the then current Allocated Management LLC Unit Percentage multiplied by (c) 6.3595% divided by (d) the total number of Series 2 Class A Units (which shall not include any Company Match Class A Units) then outstanding and held by the Fortress Holders and Management Holders. By way of illustration, if (w) 550 Series 2 Class A Units were received for the Transaction Related Invested Capital, (x) 650 Series 2 Class A Units are outstanding and held by the Fortress Holders and Management Holders and (y) the Allocated Management LLC Unit Percentage is ninety percent (90%), the “Series 2 Class B Distribution Percentage” would be 4.843% (550*90%*6.3595%/650).
     “Series 2 Class B Units” is defined in Section 3.7.2(b).
     “Series 2 Company Match Class A Units” shall mean those Series 2 Class A Units granted to a Management Holder and set forth under the heading “Series 2 Company Match Class A Units” in Schedule 3.7 hereto, as supplemented from time to time.
     “Series 2 Priority Return” shall mean an amount equal to (i) the Invested Capital of the Fortress Holders in Series 2 plus (ii) the product of 10% and such Invested Capital; less any proceeds received by the Fortress Holders pursuant to any Sale of Series 1 Class A Units (whether or not the same shall constitute a Sale of a Series hereunder), and not including any such proceeds paid to the Class B Holder pursuant to Section 9.15.
     “Series Capital Account” is defined in Section 3.10.
     “Series Class A Approval” shall mean, with respect to actions to be taken by the Members of a particular Series, the approval of each of (i) the Series Majority Class A Holders of such Series and (ii) the Series Majority Management Holders of such Series.

12

     “Series Class A Voting Interest” shall mean with respect to a Series and a Member at any time, the aggregate number of such Member’s Class A Units for such Series divided by the aggregate number of all Class A Units of such Series.
     “Series Interest” means, with respect to a Member, such Member’s equity interest in the assets and liabilities of a particular Series (and not any interest such Member may have as the holder of debt).
     “Series Liability” is defined in Section 3.4(a).
     “Series Manager” means, with respect to a given Series, the Manager of such Series.
     “Series Majority Class A Holders” shall mean the holders of a majority of the Class A Voting Interests of a particular Series.
     “Series Majority Management Holders” shall mean the holders of a majority of the Class A Voting Interests of a particular Series held by all Management Holders at a given time.
     “Series Property” shall mean, as to any Series, at any particular time, all interests, properties (whether tangible or intangible, and whether real, personal or mixed) and rights of any type contributed to or acquired by such Series and owned or held by or for the account of such Series, whether owned or held by or for the account of such Series as of the date of the formation or establishment thereof or thereafter contributed to or acquired by such Series.
     “Set Aside Capital” is defined in Section 3.16.
     “Specified Defined Terms” is defined in Section 11.3.5.
     “Subject Securities” is defined in Section 9.9.
     “Subsidiary” shall mean any Person which the Company (or other specified Person), directly or indirectly through Subsidiaries or otherwise, beneficially owns more than 50% of the equity interests entitled to vote generally or which is controlled, either directly or indirectly, by the Company (or other specified Person).
     “Tag Along Notice” is defined in Section 9.6.2.
     “Tag Along Offer” is defined in Section 9.6.3.
     “Tag Along Offerors” is defined in Section 9.6.2.
     “Tag Along Sellers” is defined in Section 9.6.3.
     “Tax Distribution” is defined in Section 7.4.
     “Tax Matters Member” is defined in Section 8.1.

13

     “Transaction Related Invested Capital” shall mean all Invested Capital contributed or otherwise invested by the Fortress Holders or Management Holders in the Company or a Series in connection with the transactions contemplated by the Securities Purchase Agreement or Invested Capital contributed or otherwise invested by the Fortress Holders or Management Holders in the Company or a Series on or prior to December 31, 2008.
     “Transfer” shall mean a sale, assignment, pledge, encumbrance, abandonment, disposition or other transfer, whether voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise, including any interspousal transfer incident to a dissolution of marriage, and may be used either as a verb or a noun.
     “Unaccepted Participation Portion” is defined in Section 9.9.8.
     “Unit” shall mean each of the Class A Units, Class B Units, Class C Preferred Units, Class D Preferred Units and any other Class of Units which represent a Series Interest in the Company and which may from time to time be outstanding herewith. Reference to any Unit shall include a portion of such Unit.
     “Unit Certificate” shall mean a non-negotiable certificate issued by a Series in the form approved by the Series Manager that evidences the ownership of one or more Units in such Series.
     “Valuation Expert” is defined in Section 9.11.8.
     “Wall-Off Election” is defined in Section 3.16.

14

Schedule 3.3
Description of Series Property
Series 1: All of the equity interests in Nationstar Mortgage LLC.
Series 2: All of the equity interests in Nationstar Regular Holdings Ltd.

1

Schedule 3.7
Units and Consideration
As of the Effective Date
SERIES 1:
Class A Units

		Company Match Class A	Company Match Class A
		Units Issued Prior to	Units Issued on the
		the Effective	Effective
Member	Class A Units	Date(1)(2)	Date(1)(3)	Consideration
Fortress Investment Fund III LP	[*]			[*]
Fortress Investment Fund III (Fund D) LP	[*]			[*]
Fortress Investment Fund III (Fund E) LP	[*]			[*]
FIF III B HE BLKR LLC	[*]			[*]
FIF III C HE BLKR LLC	[*]			[*]
Fortress Investment Fund IV (Fund A) L.P.	[*]			[*]
Fortress Investment Fund IV (Fund D) L.P.	[*]			[*]
Fortress Investment Fund IV (Fund E) L.P.	[*]			[*]
FIF IV B HE BLKR LLC	[*]			[*]
FIF IV CFG HE BLKR LLC	[*]			[*]
Anthony Barone	67,775		136,993	1,586,661
Jesse Bray	17,427		153,212	407,998
Robert Frye	[*]			[*]
Steven Hess	[*]	[*]		[*]
Steven Mix	[*]	[*]		[*]
Anne Sutherland	[*]	[*]		[*]
Mark O’Brien	[*]	[*]		[*]
Richard Cardillo	[*]	[*]		[*]
James Gallagher	[*]	[*]		[*]
John Butler	[*]	[*]		[*]
Robert Smith	[*]	[*]		[*]
Michael Eckrote	[*]			[*]
Amarkumar Patel	3,319		64,937	181,333
Shawn Stone	[*]	[*]		[*]
Robert L. Appel			102,384

(1)	No consideration was paid in respect of any Company Match Class A Units.

(2)	Vesting of Company Match Class A Units issued prior to the Effective Date shall occur as follows, unless the applicable Management Holder provides the Company with written notice of his or her election to forfeit such vesting Company Match Class A Units prior to the applicable vesting date (the “Vesting Schedule”) and if a Management Holder elects to so forfeit such vesting Company Match Class A Units, the schedules hereto shall be updated by the Company without any further action on the part of the Company or any Management Holder:

*	[Confidential treatment requested]

1

Months of continuous Employment with CHEC	Vested Percentage
[*]	[*	]
[*]	[*	]
[*]	[*	]
[*]	[*	]

(3)	Vesting of Company Match Class A Units issued on the Effective Date shall occur on September 17, 2010, June 30, 2011 and June 30, 2012, in the respective amounts indicated below:

Member	September 17, 2010	June 30, 2011	June 30, 2012
Anthony Barone	481	68,256	68,256
Jesse Bray	39,452	56,880	56,880
Amarkumar Patel	19,433	22,752	22,752
Robert L. Appel	34,128	34,128	34,128

(4)	Steven Hess has waived his rights to [*] Company Match Class A Units that would have rested after 48 months of continuous employment with CHEC. The amount in the table above reflects this.
     Class B Units

Member	Class B Units	Consideration
Nationstar Investment Holdings LLC	[*]	[*]
     Class C Preferred Units

Member	Class C Preferred Units	Consideration
Fortress Investment Fund III LP	[*]	[*]
Fortress Investment Fund III (Fund D) LP	[*]	[*]
Fortress Investment Fund III (Fund E) LP	[*]	[*]
FIF III B HE BLKR LLC	[*]	[*]
FIF III C HE BLKR LLC	[*]	[*]
Fortress Investment Fund IV (Fund A) L.P.	[*]	[*]
Fortress Investment Fund IV (Fund D) L.P.	[*]	[*]
Fortress Investment Fund IV (Fund E) L.P.	[*]	[*]
FIF IV B HE BLKR LLC	[*]	[*]
FIF IV CFG HE BLKR LLC	[*]	[*]
Class D Preferred Units

Member	Class D Preferred Units	Consideration
Fortress Investment Fund III LP	[*]	[*]
Fortress Investment Fund III (Fund D) LP	[*]	[*]
Fortress Investment Fund III (Fund E) LP	[*]	[*]
FIF III B HE BLKR LLC	[*]	[*]
FIF III C HE BLKR LLC	[*]	[*]
Fortress Investment Fund IV (Fund A) L.P.	[*]	[*]
Fortress Investment Fund IV (Fund D) L.P.	[*]	[*]
Fortress Investment Fund IV (Fund E) L.P.	[*]	[*]
FIF IV B HE BLKR LLC	[*]	[*]
FIF IV CFG HE BLKR LLC	[*]	[*]

* [Confidential treatment requested]

2

SERIES 2:
     Class A Units

		Company Match Class A	Company Match Class A
		Units Issued Prior to	Units Issued On the
		the Effective	Effective
Member	Class A Units	Date(1)(2)	Date(1)(3)	Consideration
Fortress Investment Fund III LP	[*]			[*]
Fortress Investment Fund III (Fund B) LP	[*]			[*]
Fortress Investment Fund III (Fund C) LP	[*]			[*]
Fortress Investment Fund III (Fund D) LP	[*]			[*]
Fortress Investment Fund III (Fund E) LP	[*]			[*]
Fortress Investment Fund IV (Fund A) L.P.	[*]			[*]
Fortress Investment Fund IV (Fund B) L.P.	[*]			[*]
Fortress Investment Fund IV (Fund C) L.P.	[*]			[*]
Fortress Investment Fund IV (Fund D) L.P.	[*]			[*]
Fortress Investment Fund IV (Fund E) L.P.	[*]			[*]
Fortress Investment Fund IV (Fund F) L.P.	[*]			[*]
Fortress Investment Fund IV (Fund G) L.P.	[*]			[*]
Anthony Barone	12,667		25,607	1,913,339
Jesse Bray	3,258		28,637	492,002
Robert J. Frye	[*]			[*]
Steven Hess(4)	[*]	[*]		[*]
Steven Mix	[*]	[*]		[*]
Anne Sutherland	[*]	[*]		[*]
Mark O’Brien	[*]	[*]		[*]
Richard Cardillo	[*]	[*]		[*]
James Gallagher	[*]	[*]		[*]
John Butler	[*]	[*]		[*]
Robert Smith	[*]	[*]		[*]
Michael Eckrote	[*]			[*]
Amarkumar Patel	621		12,137	218,667
Shawn Stone	[*]	[*]		[*]
Robert L. Appel			19,137

(1)	No consideration was paid in respect of any Company Match Class A Units.

(2)	Vesting of Company Match Class A Units issued prior to the Effective Date shall occur as follows, unless the applicable Management Holder provides the Company with written notice of his or her election to forfeit such vesting Company Match Class A Units prior to the applicable vesting date (the “Vesting Schedule”) and if a Management Holder elects to so forfeit such vesting Company Match Class A Units, the schedules hereto shall be updated by the Company without any further action on the part of the Company or any Management Holder:

Months of continuous Employment with CHEC	Vested Percentage
[*]	[*	]
[*]	[*	]
[*]	[*	]
[*]	[*	]

(3)	Vesting of Company Match Class A Units issued on the Effective Date shall occur on September 17, 2010, June 30, 2011 and June 30, 2012, in the respective amounts indicated below:

*	[Confidential treatment requested]

3

Member	September 17, 2010	June 30, 2011	June 30, 2012
Anthony Barone	91	12,758	12,758
Jesse Bray	7,373	10,631	10,633
Amarkumar Patel	3,631	4,252	4,254
Robert L. Appel	6,379	6,379	6,379

(4)	Steven Hess has waived his rights to [ * ] Company Match Class A Units that would have rested after 48 months of continuous employment with CHEC. The amount in the table above reflects this.
     Class B Units

Member	Class B Units	Consideration
Nationstar Investment Holdings LLC	[*]	[*]

*	[Confidential treatment requested]

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Schedule 3.17

Management Holder Unit Exchange

		Number of Company		Number of Company
	Number of Series 2	Match Series 2	Number of Series 1	Match Series 1
	Class A Units	Class A Units	Class A Units	Class A Units
Member	Forgone	Forgone	Received	Received
Anthony Barone	13,704	27,410	13,180	26,359
Jesse Bray	3,524	7,048	3,389	6,778
Robert J. Frye	[*]	[*]	[*]	[*]
Steven Hess	[*]	[*]	[*]	[*]
Steven Mix	[*]	[*]	[*]	[*]
Anne Sutherland	[*]	[*]	[*]	[*]
Mark O'Brien	[*]	[*]	[*]	[*]
Richard Cardillo	[*]	[*]	[*]	[*]
James Gallagher	[*]	[*]	[*]	[*]
John Butler	[*]	[*]	[*]	[*]
Robert Smith	[*]	[*]	[*]	[*]
Michael Eckrote	[*]	[*]	[*]	[*]
Amarkumar Patel	1,566	—	1,506	—
Shawn Stone	[*]	[*]	[*]	[*]

* [Confidential treatment requested]

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Schedule 5.4
OFFICERS
     5.4.1. Officers. Subject to Section 5.4 of the Agreement, officers and agents of the Company or Series, if any, shall be appointed by the Company Manager or Series Manager, as the case may be, from time to time in its discretion. An officer may be but none need be a Member. Any two or more offices may be held by the same person. Any officer may be required by the Company Manager or Series Manager, as the case may be, to secure the faithful performance of the officer’s duties to the Company or Series by giving bond in such amount and with sureties or otherwise as the Company Manager or Series Manager, as the case may be, may determine.
     5.4.2. Powers. Subject to the limitations set forth in Section 5.4 of the Agreement, each officer shall have, in addition to the duties and powers herein set forth, the duties and powers set forth in Section 5.4 of the Agreement or delegated to such officer as provided in said Section 5.4.
     5.4.3. Election. Officers may be elected by the Company Manager or Series Manager, as the case may be, at any time. At any time or from time to time such Manager may delegate to any officer their power to elect or appoint any other officer or any agents.
     5.4.4. Tenure. Each officer shall hold office until the first meeting of the Company Manager or Series Manager, as the case may be, following the beginning of the next fiscal year and until such officer’s respective successor is chosen and qualified unless a shorter period shall have been specified by the terms of such officer’s election or appointment, or in each case until such officer sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain its authority at the pleasure of the Company Manager or Series Manager, as the case may be, or the officer by whom such agent was appointed or the officer who then holds agent appointive power.
     5.4.5. Resignation; Removal; Vacancies. Any officer or agent may resign by delivering a written letter of resignation to the Chair, the President, the Secretary or to the Company Manager or Series Manager, as the case may be, which resignation shall not require acceptance and, unless otherwise specified in the letter of resignation, shall be effective upon receipt. The Company Manager or Series Manager, as the case may be, may remove any officer or agent at any time without giving any reason for such removal and no officer or agent or shall be entitled to any damages by virtue of such officer’s removal from office or such position as agent. If any office becomes vacant, the position may be filled by the Company Manager or Series Manager, as the case may be, or in such other manner as the officer in question was appointed.
     5.4.6. President and Vice President. Unless the Company Manager or Series Manager, as the case may be, otherwise specifies, the President of the Company or Series shall be the chief executive officer of the Company or such Series and shall have direct charge of all business operations of the Company or such Series and, subject to the control of the Company Manager or Series Manager, as the case may be, shall have general charge and supervision of the business of the Company or such Series. Any vice presidents of the Company or such Series shall have

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duties as shall be designated from time to time by the Company Manager or Series Manager, as the case may be, or the President.
     5.4.7. Treasurer and Assistant Treasurers. Unless the Company Manager or Series Manager, as the case may be, otherwise specifies, the Treasurer of the Company or such Series shall be the chief financial officer of the Company or such Series and shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be designated from time to time by the Company Manager or Series Manager, as the case may be, the Chair, or the President. If no Controller of the Company or such Series is elected, the Treasurer of the Company or such Series shall, unless the Company Manager or Series Manager, as the case may be, otherwise specifies, also have the duties and powers of the Controller. Any Assistant Treasurers of the Company or such Series shall have such duties and powers as shall be designated from time to time by the Company Manager or Series Manager, as the case may be, the Chair, the President or the Treasurer.
     5.4.8. Controller and Assistant Controllers. If a Controller of the Company or such Series is elected, the Controller shall, unless the Company Manager or Series Manager, as the case may be, otherwise specifies, be the chief accounting officer of the Company and be in charge of its books of account and accounting records, and of its accounting procedures. The Controller shall have such other duties and powers as may be designated from time to time by the Company Manager or Series Manager, as the case may be, the Chair, the President or the Treasurer. Any Assistant Controller of the Series shall have such duties and powers as shall be designed from time to time by the Company Manager or Series Manager, as the case may be, the Chair, the President, the Treasurer or the Controller.
     5.4.9. Secretary and Assistant Secretaries. The Secretary of the Company or Series shall record all proceedings of the Members and the applicable Manager in a book or series of books to be kept therefor and shall file therein all actions by written consent of the applicable Manager. In the absence of the Secretary from any meeting, an Assistant Secretary of the Company or Series, or if there be none or no Assistant Secretary is present, a temporary secretary chosen at the meeting, shall record the proceedings thereof. The Secretary shall keep or cause to be kept records which shall contain the names and record addresses of all members. The Secretary shall have such other duties and powers as may from time to time be designated by the applicable Manager, the Chair or the President. Any Assistant Secretaries shall have such duties and powers as shall be designated from time to time by the applicable Manager, the Chair, the President or the Secretary.

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Schedule 5.5
Management Rights Letter
FIF HE Holdings LLC
[1345 Avenue of the Americas, 46th Floor, New York, NY 10105]
[___________, 2006]
[Fund Name]
c/o Fortress Investment Group LLC
1345 Avenue of the Americas, 46th Floor
New York, NY 10105
Ladies and Gentlemen:
          This Management Rights Letter Agreement (“Agreement”) is made as of the date first written above, by and between FIF HE Holdings LLC, a Delaware limited liability company (the “Company”) and [Fund Name], a Delaware limited partnership (the “Fund”). This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes but all of which together shall constitute one and the same instrument.
RECITALS
          WHEREAS, the Fund has acquired an interest in the Company and such acquisition was conditioned upon the execution and delivery of this Agreement between the Company and the Fund;
          NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, each of the parties hereby agrees as follow:
          This letter will confirm the agreement of the Company that the Fund, in connection with the Fund’s acquisition of an interest in the Company and its ownership of an interest in the Company, will be entitled to the following contractual management rights:
          1. The Fund shall be permitted to select one representative (the “Representative”) to consult with and advise management of the Company on significant business issues, including such management’s proposed annual operating plans, and management of the Company will make itself available to meet with such Representative regularly during each year by telephone or at the Company’s facilities at mutually agreeable times, on reasonable

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prior written notice, for such consultation and advice and to review progress in achieving such plans.
          2. Initially, [Representative name] shall be appointed as the Representative.
          3. The Company will notify the Representative of any material development to or affecting the Company’s business and affairs such as significant changes in management personnel and compensation or employee benefits, introduction of new lines of business, important acquisitions and the proposed compromise of any significant litigation as soon as reasonably practicable, and the Company shall provide the Representative with the opportunity, on reasonable prior written notice, to consult with and advise the Company’s management of its views with respect thereto.
          4. On reasonable prior written notice, the Representative may discuss the business operations, properties and financial and other condition of the Company with the Company’s independent certified accountants and investment bankers.
          5. The Representative may examine the books and records of the Company and visit and inspect its facilities and may reasonably request information at reasonable times and intervals concerning the general status of the Company’s financial conditions and operations.
          6. The Fund shall be entitled to request that the Company provide it, when available, with copies of (i) all financial statements, forecasts and projections provided to or approved by its Manager; (ii) all notices, minutes, proxy materials, consents and correspondence and other material that it provides to its manager and members; (iii) any letter issued to the Company by its accountants with respect to the Company’s internal controls; (iv) any documents filed by the Company with the any regulatory or similar authority; and/or (v) such other business and financial data as the Representative reasonably may request in writing from time to time.
          The aforementioned rights are intended to satisfy the requirement of management rights for purposes of qualifying the Fund’s investment in the Company as a “venture capital investment” for purposes of the Department of Labor “plan assets” regulation, 29 C.F.R. § 2510.3-101 (the “Regulation”). In the event the aforementioned rights are not satisfactory for such purpose, the Company and the Fund shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights that satisfy the Regulation.
          The rights described herein with respect to the Fund shall apply and continue for so long as the Fund continues to hold any interest in the Company, which interest shall be deemed to be owned and to remain outstanding notwithstanding any conversion, exercise or exchange of such interest for other interests.

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Very truly yours, FIF HE HOLDINGS LLC
By:
	Name:	Pete Smith
	Title:	Manager

Agreed and Accepted by: [Fund Name]
By:	[ ], its General Partner

By:
Name:
Title:

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This Promissory Note has not been registered under the Securities Act of 1933, as amended, or registered or qualified under any state securities laws. This Promissory Note may not be sold, transferred, pledged or hypothecated unless such sale, transfer, pledge or hypothecation is in accordance with such Act and applicable state securities laws.
FIF HE HOLDINGS LLC
PROMISSORY NOTE

Principal Amount: ___________________	____________, 2006
     FOR VALUE RECEIVED of ____________ Series 1 Class A Units and ___________ Series 2 Class A Units (together with the Series 1 Class A Units, the “Company Match Class A Units”) in FIF HE Holdings LLC, the undersigned, __________________, a resident of the State of [Texas] (the “Debtor”), hereby promises to pay to the order of FIF HE Holdings LLC, a Delaware limited liability company (the “Holder”), at FIF HE Holdings LLC, on behalf of [Series 1/Series 2] of FIF HE Holdings LLC; c/o Fortress Investment Group, L.L.C., 1345 Avenue of the Americas, New York, New York 10105 or at such other place as the Holder of this Promissory Note (the “Note”) may designate from time to time in writing, in the lawful money of the United States of America and in immediately available funds, the principal amount of ____________________ DOLLARS ($______), plus interest from the date hereof (computed on the basis of a 365-day year based on the actual number of days elapsed) on the whole amount of such principal amount remaining from time to time unpaid in accordance with Section 2 of this Note.
     1. Acceleration Upon Termination of Employment.
     (a) If Debtor’s employment with the Holder or its Subsidiary is terminated for any reason, the outstanding principal balance of this Note and accrued and unpaid interest thereon in full shall become due and payable 30 days after such termination (the “Accelerated Payment Date”).
     (b) On the Accelerated Payment Date, if Debtor is unable to pay all amounts due and owing under this Note, the Holder shall have the right to setoff and appropriate and apply any and all Class A Units held by Debtor, any Class B Units held by Management LLC for the benefit of Debtor and any equity interests in Management LLC held by Debtor with a Fair Market Value equal in value to the unpaid amount due under this Note or, all of the Class A Units held by Debtor, all Class B Units held by Management LLC for the benefit of Debtor and any equity interests in Management LLC held by Debtor, may be tendered to Holder, in either case in full repayment hereof.
     (c) All payments received on this Note will be applied first against costs of collection (if any), then against accrued and unpaid interest, then against outstanding principal.

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     2. Interest. Interest will accrue on the unpaid principal balance of this Note commencing on the date hereof and continuing until repayment of this Note in full, compounded on a quarterly basis, at a rate equal to the prime rate (as set forth in The Wall Street Journal on the date hereof) per annum.
     3. Amortization; Prepayment. The Debtor may prepay the principal balance of this Note, in whole or in part, without premium, penalty or fees. Any such prepayment will be accompanied by a prepayment of all interest accrued and unpaid on the prepaid principal through the date of prepayment. All prepayments so permitted will be applied in the order provided in Section 1(c).
     4. Payments. If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the State of Delaware, the due date thereof will be extended to the next succeeding business day, and additional interest will accrue and be payable for the period of such extension at the rate specified herein.
     5. Prepayments. Debtor may repay the outstanding principal balance of this Note and accrued and unpaid interest at any time without penalty.
     6. Security Interest. The Debtor hereby grants the Holder a security interest in the Company Match Class A Units, any Class B Units held by Management LLC for the benefit of the Debtor and any equity interests in Management LLC held by the Debtor to secure Debtor’s obligations under this Note. Prior to the exercise of any right or remedy hereunder by the Debtor, the Debtor shall remain the holder of record of such Company Match Class A Units, Class B Units and equity interests in Management LLC and shall be entitled to receive any distributions in connection therewith. This security interest shall be governed by all applicable provisions of the Uniform Commercial Code as in effect in the State of Delaware.
     7. Waiver by the Holder. Failure of the Holder at any time or times hereafter to require strict performance by the Debtor of any of the provisions, terms and conditions contained in this Note shall not waive, affect or diminish any right of the Holder at any time or times to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of the Holder unless such waiver is in writing signed by the Holder and directed to the Debtor specifying such waiver. No delay on the part of the Holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.
     8. Successors and Assigns. Whenever in this Note there is a reference made to either the Holder or the Debtor, such reference shall be deemed to include, as applicable, a reference to the successors, assigns, or heirs, executors and administrators of said party. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors, assigns, or heirs, executors and administrators, as applicable.
     9. Severability; Governing Law. Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under the laws of

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the State of Delaware, but if any provision of this Note shall be prohibited by or invalid under the laws of the State of Delaware, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provision of this Note.
     10. Limited Recourse. Debtor and Holder hereby agree that Holder’s right to recover amounts payable hereunder shall be limited to all Class A Units held by Debtor, any Class B Units held by Management LLC for the benefit of Debtor and any equity interests in Management LLC held by Debtor.
     11. Arbitration. Debtor and Holder agree that any and all disputes, controversies or claims that may arise out of this Note, or the breach, termination or invalidity thereof (other than a suit to obtain specific performance of the provisions of this Note or obtain other injunctive relief), shall be submitted to, and determined by, binding arbitration in accordance with the following procedures:
     (a) Either Debtor or Holder may submit a dispute, controversy or claim to arbitration by giving the other party written notice to such effect, which notice shall describe, in reasonable detail, the facts and legal grounds forming the basis for the filing party’s request for relief. The arbitration shall be held before one neutral arbitrator in Wilmington, Delaware.
     (b) Within thirty (30) days after the other party’s receipt of such demand, the parties shall mutually agree upon a neutral arbitrator. If the parties are unable to agree on a neutral arbitrator within that time period, the parties will request that the American Arbitration Association (“AAA”) submit a panel of five neutral arbitrators who have a background in, and knowledge of the financial services industry and shall otherwise be an appropriate person based on the nature of the dispute. If a person with experience in such matters is not available, the parties will request that the AAA submit a panel of five retired federal judges from a pool maintained by AAA. If the parties are unable to mutually agree on a neutral arbitrator from the panel submitted by AAA, the parties will alternate in striking names from the pool of neutral arbitrators, with Holder striking the first name.
     (c) The arbitration shall be governed by the Commercial Arbitration Rules of AAA and administered by the AAA, except as otherwise expressly agreed to by the parties.
     (d) Discovery shall be limited to the request for and production of documents, depositions and interrogatories, except as otherwise expressly agreed to by the parties. All discovery shall be guided by the Federal Rules of Civil Procedure. All issues concerning discovery upon which the parties cannot agree shall be submitted to the arbitrator for determination.
     (e) In rendering an award, the arbitrator shall determine the rights and obligations of the parties under this Agreement according to the substantive and

6

procedural laws of the State of Delaware, except as otherwise expressly agreed to by the parties.
     (f) The decision of, and award rendered by, the arbitrator shall (unless the arbitrator determines that this time frame is impracticable) be determined no more than 30 days after the selection of the arbitrator (or such longer period as the arbitrator may require and the parties reasonably agree upon) and shall be final and binding on the parties and shall not be subject to appeal. Judgment on the award may be entered in and enforced by any court of competent jurisdiction.
     (g) Each party shall bear its own costs and expenses (including filing fees) with respect to the arbitration, including one-half of the fees and expenses of the arbitrator.
     12. Interpretation. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Amended and Restated Limited Liability Company Agreement of the Holder, dated as of July 11, 2006.

[NAME OF DEBTOR]

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